Registration No. 333-230440

As filed with the Securities and Exchange Commission on April 29, 2021

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment #2

TIAA-CREF Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	6311	13-3917848
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, NY 10017-3206

(212) 490-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John D. Piller, Sr. Esq.	Ken Reitz, Esq.
TIAA-CREF Life Insurance Company	TIAA-CREF Life Insurance Company
8500 Andrew Carnegie Boulevard, SSC-C2-08	8500 Andrew Carnegie Boulevard, SSC-C2-08
Charlotte, NC 28262-8500	Charlotte, NC 28262-8500
(704) 988-5681	(704) 988-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Pursuant to Rule 429 under the Securities Act of 1933, this prospectus contained herein also relates to Registration Statement No. 333-210342.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

April 30, 2021 TIAA-CREF INVESTMENT HORIZON ANNUITY

Individual Flexible Premium Modified Guaranteed Annuity Contract

Issued by TIAA-CREF Life Insurance Company (“TIAA Life”) and offered through TIAA-CREF Individual & Institutional Services, LLC (“TC Services”).

This prospectus describes information you should know before investing in the TIAA-CREF Investment Horizon Annuity, an individual flexible premium modified guaranteed annuity contract (the “Contract”) issued by TIAA Life. Before you invest, please read this prospectus carefully and keep it for future reference. Some of the terms and phrases that we use in this prospectus have a particular meaning, and, in the “Definitions” section of this prospectus, we define them so you will know how we are using those terms and phrases.

The Contract is designed for individual investors who desire to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. Whether the Contract is available to you is subject to approval by regulatory authorities in your state. You may purchase the Contract only as a Non-Qualified Contract. We do not currently offer Qualified Contracts, which are Contracts intended to qualify for special Federal income tax treatment under the IRC Section 408 or 408A

To purchase a Contract, you must allocate your initial Premium among one or more Fixed Term Deposit options (each an “FTD”), each of which will grow at a specified guaranteed rate of interest for the stated period. The minimum allocation to an FTD is $5,000. We reserve the right to increase the minimum allocation to an FTD in the future. We currently offer six FTDs, ranging from five year to ten years in duration. We will make the determination as to the interest rates we will declare for each FTD. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have minimum guaranteed interest rates that we will determine when we issue the Contract to you.

Purchasing this Contract involves certain risks. If you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, or apply your Contract Accumulation to an Income Option more than one year before the end of an FTD’s term, we generally will apply a Market Value Adjustment (“MVA”) to the amount being surrendered, withdrawn, or applied to an Income Option. The MVA may be either positive or negative. Accordingly, the amount that you receive could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Also, when you surrender your Contract or take withdrawals from an FTD, federal income tax is based on the entire gain in your Contract, not just the gain for that FTD. Withdrawals before age 59 1/ 2 may also incur a 10% IRS tax penalty on earnings. You should carefully discuss your personal tax situation with your qualified tax advisers before you purchase a Contract.

Additional information about these risks appears under “The Contract”—“Charges,” under “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment,” and under “Federal Income Taxes.”

We offer the Contract through TC Services, which is the principal underwriter. TC Services is not required to sell any specific number or dollar amount of Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Contract is not a deposit or obligation of, or guaranteed by, any bank or financial institution, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. It is subject to investment risk, including the possible loss of investment principal.

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TIAA-CREF Investment Horizon Annuity Prospectus	ii

This prospectus outlines the terms of the TIAA-CREF Investment Horizon Annuity issued by TIAA Life. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, salesman, or anyone else is authorized to give any information or to make any representation about this offering other than what is contained in this prospectus. If anyone does so, you should not rely on it.

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DEFINITIONS

Throughout the prospectus, “TIAA Life,” “we,” and “our” refer to TIAA-CREF Life Insurance Company. “You” and “your” mean any Contract owner or any prospective Contract owner. The terms and phrases below are defined so you will know precisely how we are using them. To understand some definitions, you may have to refer to other terms that we have defined.

Administrative Office.  The office you must contact to exercise any of your rights under the Contract. Unless otherwise specified in this prospectus, you should send your completed application and your initial Premium to: New Business Dept., TIAA-CREF Life Insurance Company, P.O. Box 1291, Charlotte, NC, 28201-9908; Telephone: 877-694-0305; you should send all subsequent Premiums and any other requests to: TIAA-CREF Investment Horizon Annuity, P.O. Box 933898, Atlanta, GA 31193-3898.

Annuitant.  The natural person whose life is used in determining the annuity payments to be received. The Annuitant may be the Contract owner or another person.

Annuity Starting Date.  The date on which you begin to receive income benefits under an Income Option.

Beneficiary.  Any person or institution named to receive benefits if you die when you have Contract Accumulation remaining or while any annuity income or death benefit payments remain due.

Business Day.  Any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 pm Eastern Time, or an earlier time if we so notify you or when trading closes on the New York Stock Exchange, if earlier.

Calendar Day.  Any day of the year. Non-Business Day Calendar Days end at 4:00 pm Eastern Time, or an earlier time if we so notify you.

Contract.  The individual flexible premium modified guaranteed annuity contract described in this prospectus.

Contract Accumulation.  The sum of your Fixed Term Deposit accumulations, plus the sum of your Short Term Holding Account accumulations.

Contract owner.  The person (or persons) who controls all the rights and benefits under a Contract. If there are two Contract owners, one must be designated as the primary Contract owner on the completed application, and the joint Contract owner must be the spouse of the primary Contract owner.

Fixed Term Deposit (“FTD”).  One of the options available for allocation of your Premium(s) or Contract Accumulation under the Contract. Each FTD option varies in length (from one year to ten years) and guarantees a specified rate of interest for the specified term.

FTD Value.  The portion of the Contract Accumulation allocated to an FTD.

General Account.  All of our assets and liabilities other than those allocated to any segregated TIAA-CREF Life Separate Account. The Short Term Holding Account and Contract Accumulations in FTDs are part of our General Account.

Good Order.  This means the actual receipt by us, at our Administrative Office, of the instructions relating to a transaction in writing—or when appropriate by telephone or via the Internet—along with all completed forms, documents, information and supporting legal documentation (including any required consents) we require to effect the transaction. Such instructions include, but would not be limited to, a withdrawal request, a request to surrender your Contract, a death benefit claim, and any other administrative request or election you make pursuant to the terms of the Contract or as otherwise noted in the Prospectus. To be “in Good Order,” instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. With respect to purchase requests, Good Order also generally includes receipt by us of sufficient funds to effect the transaction. We reserve the right to change our requirements for what constitutes Good Order and which documents and forms are required for us to complete a transaction request.

Income Option.  Any of the ways you can receive annuity income.

IRC.  The Internal Revenue Code of 1986, as amended.

IRS.  The Internal Revenue Service.

Market Value Adjustment (“MVA”).  An adjustment that either increases or decreases the amount we will pay you if you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, apply the Contract Accumulation to an Income Option more than one year before the end of the FTD’s term, subject to certain exceptions.

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Non-Qualified Contract.  A Contract issued in connection with a retirement arrangement other than a Qualified Contract.

Premium.  Any amount you invest (i.e., pay) into the Contract.

Qualified Contract.  A Contract that is intended to qualify for special Federal income tax treatment under the IRC Section 408 or 408A. We do not currently offer Qualified Contracts.

Second Annuitant.  The natural person whose life is used together with the life of the Annuitant in determining the annuity payments to be received under an Income Option under a two-life annuity option. Under a two-life annuity option, the primary Annuitant’s life and the life of the Second Annuitant are used in determining the annuity payments. Under a two-life annuity option, the Second Annuitant will receive annuity payments if the primary Annuitant dies.

Short Term Holding Account.  An account that is part of our General Account and that will contain all Contract Accumulation of your Contract that has not been allocated to an available FTD.

Survivor Income Option.  An option that continues lifetime annuity payments as long as either the Annuitant or the Second Annuitant is alive.

TIAA Life.  TIAA-CREF Life Insurance Company. TIAA Life is a wholly-owned subsidiary of TIAA.

TIAA.  Teachers Insurance and Annuity Association of America.

TIAA-CREF Investment Horizon Annuity Prospectus	2

SUMMARY

You should read this summary together with the detailed information you will find in the rest of the prospectus.

WHAT IS THE TIAA-CREF INVESTMENT HORIZON ANNUITY?

The TIAA-CREF Investment Horizon Annuity is an individual flexible premium modified guaranteed annuity contract that allows you to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. You generally are not taxed on any earnings or appreciation on the assets in the Contract until money is taken out of the Contract.

Currently, Premiums can be allocated to any of six FTDs ranging from five years to ten years in duration which can be chosen by you. Each FTD guarantees a specified rate of interest.

The Contract is available to you provided that it has been approved by the insurance department of your state of issuance.

WHAT FEES AND EXPENSES MAY BE DEDUCTED FROM MY CONTRACT?

There are certain fees and expenses that may be deducted from your Contract.

•

Premium taxes—We may deduct premium taxes from your Contract Accumulation when it is applied to an Income Option or, or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of nonqualified premium payments and are determined by state insurance laws.

•

Annual maintenance fee—When you have Contract Accumulation remaining in the Contract, we will deduct an annual maintenance fee of $25 from your Contract Accumulation (if your Contract Accumulation is less than $25,000) on each anniversary and upon surrender of your Contract.

•	Charge when systematic interest withdrawals are paid by check—We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

•

Surrender charge—We will assess a surrender charge for surrenders or withdrawals taken from an FTD more than 30 days before the end of its term. The surrender charge rate equals one half the total interest rate applicable to the fixed term deposit. The surrender charge equals the surrender charge rate multiplied by the amount of the withdrawal. We will not assess a surrender charge:

1)	upon cancellation of your Contract during the “free look” period

2)	to surrenders or withdrawals within 30 days from a FTD maturity

3)	to surrenders or withdrawals from the Short-Term Holding Account

4)	to systematic interest withdrawals

5)	to Contract Accumulation applied to an Income Option, or

6)	to death benefit payments.

Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.”

•

Market value adjustment—we will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. We will not apply an MVA upon cancellation of the

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Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

For more details, see “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

WHEN DOES A MARKET VALUE ADJUSTMENT APPLY?

We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. There are certain circumstances where we will not apply an MVA. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

HOW DO I PURCHASE A CONTRACT?

To purchase a Contract, you must complete an application and make an initial Premium of at least $5,000 for FTDs. We reserve the right to lower the premium amount to $100. Additional Premiums must be at least $5,000 for FTDs and will be allocated to a new FTD. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I CANCEL MY CONTRACT?

You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I MAKE CASH WITHDRAWALS FROM THE CONTRACT?

You may surrender your Contract or take cash withdrawals from an FTD at any time that you have Contract Accumulation remaining. All cash withdrawals must be for at least $1,000 from an FTD, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may limit cash withdrawals from your Contract to one per calendar quarter. If you invest in an FTD, a systematic interest withdrawal program is also available at Contract application. For details, see “The Contract”—“Cash Withdrawals.” Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. See “Fixed Term Deposit (“FTD”)”— “Market Value Adjustment.”

Cash withdrawals may be taxed. You may have to pay an IRS tax penalty on earnings if you take a cash withdrawal before age 59 1/ 2.

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WHAT ARE MY OPTIONS AT THE END OF AN FTD’S TERM?

When an FTD nears maturity at the end of the specified term, you have several options. You may receive all or part of your ending FTD Value without a surrender charge or MVA; you may apply all or part of your ending FTD Value to one or more new FTDs that are available to you at that time; or you may do nothing and allow a new FTD to automatically begin. See “Fixed Term Deposit (FTD)”—“Maturity of a Fixed Term Deposit.”

WHAT ARE MY OPTIONS FOR RECEIVING ANNUITY PAYMENTS UNDER THE CONTRACT?

Guaranteed fixed annuity payments are available under the Contract and are payable from our General Account. The Contract offers a variety of Income Options, including: One-Life Annuities, which pay income as long as the Annuitant lives or until the end of a specified guaranteed period, whichever is longer; Fixed-Period Annuities, which pay income for a period of between two and 30 years; and Two-Life Annuities, which pay income as long as the Annuitant lives (or both Annuitants are alive), then continues at either the same or a reduced level for the life of the surviving Annuitant or until the end of a specified guaranteed period, whichever is greater. The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract. For details, see “The Contract”—“Receiving Annuity Payments.”

SUMMARY OF CONTRACT ALLOCATION OPTIONS

	PURPOSE	BENEFIT	DRAWBACKS
Short- Term Holding Account (STHA)	Temporary guaranteed interest account until value is reallocated to a FTD. This is a default account when contract value cannot be allocated to a FTD; you cannot allocate to this account.

–  Up to 45 day flexibility to reallocate assets in this account as you like to any FTD or withdraw value without a Contract charge.

–  After 45 days, we automatically reallocate to the shortest available FTD.

– You cannot leave value in the STHA longer than 45 days. – If we reallocate automatically, you cannot reallocate again until the shortest FTD matures. – Generally, pays lower interest rate than FTDs.
FTD	Provide guaranteed interest rate for terms of 1-10 years, with longer terms usually providing the highest interest rate.	– Lock in a guaranteed rate for the FTD term. – Multiple FTD term options to diversify your interest credit risk.	– FTD account value is less liquid than STHA value. Early withdrawals are subject to a market value adjustment.
Income Options	Provide several other annuity income options.	– Locks in annuity income in the payout option you choose. – Payments are taxed as annuity payments.	– No liquidity. Payments must be made as scheduled.

WHAT DEATH BENEFITS ARE AVAILABLE UNDER THE CONTRACT?

For FTDs, if any Contract owner or Annuitant dies when there is Contract Accumulation remaining, the death benefit will become available to the death benefit payees. The amount of the death benefit is the Contract Accumulation on the first death benefit payable date.

TIAA LIFE AND TIAA

The Contracts are issued by TIAA-CREF Life Insurance Company, a stock life insurance company organized under the laws of the State of New York on November 20, 1996. All of the stock of TIAA Life is held by TIAA. TIAA Life’s headquarters are at 730 Third Avenue, New York, New York 10017-3206. TIAA Life is solely responsible for its contractual obligations.

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TIAA is a stock life insurance company, organized under the laws of the State of New York. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in the State of New York in 1952. Together, TIAA and CREF, form the principal retirement system for the nation’s education and research communities and form one of the largest retirement systems in the U.S., based on assets under management. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.

THE CONTRACT

The Contract is an individual flexible premium modified guaranteed annuity that accepts after-tax dollars for Non-Qualified Contracts. The material rights, obligations, and benefits of the Contract are described in this prospectus. We offer the Contract in all 50 states and the District of Columbia except Illinois, Indiana, North Dakota, Oregon, and Washington. Contract terms and features may differ due to state laws and regulations. These differences may include, among other things, free look rights, application and calculation of the MVA availability of certain Income Options, and calculation of the surrender charge. You should review your Contract along with this prospectus to understand the product features and charges under your Contract.

You may purchase the Contract only as a Non-Qualified Contract. We do not currently offer Qualified Contracts.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, residential address, date of birth, Social Security number, and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information that we need, we may not be able to issue a Contract to you or effect any transactions for you.

If we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include canceling your Contract.

THE GENERAL ACCOUNT

All Contract value, including Contract value in the Short Term Holding Account or Fixed Term Deposits (“FTDs”) is part of our General Account. We own the assets in the General Account, and we use these assets to support our insurance and annuity obligations. These assets are subject to our general liabilities from business operations. Subject to applicable law, we have sole discretion over investment of the General Account’s assets. Amounts invested in the Contract do not share in the investment performance of our General Account. Our General Account bears the full investment risk for all Contract obligations. Amounts payable under the Contract are payable from our General Account and are subject to our financial strength and claims-paying ability.

The Contract provides minimum guaranteed interest rates. We anticipate also crediting and changing, from time to time and at our sole discretion, excess current interest rates to be credited under the FTDs and the Short Term Holding Account. You assume the risk that interest credited under the Contract may not exceed minimum guaranteed amounts.

PURCHASING A CONTRACT AND REMITTING PREMIUMS

Minimum Initial Premiums. We will issue you a Contract as soon as we receive in Good Order at our Administrative Office your complete and accurate application, Premium and all other information necessary to

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process your application. (See “The Contract”—“Purchasing a Contract and Remitting Premiums”.”) Your initial Premium will be allocated to the FTD(s) you select within two Business Days of the Business Day on which it is received by us in Good Order. Initial Premiums must be for at least $5,000 per FTD.

For your initial Premium, please send your check, payable to TIAA-CREF Life Insurance Company, along with your completed application to:

New Business Dept.

TIAA-CREF Life Insurance Company

P.O. Box 1291

Charlotte, NC 28201-9908

Note that we cannot accept money orders, traveler’s checks, or cash. In addition, we will not accept a third- party check where the relationship of the payor to the Contract owner cannot be identified from the face of the check.

Right to Cancel. You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs (less systematic interest withdrawals) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we receive, in Good Order, written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. During the “free look” period, you may not make a withdrawal under your Contract.

Additional Premiums. Subsequent Premiums must be for at least $5,000 per FTD and will be allocated to a new FTD. Subsequent Premiums of $25,000 or more may be allocated to a new FTD. We reserve the right to limit Premiums to no more than $500,000 a year. For additional Premiums, please send your check, payable to TIAA-CREF Life Insurance Company, including your Contract number and FTD allocation choice, to:

TIAA-CREF Investment Horizon Annuity

P.O. Box 933898

Atlanta, GA 31193-3898

We will allocate each subsequent Premium to a new FTD, based on your instructions, as of the Business Day we receive it in Good Order. Currently, we will accept Premiums at any time both the Contract owner and the Annuitant is living and there is remaining Contract Accumulation. We reserve the right to not accept additional Premiums under this Contract after you have been given three months’ notice.

If we exercise our right to reject and/or place limitations on the acceptance and/or allocation of additional Premiums, you may be unable to, or limited in your ability to, increase your Contract Accumulation through additional Premiums. Before you purchase the Contract and determine the amount of your initial Premium, you should consider the fact that we may suspend, reject or limit additional Premiums at some point in the future. You should consult with your registered representative before purchase.

Electronic Payment. You may make initial or additional Premium payments by electronic payment. A federal wire transfer is usually received on a “same” day basis and an Automated Clearing House (“ACH”) transfer is usually received by the second day after transmission. Be aware that your bank may charge you a fee to wire funds, although ACH transfers are usually less expensive than a federal wire. This is what you need to do:

(1)	If you are sending in an initial Premium, send your completed application to us at our Administrative Office;

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(2)	Instruct your bank to wire or transfer money to:

Wells Fargo

ABA Number 121000248

San Francisco, CA

Account of: TIAA-CREF Life Insurance Company

Account Number: 2000035305820

(3)	Specify on the wire or transfer:

•	Your name, address and Social Security Number(s) or Taxpayer Identification Number(s)

•	Indicate if the Premium is for a new application or for an existing Contract (provide Contract number and FTD allocation choice, if existing)

Certain Restrictions. You may only open one Contract in any calendar year. Also, your Contract may not contain more than 120 FTDs at any one time.

If mandated under applicable law, including federal laws designed to counter terrorism and prevent money laundering, we may be required to reject a Premium payment. We may also be required to block a Contract owner’s account and refuse to pay any request for surrenders, withdrawals, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

We may deduct any charges for premium taxes from your initial or subsequent Premium before we allocate it under the Contract. (See “The Contract”—“Charges”—“Premium Taxes.”)

More About Remitting Premiums. We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

SHORT TERM HOLDING ACCOUNT (“STHA”)

The Short Term Holding Account (“STHA”) is a part of our General Account. You cannot elect to allocate Contract value to the STHA. Premiums are generally allocated to FTDs. However, premiums paid less than one year before your scheduled Annuity Starting Date may only be allocated to the STHA. When a FTD matures, proceeds from that FTD are placed in the STHA unless you have already reallocated such proceeds to another FTD or there are no new FTDs available to you at that time. If FTDs become available to you while you have a Contract Accumulation in the Short-Term Holding Account, we will mail you a notice after which you will have at least 15 days, but not more than 45 days, to allocate your Short Term Holding Account accumulation among the available FTDs. If we do not receive valid instructions from you in that time frame, your entire Contract Accumulation in the Short Term Holding Account will be applied to a new FTD with the shortest term then available.

Contract Accumulations in the STHA earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

FIXED TERM DEPOSIT (“FTD”)

Fixed Terms. An FTD is an investment option for a period of years during which we will credit a specified interest rate. Currently, you can choose from FTDs of five years to ten years (whole years only). If the crediting rate for an FTD is lower than your Contract’s minimum guaranteed interest rate, that FTD will be temporarily unavailable. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available to you. We reserve the right to stop offering any FTD at any time. If you allocate any part of a Premium to an unavailable FTD, we will not consider your allocation instructions to be in Good Order and will not process your allocation instructions.

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Crediting Interest.  Each FTD to which you allocate any portion of a Premium or your Contract Accumulation earns interest at the specified interest rate in effect for that FTD from the date the Premium or Contract Accumulation is credited to the FTD through the end of the term of the FTD, or until the FTD Value is surrendered, if earlier. We will credit interest to each FTD on a daily basis. We will also credit interest on a daily basis on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate. Credited interest rates for each FTD will vary by term and purchase date.

We have no specific formula for setting the interest rates. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. Interest rates will not vary by purchase amount. We will make the determination as to the interest rate we will declare for each FTD. FTDs earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

Allocations to an FTD are subject to several crediting risks. When an FTD period ends, you may not be able to reinvest FTD proceeds at as favorable an interest rate. This risk is greater for shorter FTD periods. Similarly, allocations in an FTD are locked into that FTD’s interest rate for the term of the FTD, even when interest rates on comparable products may be increasing. This risk is greater for longer FTD periods. Generally, although not always, longer FTD periods will credit higher interest rates.

Maturity of a Fixed Term Deposit.   An FTD matures at the end of the specified term, and the proceeds then become available to the Contract owner(s). Prior to the end of an FTD’s term, you may select from the following options:

(1)	Receive all or part of your ending FTD Value without a surrender charge or MVA;

(2)	Instruct us to apply all or part of your ending FTD Value to one or more new FTDs that you select from the FTDs that we are then offering and are available to you; or

(3)	Apply all or part of your ending FTD Value to an Income Option

(4)	Do nothing and allow a new FTD to automatically begin.

If any FTD matures after a notice of death is received but before the death benefit is paid, the Contract Accumulation in that FTD will be transferred to the Short Term Holding Account.

We will mail you a notice at least 45 days, but not more than 75 days, prior to maturity of each FTD. Prior to maturity, you must instruct us to either apply the proceeds to one or more new FTDs then available or transfer the proceeds out of the Contract. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available. At least $5,000 must be allocated to any subsequent FTD. If no FTDs are then available, you may apply the proceeds to the Short Term Holding Account.

If we have not received valid instructions from you before maturity, the proceeds will be applied to a new FTD with the shortest term then available. If no FTDs are then available, the proceeds will be applied to the Short Term Holding Account.

Surrenders at the end of an FTD

To surrender your ending Contract Accumulation in an FTD, you must request the surrender in writing prior to the end of the expiring FTD. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will generally be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Any surrendered or withdrawn amount may be subject to income taxes, and a 10% IRS tax penalty on earnings may apply if you are not yet 59 1/ 2 years old. (See “Federal Income Taxes.”)

9	TIAA-CREF Investment Horizon Annuity Prospectus

Automatic subsequent FTDs

Unless you instruct otherwise, the Contract Accumulation at the end of an expiring FTD will be allocated to a subsequent FTD. The subsequent FTD will be the shortest duration FTD that we currently offer. The new FTD will earn interest at the interest rate in effect for that subsequent FTD when your Contract Accumulation is allocated to it. If the shortest duration FTD extends beyond the calendar month in which the Annuitant or any Contract owner turns age 90, then we will allocate the Contract Accumulation to the Short Term Holding Account.

Cash Withdrawals.  At any time that there is Contract Accumulation, you can withdraw some or all of your Contract Accumulation from the FTD(s) and/or from any amounts you have in the Short Term Holding Account. A full withdrawal of your Contract Accumulation is called a surrender. Cash withdrawals must be for at least $1,000, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may also impose the following restrictions:

•	Withdrawals from your Contract can be limited to no more than one per calendar quarter.

•	We may change the cut-off time establishing when a transaction request must be received in order to be effective at the end of that Business Day.

All withdrawal requests must be in accordance with procedures established by us. A withdrawal will be effective, and all values determined, as of the end of the Business Day in which we receive your written request in Good Order, unless you choose to defer the withdrawal’s effective date to a future date acceptable to us. You may not revoke a request for a withdrawal after its effective date.

If you request a withdrawal of less than the entire Contract Accumulation, you must designate the FTD(s) and/ or the Short Term Holding Account from which we should take the withdrawal. If you have not provided these instructions in Good Order, we will reject your withdrawal request unless we receive your request within the last 30 days of an FTD’s term. If we receive your withdrawal request within the last 30 days of an FTD’s term, we will make the withdrawal from the expiring FTD. However, if the amount of your withdrawal request exceeds the Contract Accumulation in the expiring FTD, we will reject the portion of the withdrawal request that exceeds the Contract Accumulation in the expiring FTD.

If you withdraw your entire Contract Accumulation, we will cancel your Contract and all of our obligations to you under the Contract will end. We will deduct the annual maintenance fee from any surrender proceeds, if your Contract Accumulation is less than $25,000 at the time of surrender.

Surrenders and withdrawals made more than 30 days before the maturity of an FTD’s term may be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Withdrawals and surrenders are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic Interest Withdrawals. If your initial Premium is at least $25,000, you may request systematic withdrawals of the interest that we have credited to your FTD Values. Systematic interest withdrawals must be made from all FTDs in which you are invested. Systematic interest withdrawals can be established for monthly, quarterly, semi-annual or annual withdrawals from the first to the twenty-eighth day of the month. If the scheduled date of a systematic interest withdrawal is not a Business Day, the withdrawal will be paid on the next Business Day.

We do not assess a surrender charge or apply an MVA on systematic interest withdrawals; however, systematic interest withdrawals are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic interest withdrawals can only be initiated when the Contract is issued and can be cancelled only by surrendering the Contract. Systematic interest withdrawals will continue until the earliest of the following:

•	the annuity start date, or,

•	the date we are notified of your death, or

TIAA-CREF Investment Horizon Annuity Prospectus	10

•	the first death benefit payable date.

We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement; any withdrawal taken from an FTD more than 30 days before the end of its term; and Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

To determine the MVA for an FTD at the time of a premature withdrawal, surrender, or selection of an Income Option from that FTD, we first calculate an MVA ratio (as described below, under “FTD Market Value Adjustment Formula”). We then multiply this ratio by the amount you have withdrawn, surrendered, or applied to an Income Option to calculate the amount of the MVA.

Note:

An MVA will either increase or decrease the amount you receive and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

An MVA generally reflects the relationship on any given day between the interest rate you would earn if your Contract Accumulation remained in the existing FTD until its maturity, and the interest rate you would earn if your Contract Accumulation were transferred to a new FTD with a comparable remaining term on that day.

The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for an early withdrawal from an FTD. A MVA imposes this gain or loss on you. The greater the difference in interest rates, the greater the effect that an MVA will have on your Contract Accumulation. The amount of time remaining until maturity for a particular FTD also will affect the determination of an MVA; the greater the length of time remaining until maturity, the greater the effect an MVA will have on your Contract Accumulation.

As a general rule, if interest rates have increased since your FTD was issued, the MVA will be negative and will decrease the amount that you receive; if interest rates have decreased during that period by more than 0.25%, the MVA will be positive and will increase the amount that you receive. The MVA formula (as set forth below) contains a 0.25% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a premature surrender, withdrawal, or selection of an Income Option. Thus, even if interest rates remain the same during the period, or decrease by less than 0.25%, the MVA will be negative due to the 0.25% factor. The length of the remaining term on the FTD affects the impact of the 0.25% factor. (For example, if you have 5 years remaining in the FTD, the 0.25% factor will decrease the withdrawal amount by 1.25%.)

Exceptions

Any surrender, withdrawal, or selection of an Income Option from an FTD before the end of its term is considered premature and is subject to an MVA except for:

1)	a surrender to cancel the Contract during the “free look” period;

2)	systematic interest withdrawals;

3)	a surrender or withdrawal made by you within the last 30 days of an FTD’s term;

4)	Income Options that begin during the last year of an FTD’s term; and

5)	amounts withdrawn to pay the death benefit.

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Application of MVA.

We calculate a separate MVA for each FTD by multiplying the amount that you surrender, withdraw, or from which you apply your Contract Accumulation to an Income Option prematurely by the ratio calculated in accordance with the MVA formula set forth below. If multiple FTDs are affected by your premature surrender, withdrawal, or selection of an Income Option, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

We will apply an MVA to each amount prematurely surrendered, withdrawn, or applied to an Income Option from an FTD. We will calculate the MVA as of the date we receive your written request for surrender or withdrawal or on the Annuity Starting Date before we calculate any annuity payments. If an MVA is positive, we will credit the additional amount to the surrender, withdrawal, or annuity payment; if an MVA is negative, we will deduct the amount from the surrender, withdrawal, or annuity payment. We will also deduct any applicable premium taxes that we have not previously deducted from Premiums or Contract Accumulation before paying any surrender, withdrawal, or annuity payment. We will calculate any MVA and/or premium taxes independently of one another, each calculated based on your Contract Accumulation that you are withdrawing or annuitizing before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

FTD Market Value Adjustment Formula

As described above, the Market Value Adjustment applied to an early withdrawal of an FTD reflects the relationship between the interest rate you would earn if you held an existing FTD to its maturity and the interest rate you would earn if you transferred those same assets to a new current FTD with a comparable remaining term. The difference between these two values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for the early withdrawal. To compensate us for certain expenses and losses we may incur when you take an early withdrawal from an FTD, either directly or indirectly, we also deduct 0.25% when comparing the interest rates in the MVA formula. Generally, when the interest rate for the ‘current FTD’ would be higher than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a loss, and when the interest rate for the ‘current FTD’ would be lower than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a gain. The MVA imposes this gain or loss on you.

In calculating the MVA, we account for:

(1)	the amount of time remaining until the FTD’s originally scheduled maturity date;

(2)	the FTD’s original interest rate; and

(3)	the corresponding interest rate for a similar new investment with a term equal to the time remaining until the FTD’s original maturity date.

For item (3) in this calculation, we use the rate for a current FTD we may offer (in any contract) of the appropriate term length. If we do not offer such a FTD at the time of the early withdrawal date of the FTD being withdrawn, then we will use the yields for U.S. Treasury STRIPS of appropriate term lengths for the interest rate of both item (2), the FTD’s original interest rate, and item (3).

The formula to calculate the MVA applicable to an FTD withdrawal is the amount of the withdrawal multiplied by N multiplied by R. The formula is multiplying the amount of the withdrawal by the number of years remaining to maturity of the FTD, “N,” and by a factor representing the effect of the change in interest rates, “R.” These factors are calculated as follows:

N =

the number of years remaining until maturity of the FTD. This number is calculated by multiplying the number of days remaining until maturity by 12 and dividing by 365, rounding the result up to the next whole number, and then dividing this result by 12.

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The formula for “N” takes the remaining time to maturity in days and converts it to an equivalent figure in years after first calculating an equivalent period in months and rounding up to the next whole number of months.

We then calculate a value “M” which is equal to “N” rounded up to the next whole number. “M” is the time remaining to maturity rounded up to the next whole number of years. This whole number of years is the term we will use to determine the appropriate current rate of interest used in the MVA formula.

R =	“I” reduced by “J” and further reduced by 0.25%, where “I” and “J” are calculated as follows:

“I” is the FTD’s original interest rate. “J” is the corresponding current rate for an investment from the time of the early withdrawal until the FTD’s original maturity date.

The transaction date equals the applicable Annuity Starting Date or the effective date of the withdrawal or surrender.

If a new FTD with a term of “M” years is available to you on the transaction date, then

I = the interest rate applicable to the original FTD

J = the interest rate applicable to a new FTD with a term of “M” years being offered on the transaction date

If a new FTD with a term of “M” years is not available to you on the transaction date, then

I = the yield, as of the effective date of the FTD, of the STRIPS for which the time then remaining until maturity is closest, within six months, to the term of the FTD. If no STRIPS within six months is available, then “I” equals the interpolation of the yields, as of the effective date of the FTD, of the closest STRIPS maturity prior to and the closest STRIPS maturity following the term of the FTD; and

J = the yield, as of the transaction date, of the STRIPS for which the time then remaining until maturity is closest, within six months, to “M” years. If no STRIPS within six months is available, then “J” equals the interpolation of the yields, as of the transaction date, of the closest STRIPS maturity prior to and the closest STRIPS maturity following “M” years.

STRIPS refers to U.S. Treasury STRIPS. The STRIPS yield is the U.S. Treasury STRIPS asked yield reported by The Wall Street Journal, or any successor thereto. If the U.S. Treasury STRIPS asked yield is no longer reported by The Wall Street Journal or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued.

Demonstration of an FTD MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

Example 1:

If a Contract owner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was 1% less than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7-year FTD at the time of the withdrawal)		2.00%
MVA		$574
Total amount of FTD withdrawal		$11,501

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In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 2.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-2.00%-0.25%)) = $574

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, plus a positive MVA of $574, for a total FTD withdrawal payout of $11,501.

Example 2:

If a Contract owner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was 1% greater than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		4.00%
MVA		$(956)
Total amount of FTD withdrawal		$9,971

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 4.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-4.00%-0.25%)) = -$956

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $956, for a total FTD withdrawal payout of $9,971.

Example 3:

If a Contract owner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was the same as the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		3.00%
MVA		$(191)
Total amount of FTD withdrawal		$10,736

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 3.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

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MVA = $10,927 x (7 x (3.00%-3.00%-0.25%)) = -$191

So, even though interest rates have remained the same, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $191, for a total FTD withdrawal payout of $10,736.

CHARGES

No Deductions from Premiums.  The Contract does not provide for any front-end charges (except for premium taxes as may be required in certain jurisdictions—and as described below).

Premium Taxes.  Currently, residents of several states may be subject to premium taxes on their Contracts. We normally will deduct any charges for premium taxes from your Contract Accumulation when it is applied to an Income Option or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of nonqualified premium payments and are determined by state insurance laws.

Annual Maintenance Fee.  Your Contract will be subject to an annual maintenance fee of $25 while there is Contract Accumulation remaining in your Contract to compensate us for the expenses associated with administering your Contract. We will assess this fee annually, on every anniversary of the date of issue of your Contract, and if you surrender your Contract. We will waive the maintenance fee if your Contract Accumulation equals or exceeds $25,000 on an anniversary of your Contract or the day you surrender your Contract. We will deduct this charge first from any amounts you have in the Short Term Holding Account and then from the FTD with the most recent effective date. If more than one FTD became effective on the same most recent date, we will deduct the charge from the FTD with the shortest term on the date when we deduct the charge.

Charge When Systematic Interest Withdrawals are Paid By Check.  We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  If you surrender your Contract more than 30 days before the end of the FTD’s term, make a withdrawal from an FTD more than 30 days before the end of the FTD’s term, apply Contract Accumulation to an Income Option more than one year prior to the maturity of the FTD’s term, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Surrender Charge.  We will assess a surrender charge for surrenders or withdrawals taken from an FTD more than 30 days before the end of its term. The surrender charge rate equals one half the total interest rate applicable to the fixed term deposit. The surrender charge equals the surrender charge rate multiplied by the amount of the withdrawal. We will not assess a surrender charge:

1)	upon cancellation of your Contract during the “free look” period

2)	to surrenders or withdrawals within 30 days from a FTD maturity

3)	to surrenders or withdrawals from the Short-Term Holding Account

4)	to systematic interest withdrawals

5)	to Contract Accumulation applied to an Income Option, or

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6)	to death benefit payments.

Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.”

RECEIVING ANNUITY PAYMENTS

You can elect to receive guaranteed annuity payments under your Contract. The determination of your annuity payment amounts will be based, among other things, on your choice of an Income Option and the amount applied to the Income Option. You may only apply Contract Accumulation to an Income Option. You may choose to receive monthly, quarterly, semi-annual or annual payments. If your annuity payments would be less than $100 a month, we may decide to change to less frequent payments, and, if we do, we will inform you of that decision. The total value of annuity payments that are eventually made to you may be more or less than the total Premium(s) you paid under the Contract.

If you choose to receive annuity payments that begin more than one year before the end of an FTD’s term, we will apply an MVA to the Contract Accumulation withdrawn from that FTD before we calculate your annuity payments. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. We also may deduct any charges for premium taxes from your Contract Accumulation before we apply it to an Income Option. (See “The Contract”— “Charges”—“Premium Taxes.”)

WHEN ANNUITY PAYMENTS BEGIN

Generally, you pick the date when you want annuity payments to begin when you complete your application for a Contract. The date you choose cannot be later than any Annuitant’s or any Contract owner’s 90th birthday. You can choose or change the Annuity Starting Date at any time before annuity payments actually begin. In any case, the Annuity Starting Date cannot be earlier than fourteen months after the day your Contract is issued (twelve months for Contracts issued in Florida). Your first annuity check may be delayed while we process your choice of Income Option and calculate the amount of your initial payment.

For payments to begin on the Annuity Starting Date that you chose, we must receive, in Good Order at our Administrative Office, all information and documentation necessary for the Income Option you have picked. If you have Contract Accumulation for which we have not received all the necessary information in Good Order, we will defer the Annuity Starting Date for that Contract Accumulation until the first day of the month after the information has reached us in Good Order, but not beyond the Annuitant’s or any Contract owner’s 90th birthday. If you have not picked an Income Option, or if we have not otherwise received all the necessary information by the latest Annuity Starting Date, we will begin payments under a One-Life Annuity with a 10 year guaranteed period, or a shorter guaranteed period, if required under federal tax law.

We will send your annuity payments by mail to your home address or (if you request) by mail or electronic fund transfer to your bank. If you want to change the address or bank where you want your annuity payments sent, it is your responsibility to notify us. We can send payments to your residence or most banks abroad.

ANNUITY PAYMENTS

Your annuity payments are based on your Contract Accumulation applied to provide the annuity payments on the Annuity Starting Date. At the Annuity Starting Date, the dollar amount of each annuity payment resulting from your Contract Accumulation will become fixed, based upon:

•	the Income Option you choose,

•	the length of the guaranteed period you choose, if applicable,

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•	the frequency of payment you choose,

•	the ages of the Annuitant and any Second Annuitant,

•	our then-current annuity rates, which will not be less than those specified in your Contract’s rate schedule and

•	any premium taxes and/or MVAs applied to your Contract Accumulation on the Annuity Starting Date, if applicable.

INCOME OPTIONS

You have a number of different Income Options.

•

One-Life Annuity with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant lives. If you choose a guaranteed period (i.e., 10, 15 or 20 years) and your Annuitant dies before the guaranteed period is over, annuity payments will continue to you or your Beneficiary until the end of the guaranteed period you selected. If you do not choose a guaranteed period, all annuity payments end at the Annuitant’s death – so it is possible for the Annuitant to receive only one payment if the Annuitant dies less than a month after annuity payments start.

•

Fixed-Period Annuities.  This Income Option provides for annuity payments for a stipulated period of not less than two years or more than 30 years. At the end of the period you’ve chosen, annuity payments will stop. If you and your joint owner, if any, die before the period is up, your Beneficiary becomes the Contract owner.

•

Two-Life Annuities with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant or Second Annuitant lives, then continues at either the same or a reduced level for the life of the survivor, or until the end of the specified guaranteed period, if you choose one, whichever period is longer. There are three types of Two-Life Income Options, all available with or without a guaranteed period – Full Benefit While Either the Annuitant or the Second Annuitant is Alive, Two-Thirds Benefit After the Death of Either the Annuitant or the Second Annuitant, and a Half-Benefit After the Death of the Annuitant.

We may offer different Income Options in the future.

The commuted value of any annuity payments remaining to be paid after the death of a Beneficiary and during a guaranteed period may be paid in a lump sum, unless the Contract owner(s) direct(s) us otherwise. The commuted value is the present value of the remaining annuity payments that will be paid in a lump sum, and such present value is equal to the sum of the scheduled annuity payments less the interest that would have been earned on those payments, from the effective date of the commuted value calculation to the dates when each of the scheduled annuity payments would have been made.

The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract.

Annuity payments are subject to federal income tax.

DEATH BENEFITS

AVAILABILITY AND CHOOSING BENEFICIARIES

Unless the “Definition of Spouse Under Federal Law” (which is described immediately below) applies, the death benefit will be paid to the death benefit payee(s) if any Contract owner or Annuitant dies while there is a Contract Accumulation remaining. We will pay the death benefit on the date that we receive due proof of your death. When you complete your application for a Contract, you will name one or more Beneficiaries to receive the death benefit if any Contract owner or Annuitant dies. You can change your Beneficiaries at any time that

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there is Contract Accumulation remaining. For more information on designating Beneficiaries, you should contact us, and you may also want to consult your qualified legal adviser.

SPECIAL OPTION FOR SPOUSES

If the surviving spouse is the sole Beneficiary when the Owner dies, the surviving spouse can choose to become the Contract owner and continue the Contract, or receive the death benefit. If the surviving spouse does not make a choice within 60 days after we receive (in Good Order) proof of death, the surviving spouse will automatically become Contract owner and Annuitant, and no death benefit will be paid.

DEFINITION OF SPOUSE UNDER FEDERAL LAW

A person who meets the definition of “spouse” under federal law may avail themselves of certain contractual rights and benefits. Any right of a spouse that is made available to continue the Contract and all Contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “Spouse” under federal law. IRS guidance provides that civil unions and domestic partnerships that may be recognized under state law are not marriages unless denominated as such. Consult a qualified tax adviser for more information on this subject.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit is your Contract Accumulation, if any. Each payee’s death benefit payable date is the date when we have received due proof of death of either the Contract owner or the Annuitant, and all information that we require for payment of the payee’s portion of the death benefit has been received by us at our Administrative Office in Good Order. We will not deduct a surrender charge or apply an MVA to the death benefit payment.

When a death benefit becomes payable, all FTDs will be terminated, and all FTD Values will be applied to the Short Term Holding Account for payment as a death benefit.

METHODS OF PAYMENT OF DEATH BENEFITS

Except as provided below, if a Death Benefit is payable, a Beneficiary may elect a lump sum payment, or, subject to the terms of the contract and State specific provisions, elect to have his or her interest distributed over his or her life, or over a period not extending beyond his or her life expectancy.

Death benefit payments in the form of a period certain or life annuity must have the first payment made within one year of date of death, and must also meet the timing requirements for making an election. Otherwise, the lump sum death benefit must be paid within five years of date of death. Upon payment of the death benefit, the Contract will terminate. Because Beneficiaries may provide the required information to us on different days, Beneficiaries may receive differing amounts, even where all Beneficiaries have been designated so as to share equally in the death benefit proceeds.

In all events, the death benefit and the termination provisions of the Contract will be administered in accordance with the requirements of Section 72(s) of the IRC, as applicable to your Contract.

FEDERAL INCOME TAXES

The following discussion is based on our understanding of current federal income tax law, and is subject to change. For complete information on your personal tax situation, check with a qualified tax adviser.

TAXATION OF ANNUITIES

Contract Eligibility:  The Contract can only be purchased as an individual, Non-Qualified contract. All tax information in this prospectus is limited to Non-Qualified Contracts. We do not currently offer Qualified Contracts.

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Non-Natural Persons:  When the Owner of any Contract is not a natural person (such as a trust), the Owner must generally include in income any increases in the value of the Contract during the taxable year. There are significant exceptions to this rule, such as grantor trusts and certain trusts for the benefit of individuals and a prospective Contract owner which is not a natural person should discuss these potential exceptions with a qualified tax adviser.

The following discussion applies generally to Contracts owned by a natural person that qualify as annuity Contracts for federal income tax purposes.

In General:  Internal Revenue Code (IRC) Section 72 governs annuity taxation generally. We believe an Owner who is a natural person usually won’t be taxed on increases in the value of a Contract until there is a distribution (i.e., the Owner withdraws all or part of the Accumulation Value or takes annuity payments). Since transfers among Investment Accounts under the Contract aren’t considered distributions, they won’t be taxed. Assigning, pledging, or agreeing to assign or pledge any part of the Accumulation Value usually will be considered a distribution.

Withdrawals of accumulated investment earnings are taxable as ordinary income. The IRC generally requires withdrawals to be first allocated to investment earnings.

Withdrawals:  If you make a withdrawal, the IRC generally treats such a withdrawal as first coming from earnings and then from your Premiums. Such withdrawn earnings are includible in income.

Required Distributions.  In order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the IRC requires any Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death. However, if the designated Beneficiary is the surviving spouse of the deceased Owner (as defined under federal law), the Contract may be continued with the surviving spouse as the new Owner (See “Death Benefits”—“Definition of Spouse Under Federal Law”).

Contract endorsements contain provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Penalty Tax on Certain Withdrawals.  The IRC also provides that any amount you receive from your Contract that is included in income may be subject to an IRS tax penalty. The amount of the IRS tax penalty is equal to 10% of the amount that is includable in income. Some withdrawals will be exempt from the penalty. They include any amounts:

(1)	paid on or after the taxpayer reaches age 59 1/2;

(2)	paid after you die;

(3)	paid if the taxpayer becomes totally disabled (as that term is defined in the IRC);

(4)	paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

(5)	paid under an immediate annuity; or

(6)	that come from purchase payments made prior to August 14, 1982.

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With respect to (4) above, if the series of substantially equal periodic payments is modified (unless under permitted exceptions) before the later of your attaining age 59 1/2 or 5 years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax which would have been imposed (the 10% penalty tax) but for the exception plus interest for the tax years in which the exception was used. Other exceptions may apply to Qualified Contracts.

Taxation of Death Benefit Proceeds.  Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, these amounts are taxed to the recipient if distributed in a lump sum, in the same manner as a surrender of the Contract.

Partial 1035 Exchanges.  Section 1035 of the IRC provides that a Contract may be exchanged in a tax-free transaction for another annuity contract. The IRS has also ruled that a partial exchange of an annuity contract, whereby a portion of an annuity contract is directly transferred into another annuity contract, would also qualify as a non-taxable exchange. IRS guidance provides that if a distribution occurs from either of the contracts involved within 180 days of a partial exchange that the IRS may apply general tax principles to determine the substance and hence, the treatment of the transfer. This could result, for example, in the subsequent distribution being treated as money received in the exchange. This 180 day rule does not apply to subsequent distributions taken to effect another 1035 exchange. The IRS guidance also provides that Partial 1035 exchanges are disregarded for purposes of determining whether 2 or more deferred annuity contracts have been purchased from an insurer and its affiliates in a 12 month period. Contract owners should consult their own qualified tax advisers prior to entering into a partial exchange of an annuity contract.

Medicare Tax.  Distributions from Contracts are considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately). Please consult a tax advisor for more information.

Transfers, Assignments or Exchanges of a Contract.  Transferring or assigning Contract ownership, pledging the Contract as security for a loan, designating an Annuitant, payee or other Beneficiary who is not also the Owner, selecting certain annuity start dates, or exchanging a Contract can have other tax consequences that we don’t discuss here. We will not record a transfer of ownership unless you tell us the transfer is a gift or, if not, the amount the new owner paid for the Contract. This information is required for tax reporting purposes. If you’re thinking about any of those transactions, contact a qualified tax adviser.

Annuity Payments.  Although the tax consequences may vary depending on the annuity payment option you select, in general, only a portion of the annuity payments you receive will be includable in your gross income. In general, the excludable portion of each annuity payment you receive will be determined as follows: by dividing the “investment in the contract” on the annuity commencement date by the total expected return of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable.

The remainder of each annuity payment is includable in gross income. Once the “investment in the contract” has been fully recovered, the full amount of any additional annuity payments is includable in gross income and taxed as ordinary income.

If, after the annuity commencement date, annuity payments stop because an Annuitant died, the excess (if any) of the “investment in the contract” as of the annuity commencement date over the aggregate amount of annuity payments received that was excluded from gross income may possibly be allowable as a deduction in your tax return. You should consult a tax adviser before electing the Initial Payment Guarantee or a feature with stabilized payments.

Partial Annuitization.  If part of an annuity contract’s value is applied to an annuity that provides payments for one or more lives or for a period of at least ten years, those payments will be taxed as annuity payments instead of withdrawals. While the Contract does not offer partial annuitization, this treatment may be obtained

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through a Partial 1035 Exchange (as described above) to an immediate annuity contract. Please note that if you choose to apply part of your Accumulation Value to a Fixed Period Annuity for less than ten years, those payments will be taxed less favorably, as withdrawals, rather than as annuity payments. Consult your tax advisor. See “The Contract—the Annuity Period.”

WITHHOLDING

Annuity distributions are usually subject to withholding for the recipient’s federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. However, recipients can usually choose not to have tax withheld from distributions.

MULTIPLE CONTRACTS

In determining gross income, IRC Section 72(e) will generally treat as one contract all TIAA Life and TIAA Non-Qualified deferred annuity Contracts issued to the same Owner during any calendar year. This could affect when income is taxable and how much might be subject to the 10% penalty tax (see above). Consult a qualified tax adviser before buying more than one annuity Contract for the purpose of gaining a tax advantage.

Annuity Purchases by Residents of Puerto Rico.  The IRS has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.- source income that is generally subject to United States federal income tax.

Annuity Purchases by Nonresident Aliens and Foreign Corporations.  The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies.

In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. This contract may not be available to certain foreign entity purchasers.

Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity Contract purchase.

OTHER TAX ISSUES

Possible Charge for TIAA Life’s Taxes.  Currently, we do not charge the Contracts for any federal, state, or local taxes on it other than premium taxes (See “The Contract”—“Charges”—“Premium Taxes”), but we reserve the right to charge the Contracts for any tax or other cost resulting from tax laws that we believe should be attributed to the Contracts.

Foreign Tax Credits.  We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under federal tax law.

Federal Estate Taxes, Generation-Skipping Transfer Taxes.  While no attempt is being made to discuss in detail the federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

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Under certain circumstances, the IRC may impose a “generation skipping transfer tax” (“GST”) when all or part of an annuity Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the IRC may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

For 2020, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $11.7 million and 40%, respectively. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Premium Taxes.  Some states, the District of Columbia, and Puerto Rico assess premium taxes on the premiums paid under the Contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, the nonqualified premium taxes range from 0% to 3.5% depending on the state.

Possible Tax Law Changes.  Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contract and do not intend the above discussion as tax advice.

Enacted Tax Legislation.

SECURE Act – 2019.  In December 2019, Congress passed the SECURE Act, a significant bipartisan package of provisions that are mostly focused on improving access to, and administration of, retirement plans, and recognizes the importance of lifetime income as a key component of retirement readiness. The new law was generally effective on January 1, 2020. Most of the Act’s provisions do not apply to your Non-Qualified contract. However, the Act does impact contracts owned by certain children. In 2017, the Tax Cuts and Jobs Act modified the so-called “Kiddie Tax” by generally imposing tax at the trusts and estates tax rates on a child’s unearned income. The SECURE Act restored taxation of such income at the parent’s tax rate.

CARES Act – 2020. On March 27, 2020, Congress enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) to provide emergency assistance and health care response for individuals, families and businesses affected by the 2020 coronavirus pandemic. The CARES Act includes a number of tax provisions, but none that directly affect your Contract. Please contact your tax advisor for further details on how the CARES Act affects other aspects of your tax matters.

TAX ADVICE

What we tell you here about federal and other taxes isn’t comprehensive and is for general information only. It doesn’t cover every situation and cannot be used to avoid any tax. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax adviser.

TIAA-CREF LIFE INSURANCE COMPANY

Business Overview

We are a stock life insurance company and were organized under the laws of the state of New York on December 18, 1996. We commenced operations under our former name, TIAA Life Insurance Company and changed our name on May 1, 1998. Our headquarters are located at 730 Third Avenue, New York, NY 10017-3206. We are a wholly-owned subsidiary of TIAA. We are subject to regulation by the New York State Department of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

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Our primary products are annuities, and funding agreements. The annuities are marketed directly to individuals or to individuals through an insurance group trust while the funding agreements are issued directly to states and to institutions. We previously offered life insurance and separate account guaranteed interest contracts (“SAGIC”), and additional information for these product lines is presented below.

We market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA. Beginning May, 2012, TIAA Life expanded its marketing reach beyond its historic TIAA customer base targeting the general public, using independent third-party insurance distributors.

Additional information concerning our business segments may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein.

Individual Annuities

The Individual Annuities business segment issues (and provides customer service for) a number of individual Non-Qualified annuity products. We distribute our annuity products through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the United States Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds, a Delaware statutory trust registered with the SEC under the Investment Company Act of 1940 (File No. 811-08961) as an open-end management investment company, or in other, non-proprietary funds.

At December 31, 2020, the general account reserves associated with our outstanding individual annuities were approximately $1,323 million, and total separate account liabilities associated with outstanding individual annuities were approximately $3,380.3 million.

Life Insurance

The Life Insurance business segment distributed term life insurance, universal life insurance and variable universal life insurance until December 31, 2019, at which time we discontinued new sales. Currently only a universal life policy is available as a conversion option for customers with term life insurance policy conversion privileges.

Assets associated with variable universal life insurance policies are held in various investment subaccounts of separate accounts, based on policyholders’ investment allocation decisions. Those separate accounts are registered with the SEC as unit investment trusts, and their assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

Reinsurance.  We discontinued the sale of life insurance as of 12/31/2019. All reinsurance agreements apply to the management of our in-force policies. We use reinsurance to manage risk by ceding (i.e., transferring) some of our insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006.

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For contracts issued after May 1, 2012, our maximum retention is $15 million on one insured life and $20 million for two insured lives. Our maximum retention is less for certain issue ages and underwriting classifications.

At December 31, 2020, we had total life insurance in force of approximately $60.4 billion, of which approximately $38.9 billion was ceded through reinsurance. At December 31, 2020, total policy reserves held in our general account associated with life insurance policies in force on that date were approximately $2,560.7 million, and separate account liabilities associated with outstanding variable universal life policies were approximately $601.7 million.

Funding Agreements

Our Funding Agreements business segment currently focuses on providing non-participating flexible premium funding agreements, which are issued from our general account, to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after section 529 of the Internal Revenue Code (“IRC”)), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan, and we provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have funding agreements with eleven states including California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin. There are 22 funding agreements in 11 states that have current state 529 plans. At December 31, 2020, the general account reserves associated with our Funding Agreements were approximately $6,820.2 million.

Separate Account Guaranteed Interest Contracts

TIAA Life issued its first SAGIC contract in 2012 and it’s last contract was discontinued in 1Q 2020.

Additional Business Considerations

In addition to the preceding description of the products that we distribute, there are other elements of our business operations that may affect our operating performance and our financial condition.

Investments

Our general account investment portfolio primarily consists of bonds, stocks, cash, short-term investments and other long-term investments. Our total assets were approximately $15,760.7 million at December 31, 2020. Of this total amount, the assets in the separate accounts equaled approximately $4,106.5 million, and those in the general account equaled approximately $11,654.2 million. Our overall general account portfolio quality was very high with 99.4% of our total invested assets classified as investment grade with approximately 0.6% of our portfolio below investment grade.

The selection and management of our general account investment portfolio reflect the asset/liability analyses that we perform for our various business segments and the specific products that they issue. Our investment objective is to earn the highest possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio.

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The Notes to “TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements,” included herein, contain additional information about our investment portfolio and explain how we value each asset class under the statutory accounting principles that we follow, in accordance with the insurance regulatory framework with which we must comply.

Policy Liabilities and Accruals

The applicable state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies. These liabilities are calculated in accordance with such applicable state insurance laws and are the amounts that allow us to make adequate provision for the anticipated future cash flows required by our contractual obligations on all outstanding policies. These state insurance laws specify the calculation method(s), mortality rates and interest rates that we are required to use, in order to determine the minimum required liabilities for the various policy types that we issued and have outstanding.

Federal Income Tax Consequences

Our earnings are subject to federal income tax rules similar to those applied to other corporations. However, the IRC contains specific provisions relevant to life insurance companies that impact the amount and timing of certain income and deductible amounts. Such items include, but are not limited to, the treatment of our policy and contract reserves and acquisition costs.

Employees

We do not currently have any employees. Our operational needs are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling and distribution agreements, or by third party service providers under separate agreements. Under the agreements with TIAA and its subsidiaries, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, TIAA, and its applicable subsidiaries.

Properties

The Company has no business offices. Our business activities are transacted in facilities owned or leased by TIAA in New York, North Carolina, and several other states pursuant to an inter-company service agreement between the two companies.

Summary Information and Risk Factors

The operating results of insurance and annuity companies have historically been subject to significant fluctuations. The potential risk factors that could affect our future results include, but are not limited to, general economic conditions and the trends and uncertainties that are discussed more fully below.

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

The life insurance and annuity industry in which we operate is a very mature industry and is highly competitive, with many companies of varying sizes offering products that are similar to ours and distributing them through a variety of marketing channels. We compete in the sale of our products with a large number of insurance companies, investment management firms, mutual fund companies, banks and other types of competitors. Many of the entities with whom we compete are larger, have been established for a longer period of time, have broader distribution channels and/or have more resources than we do. Furthermore, larger competitors may be better able than we are to lower their operating costs or have a better ability to absorb greater risk, while maintaining their financial strength ratings, which may allow them to price their products more competitively.

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We offer annuity products designed to meet the demands of an aging population with evolving retirement savings and wealth protection needs.

Competition in each of our businesses is based on a number of factors, which include investment performance, efficiency and ease of distribution, servicing capability, range of products, product quality, features and innovation, competitive fees, financial strength and organizational reputation. Our competitive strengths include our low expenses, historically high credited interest rates, good customer service and, for certain of our products, low liquidity demands, which permit us to invest the related assets in less liquid, longer-term, higher yielding investments, which in turn improves our ability to deliver strong long-term investment performance. We believe that we are well positioned to maintain and even increase our market position in the face of this competition; however, there are risks to our ability to meet that goal. Our continued ability to compete depends upon many internal and external factors that may affect us. Some of the internal factors that may affect our future competitiveness include our ability to market to target customers, our ability to effectively market to fee-based financial advisors and to independent insurance agents, our ability to develop and maintain competitive products, our ability to maintain an appropriate cost structure and our ability to maintain strong financial strength ratings from the nationally recognized rating agencies. Some of the external factors that may affect our future competitiveness include potential changes in the tax treatment of the products that we offer, changes in the relative competitive strengths of the other entities in our marketplace, and the continuing evolution of financial products and services offered by our competitors.

Substantial regulation of the insurance and annuity industry may adversely affect our business.

We are licensed to transact our life insurance and annuity business in all 50 states and the District of Columbia, and we are subject to substantial government regulation in each of the jurisdictions in which we are licensed. Such regulation includes, among others, the authority to grant or revoke operating licenses and to regulate premium rates, benefits, marketing and sales practices, advertising, the form and content of policy forms, underwriting standards, deposits of securities, investments, accounting practices and the maintenance of specified reserves and capital adequacy. Such regulation is concerned primarily with the protection of contract owners rather than stockholders or general creditors.

Most jurisdictions also have laws requiring companies like us to participate as members of their life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we may be required to allocate funds to satisfy unanticipated assessments in the future, and that could adversely affect our results of operations for the period when those assessments occur.

We are required to file detailed annual statutory-basis financial statements with supervisory agencies in each of the jurisdictions in which we are licensed. We are also subject to examination by such agencies at regular intervals.

As life insurers introduce new and often more complex products, regulators may refine capital requirements and introduce new reserving standards for the life insurance industry. Regulations recently adopted or currently under review can potentially impact the reserving/capital requirements and marketing/sales practices for certain products, particularly variable annuities and the optional guaranteed benefits offered with these products.

If an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action, depending upon the level. Possible regulatory actions range from requiring the insurer to take actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

While the life insurance industry is primarily regulated at the state level, some products are also subject to federal regulation. Various federal and state securities regulators and self-regulatory organizations, such as the SEC and the Financial Industry Regulatory Authority (“FINRA”), continue to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, mutual fund and variable annuity distribution practices, disclosure practices and auditor independence that can impact the insurance industry.

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In recent years, various legislative proposals have also been introduced in Congress that called for the federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted. We cannot predict what form any such future proposals might take or what effect, if any, such proposals might have on us if enacted into law. Any legislation that increases government regulation of the industry may have an adverse effect on our operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase both our direct and indirect compliance-related costs and other expenses of doing business, thus potentially having a material adverse effect on our financial results.

Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

Federal legislation, administrative policies and court decisions can significantly and adversely affect our business in relation to product tax issues and taxation generally. For example, the following events could adversely affect our business:

•	Changes in tax laws that would reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;

•	Reductions in income tax rates which reduce the value of tax-deferral; or

•	Repeal of the federal estate tax

Existing federal laws and regulations affect the taxation and, as a result, the relative attractiveness of the products that we issue. Income tax on investment earnings during the accumulation period of certain life insurance and annuity products is generally deferred for contract owners. This favorable tax treatment may give certain of our products a competitive advantage over other, non-insurance products. To the extent that the IRC may be revised in the future to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, or may be revised to create or increase the tax-deferred treatment of competing products, all life insurance companies could be adversely affected with respect to their ability to sell life insurance and/or annuity products. Also, depending upon any grandfathering provisions that may be created if the IRC were revised to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, we could be adversely affected by the surrenders of existing annuity contracts and/or life insurance policies.

Additionally, if enacted, currently proposed changes in the federal tax law that would establish new tax- advantaged retirement and life savings plans could reduce the relative benefits of investing in life insurance and/or annuity products. Such proposals include changes that may create new non-insurance vehicles for tax-exempt savings.

The individual provisions of the Act may impact contract owners’ personal tax situations, including the benefit of tax-deferral. However, we have not identified any provisions of the Act that would diminish the favorable tax treatment that annuity contract owners currently receive. Contract owners should discuss the possibility of such impacts with their tax advisers.

We cannot predict what additional changes, if any, to existing tax law, or the relevant interpretations of such tax law, may ultimately be enacted or adopted, and, as a result, we cannot predict whether any such changes will adversely affect the future taxation of our operations.

A downgrade in our ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

Ratings from the nationally recognized rating agencies are an important factor in the competitive positioning of life insurance and annuity companies. A downgrade in our ratings could have a material adverse effect on our business, financial condition and operating results. In addition, a downgrade in our ratings could adversely affect (i) our ability to sell certain of our products and (ii) the returns on the insurance and annuity products we issue and, ultimately, (iii) the results of our operations. Rating agencies regularly review the operating

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performance and financial condition of insurers, including us. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency about the rated company’s industry, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various models and formulas to assess the strength of a rated company, and may, from time to time, alter their models. Changes to the rating agencies’ models could impact the rating agencies’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating agencies may take in the future or how those actions could affect us.

A downgrade in TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

We have a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the National Association of Insurance Commissioners (“NAIC”) Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength ratings from the nationally recognized rating agencies at least the same as TIAA’s ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any of our contract owners with recourse to TIAA.

The risks noted above about a downgrade in our ratings from the nationally recognized rating agencies are also applicable to TIAA, and a downgrade in TIAA’s ratings could have a material adverse effect on us because of the terms of the financial support agreement that we have with TIAA. Under one of the provisions of that financial support agreement, TIAA will provide financial support to us as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. TIAA’s Statutory-Basis Financial Statements are included in our Form S-1 Registration Statement filed with the SEC.

Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency, operating costs and other expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts, to satisfy rating agencies’ expectations and to meet regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target returns on a portfolio basis. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions.

Our profitability depends on the adequacy of investment margins, the management of market and credit risks associated with our investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability.

Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

Our ability to maintain our competitive cost structure is dependent upon a number of factors, such as us generating a sufficient level of new sales, achieving our projected persistency (i.e., continuation or renewal) of existing business and achieving successful expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs, which could adversely affect our results of operations.

Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

Fluctuations in interest rates, volatility in the securities markets and other economic factors may adversely affect the sales of our products. For example, a decline in market interest rates may result in lower crediting rates on our

TIAA-CREF Investment Horizon Annuity Prospectus	28

products, which may adversely affect the desirability of these products to potential customers. Additionally, a protracted period of strong performance of the equity markets could adversely impact the popularity and sales of our fixed annuity products. The level of volatility in the investment markets in which we invest and our overall investment returns also impact our profitability. The profitability of many of our products, and, in particular our annuity products, depend in large part on our ability to manage the spread between the interest rates that we earn on our investments and the interest rates that we credit to holders of our annuity and life insurance products. As markets become more volatile, it can become increasingly difficult to maintain our anticipated spreads. There can be no assurance that we will be able to successfully manage our spread risk in the future. If we are unable to achieve the interest rate spreads that we projected in pricing our products, our operating performance will be adversely affected.

Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve). In general terms, our results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped yield curve. Our asset/liability management programs and procedures also incorporate assumptions about the relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from the assumptions that we used.

Equity market volatility and downturns in the equity markets could negatively impact our business.

Significant downturns and volatility in the equity markets could have an adverse effect on our financial condition and results of operations in three principal ways. First, equity market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, because these products have investment returns linked to the performance of the equity markets. Significant downturns and volatility in the equity markets may also cause some of our existing customers to withdraw their cash values or reduce additional investments in those products.

Second, downturns and volatility in the equity markets can have an adverse effect on the revenues that we receive from our separate account products. Because these products generate fees generally from the value of the assets under management, a decline in the equity markets could reduce the value of the investment assets that we manage, thereby reducing our revenues.

Finally, all of our variable annuity products include provisions for guaranteed minimum death benefits that are dependent on or are tied to the investment performance of the assets held within the variable annuity. A significant equity market decline could result in declines in customer account values which could increase our obligation to make payments under guaranteed minimum death benefits in connection with variable annuities. An unexpected increase in such payments could have an adverse effect on our financial condition and results of operations.

Our investments are subject to market and credit risks.

Our invested assets and derivative financial instruments are subject to the risks of credit defaults and changes in market values. Additionally the value of our commercial mortgage loan portfolio depends, in part, on the financial condition of the tenants occupying the properties that we have financed and the strength of the commercial real estate market, both generally and in the specific markets where the financed properties are located. Factors that may affect the overall default rate on and market value of our invested assets, derivative financial instruments and mortgage loans include market interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

Many of the products that we offer allow contract owners to withdraw their funds under defined circumstances, often without penalties. We manage our liability structure and configure our investment

29	TIAA-CREF Investment Horizon Annuity Prospectus

portfolio to maintain sufficient liquidity to support anticipated withdrawal demands, to pay contract benefits and to fund contract maturities. While we own a significant amount of liquid assets, a certain portion of our assets are relatively illiquid. If we experience unanticipated withdrawal, benefit payment or surrender activity, we could exhaust the liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms and incur losses. If we are forced to dispose of assets on unfavorable terms and incur losses, it could have an adverse effect on our financial condition.

We are dependent on the performance of others.

In addition to our reliance on the financial and administrative performance of our reinsurers, which we describe in the next section, our business and operating results may be affected by the performance of others because we have entered into various arrangements involving services provided by other parties. For example, we distribute life insurance products through independent distributors where we do not control their activity as we do with our captive employee agents. Also, a substantial portion of our business is administered by third parties on our behalf. Because certain of these other parties may act on our behalf or represent us in various capacities, we may be held responsible for obligations that arise from the acts or omissions of these other parties. Additionally, our business operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and in our products. The future actions of our competitors and the potential financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect our retention of existing business and the future sales of our life insurance and annuity products.

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

We cede (i.e., transfer) material amounts of life insurance coverage sold by us to other insurance companies through reinsurance and transfer the related assets to our reinsurers. Notwithstanding the transfer of the related assets, we remain liable with respect to the ceded insurance coverage should any reinsurer fail to meet the obligations assumed by it. Therefore, the financial failure of one or more of our reinsurers could negatively impact our earnings and financial position.

Our ability to compete in the insurance industry is dependent on the availability of reinsurance or other substitute capital market solutions. Our premium rates are based, in part, on the assumption that reinsurance will be available to us at a certain cost. Under certain reinsurance agreements, the reinsurer may prospectively increase the rate it charges us for the reinsurance that we have ceded to the reinsurer. Therefore, if the cost of reinsurance were to increase, or if reinsurance were to become unavailable and if alternatives to reinsurance were not available to us, our profitability could be adversely affected.

In recent years, the number of life reinsurers has decreased as the reinsurance industry has continued to consolidate. Access to reinsurance has become more costly for us as well as for the insurance industry in general. This could have a negative effect on our ability to compete successfully in the future. The decreased number of participants in the life reinsurance market also results in an increased concentration risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on favorable terms could be adversely impacted.

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

We may become subject to class action and individual lawsuits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees on products,

TIAA-CREF Investment Horizon Annuity Prospectus	30

recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. While we are not a party to any current litigation that could have a material adverse effect on us, litigation may arise in the future that may result in material financial losses or require significant management resources.

We are also subject to various regulatory inquiries, such as information requests, subpoenas and examinations of our books and records, by state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action, or investigation, we could suffer significant reputational harm, which could also have an adverse effect on our business, financial condition and results of operations.

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

Our business is highly dependent upon the effective operation of our computer systems and those of our affiliated and unaffiliated service providers. We rely on these systems throughout our business for a variety of functions, including processing applications and claims, providing information to customers, regulatory bodies and distributors, performing actuarial analyses and maintaining our financial records. Despite our implementation of what we consider to be prudent security and back-up measures, our computer systems and those of our business partners may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

We retain confidential information in our computer systems and those of our service providers, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and/or penetrate our computer systems and/or those of our service providers could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. An increasing number of states require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems and those of our service providers that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

While we have implemented what we believe are prudent risk management and contingency plans and have taken other preventive measures and precautions, we could still be affected by scenarios that could have an adverse effect on us. In addition, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures would indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us; however, this information may not always be accurate, complete, up-to-date or properly evaluated.

A natural disaster (such as hurricanes, floods, earthquakes and tornadoes), a pandemic, or an outbreak of an easily communicable disease could adversely affect our mortality or morbidity experience or that of our reinsurers. Such events could also have an adverse effect on lapses and surrenders of existing policies, as well as a reduction in the sales of new policies. In addition, we are exposed to various risks arising from man-made disasters, including acts of terrorism, malicious acts and military action. All of these types of risks may

31	TIAA-CREF Investment Horizon Annuity Prospectus

adversely affect our results of operations and financial condition. For example, the possible macroeconomic effects of such events could also adversely affect our investment portfolio. Additionally, the disruption of our normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services, could have a negative effect on us. While we have a business continuation and crisis management plan, there is no assurance that our plan and insurance coverages would be completely effective in mitigating any negative effects on our operations or profitability in the event of such a disaster.

Information Regarding the COVID-19 Pandemic.  The COVID-19 pandemic has resulted in operational disruptions, as well as market volatility and general economic uncertainty. To address operational disruptions in connection with the COVID-19 pandemic, we have implemented business continuity plans so we can continue to provide services to our customers, even as many of our employees and the employees of our service providers continue to work remotely. While these efforts have been successful to date, we continue to be subject to risks that could negatively impact our operations, including system failure, mail delivery delays, unavailability of critical personnel due to illness or other reasons related to the pandemic, and disruptions to service providers.

Significant market volatility and negative market returns have occurred during the COVID-19 pandemic. While we are confident in our ability to manage the financial risks related to the COVID-19 pandemic, the extent and duration of such risks cannot be predicted with certainty, and prolonged negative economic conditions could have a negative impact on our financial condition. It is possible these risks could impact our financial strength and claims-paying ability.

We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

The preceding risks may not be the only risks facing us in the future. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results in the future.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock. All of our outstanding shares are owned by TIAA. As of March 20, 2021, we had issued and outstanding 2,500 shares of common stock, $1,000 par value per share.

Insurers are subject to various state statutory and regulatory restrictions on the insurers’ ability to pay dividends. Under the New York Insurance Law, we are permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains).

GENERAL MATTERS

TELEPHONE AND INTERNET

To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can call the Administrative Office toll-free at 877-694-0305.

You can also use the TIAA Web Center’s account access feature to check your Contract Accumulation. To use the Web Center’s account access feature, access the TIAA Internet home page at www.tiaa.org.

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CONTACTING TIAA LIFE

We will not consider any notice, form, request, or payment to have been received by us until it reaches our Administrative Office. We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf. You can ask questions by calling toll-free 877-694-0305.

ELECTRONIC PROSPECTUSES

If you received this prospectus electronically and would like a paper copy, please call toll-free at 877-694-0305, and we will send it to you.

DELAYS IN PAYMENTS

We have the right to defer withdrawals from the Short Term Holding Account for up to six months. If we defer such withdrawals for 10 or more Business Days, we will credit interest to such amounts at the rate we are currently crediting to the Short Term Holding Account, but not less than your Contract’s minimum guaranteed interest rate. If, at any time, applicable state law requires the crediting of a higher rate of interest, we will credit such higher rate.

HOUSEHOLDING

To cut costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the prospectus, prospectus supplements, or any other required documents, to your household, even if more than one Contract owner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may write us or call us toll-free at 877-694-0305.

SIGNATURE REQUIREMENTS

For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

ERRORS OR OMISSIONS

We reserve the right to correct any errors or omissions on any form, report or statement that we send to you.

LOANS

Loans are not available under your Contract.

OTHER ADMINISTRATIVE MATTERS

The Contract and the completed application are the entire contractual agreement between you and TIAA Life. We will issue the Contract in return for your completed application and the first Premium. Any endorsement to or amendment of the Contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA Life. All benefits are payable at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office.

ASSIGNMENT OF CONTRACTS

You may not assign the entire Contract. Subject to our prior approval of your written notice and request to us, you may assign available Contract Accumulation (which is Contract Accumulation not already subject to an assignment). We assume no responsibility for the validity of any assignment of Contract Accumulation, nor will notice to us of any assignment be effective unless it is in writing and has been received in Good Order and approved by us. The rights of the Contract owners, Annuitant, any Second Annuitant, any Beneficiaries and any other person to receive benefits under your Contract will be subject to the terms of any assignment. You

33	TIAA-CREF Investment Horizon Annuity Prospectus

should consult a qualified tax adviser before making any assignment of your Contract. We reserve the right to restrict any such assignment of Contracts in our sole discretion on a non-discriminatory basis, except where any such restriction would be prohibited by state law. You may not assign annuity payments.

PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.

We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that is not a natural person. TIAA Life will not be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

BENEFITS BASED ON INCORRECT INFORMATION

If the amounts of benefits provided under a Contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by us, appropriate adjustments will be made.

PROOF OF SURVIVAL

We reserve the right to require satisfactory proof that the Annuitant, Second Annuitant, or anyone named to receive benefits under a Contract is living on the date payment is due. If this proof is not received in Good Order after a request in writing, we will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Two-Life Annuity we have overpaid benefits because we were not notified of a death, we will reduce or withhold subsequent payments until the amount of the overpayment has been recovered by us with appropriate adjustments.

PROTECTION AGAINST CLAIMS OF CREDITORS

The benefits and rights accruing to you or any other persons under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

PROCEDURES FOR ELECTIONS AND CHANGE

You have to make any changes or elections under the Contract in a form acceptable to us at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office. If you send us a notice changing your Beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed by you, even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than the allocation of Premiums.

REPORTS

At least once each year, we will send you a report showing your current Contract Accumulation, FTD Values, interest credited, surrender charges deducted and MVAs applied, if any, during the period covered by the report, and any other information required by law.

RELIANCE ON EXEMPTION FROM 1934 ACT REPORTING

We are relying on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”), which provides an exemption from the reporting requirements of Sections 13 and 15(d) of the 1934 Act.

OTHER INFORMATION

Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on Contract owners, Insureds, Beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.

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Contract owners are urged to keep their own, as well as their Insureds’, Beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and social security numbers. Such updates should be communicated in writing to TIAA-CREF Life Insurance Company, Administrative Office, P.O. Box 724508, Atlanta, Georgia 31139, by calling us between the hours of 8:00 a.m. and 6:00 p.m. ET, Monday-Friday, toll-free at 877 694-0305, or 24 hours a day via our website www.tiaa.org.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

The Contracts are offered by TIAA-CREF Individual & Institutional Services, LLC, (“TC Services”) a wholly- owned subsidiary of TIAA. TC Services is registered with the SEC as a broker-dealer, and is a member of FINRA. TC Services may also enter into selling agreements with affiliated entities or with third parties to distribute the Contracts. TC Services may be considered the “principal underwriter” for interests in the Contract. Anyone distributing the Contracts must be a registered representative of TC Services or have entered into a selling agreement with TC Services. The main offices of TC Services are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid in connection with the distribution of the Contracts, although we will reimburse TC Services from our General Account assets for all reasonable costs and expenses incurred by TC Services in connection with distributing the Contracts. (We will make the cost and expense reimbursements to TIAA, and TIAA will remit the cost and expense reimbursements to TC Services.) We intend to recoup the cost and expense reimbursements that we make to TC Services through a portion of the investment spread that we expect to earn between the investment of Premiums and the interest that we will credit to the Contracts.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

EXPERTS

TIAA-CREF Life Insurance Company Statutory-Basis Financial Statements

The statutory-basis financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, the independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Teachers Insurance and Annuity Association of America Statutory-Basis Financial Statements

The statutory-basis financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, the independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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LEGAL MATTERS

Ken Reitz, Esq., has provided advice on certain matters relating to the laws of New York regarding the Contracts and our issuance of the Contracts, and has provided advice on certain legal matters relating to the Contracts under the federal securities laws.

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TIAA-CREF LIFE INSURANCE COMPANY

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights significant factors influencing the financial position and results of operations of TIAA-CREF Life Insurance Company (referred to in this document as “TIAA Life”). It should be read in conjunction with the audited statutory-basis financial statements and related notes included herein and summary information and risk factors included elsewhere in this report.

Forward Looking Statements

This discussion reviews TIAA Life’s financial condition and results of operations, including liquidity and capital resources. Historical information is presented and discussed, and factors that may affect future financial performance are also identified and discussed, where appropriate. Certain statements included in this section may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on the current expectations, estimates and projections made by management. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to risks and uncertainties which may be difficult to predict or may be beyond management’s control, and TIAA Life cannot give assurance that such statements will prove to be correct. Refer to “Summary Information and Risk Factors” included in TIAA-CREF Life Insurance Company Business Overview of this report for more information about the risks that could affect TIAA Life’s future results. A copy of this report and TIAA Life’s registration statement, including exhibits, is available on the Internet site of the SEC at http://www.sec.gov.

Given these risks and uncertainties, undue reliance should not be placed on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report, and management does not undertake any obligation to update, publicly or otherwise, any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

Overview

TIAA-CREF Life Insurance Company is a stock life insurance company that commenced operations as a legal reserve life insurance company under the laws of the State of New York on December 18, 1996, under the former name, TIAA Life Insurance Company. It changed its name to TIAA-CREF Life Insurance Company on May 1, 1998, and it currently operates under the marketing name of TIAA Life. It is a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America’s (“TIAA”). It is subject to regulation by the New York State Department of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. It is licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

TIAA Life’s primary products include individual annuities and funding agreements. The individual annuities products are marketed directly to individuals while the funding agreements are issued directly to states in support of state sponsored 529 college savings and scholarship plans. TIAA Life’s individual products are available to the general public; however, it markets primarily to individuals who own retirement annuities or insurance policies issued by TIAA Life’s parent, TIAA. TIAA Life’s annuity products are also distributed through third party channels and registered investment advisors. TIAA Life stopped issuing individual life

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insurance policies effective December 31, 2019, except for a universal life policy option issued to existing term life policy owners exercising policy rights to convert their term coverage to an available permanent life policy.

TIAA Life’s life insurance products were formerly marketed directly to individuals and distributed through third party channels, including M Financial Group (“M Financial”) and registered investment advisors. The life insurance policies distributed by M Financial were done based on an exclusive agreement that allowed M Financial to offer TIAA Life’s life insurance products to M Financial’s member firms and their clients. M Financial is owned by more than 150 member firms located in 40 states, the United Kingdom, and the United Arab Emirates, and is comprised of several entities, including the parent company, which serves as a general insurance marketing entity, a securities broker-dealer, a registered investment advisor, a reinsurance company, and four proprietary mutual funds. TIAA Life will continue to maintain and service all in force life insurance policies.

TIAA Life also formerly issued separate account guaranteed interest contracts (“SAGIC contracts”). SAGIC contracts were unallocated, non-participating deposit type contracts designed as an investment vehicle offered to trustees and/or plan sponsors of stable value funds. In early 2020, TIAA Life’s last in force SAGIC contract was terminated when the contract’s last payout payment was made. TIAA is not currently marketing SAGIC contracts.

The majority of the services required for TIAA Life’s business operations are provided at cost by TIAA and certain of its direct and indirect wholly-owned subsidiaries pursuant to various service, administrative, and distribution agreements. Under these agreements, TIAA Life reimburses TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. TIAA Life believes such services meet operational needs and minimizes the duplication of costs among TIAA and its subsidiaries. TIAA Life does not currently have any employees.

TIAA Life also pays TIAA for investment advisory services and other administrative services for TIAA Life’s general account (the “general account”) in accordance with an Investment Management Agreement. Further, TIAA entered into Investment Management Agreements with Teachers Advisors, LLC (“TAL”) and Nuveen Alternatives Advisors, LLC, each an indirect wholly-owned subsidiary of TIAA, appointing such affiliated advisors with authority to manage investments held within TIAA Life’s general account.

TAL also provides investment advisory services and other administrative services for all of TIAA Life’s insurance separate accounts in accordance with an Investment Management Agreement.

Nuveen Securities, LLC, an indirect subsidiary of TIAA’s wholly owned subsidiary Nuveen, LLC, and TIAA-CREF Individual & Institutional Services, LLC , a subsidiary of TIAA, are authorized to distribute contracts for the separate accounts.

Services for certain funding agreements for qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA, is the program manager, are provided to TIAA Life by TFI pursuant to a service agreement between TIAA Life and TFI.

Business Segments

In 2020, TIAA Life provided financial services through the production, sale, distribution, and administration of individual annuities and funding agreements. Effective January 1, 2020, TIAA Life no longer manufactured new life insurance policies, but continued to service existing life insurance policies. Additionally, the final SAGIC contract was terminated in 2020, and TIAA Life does not plan to offer this product going forward. TIAA Life utilizes both its general account and separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2020, the Company reported

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separate account assets and liabilities for the following products: variable life, variable annuity, fixed annuity and group life. TIAA Life’s separate accounts include the following:

TIAA Life’s Separate Account VLI-1 (“VLI-1”) was established under New York law on May 23, 2001, for the purpose of issuing and funding flexible premium variable universal life insurance policies and is registered with the Securities and Exchange Commission (“Commission”) as a unit investment trust under the Investment Company Act of 1940, as amended (“1940 Act”).

TIAA Life’s Separate Account VLI-2 (“VLI-2”) was established under New York law on February 15, 2012, for the purpose of issuing and funding group and individual variable life insurance policies and is registered with the Commission as a unit investment trust under the 1940 Act.

TIAA Life’s Separate Account VA-1 (“VA-1”) was established under New York law on July 27, 1998, for the purpose of funding individual non-qualified variable annuities and is registered with the Commission as a unit investment trust under the 1940 Act.

TIAA Life’s Separate Account MVA-1 (“MVA-1”) was established on July 23, 2008, as a non-unitized separate account that supports flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature.

TIAA Life operates its primary business segments, distinguished by broad product categories with each having a strategic focus. Premiums and deposits by segment for 2020, 2019 and 2018 are set forth in the following table (in thousands):

	For the years ended December 31,
	2020	2019	2018
Segment
Individual Annuities	$194,771	$292,702	$347,184
Life Insurance	174,643	334,391	345,251

Total premiums	$369,414	$627,093	$692,435

Funding Agreements*	4,102,589	1,357,934	1,231,637

Total deposits received	$4,102,589	$1,357,934	$1,231,637

*

The deposits received on funding agreements are recorded as liabilities and are not treated as premiums or as revenue under statutory accounting principles. These liabilities are included in Reserves for Life and Health, Annuities, and Deposit-type Contracts.

Individual Annuities: TIAA Life currently offers several non-qualified annuities including a deferred fixed annuity, a deferred variable annuity, and a single premium immediate annuity. These are distributed through captive agents appointed by TIAA Life. These agents are also registered representatives of TIAA Life’s affiliated broker-dealers. TIAA Life’s strategy is to offer these annuities to our participant base, and through fee-based advisors, third party channels, and other strategic relationships.

TIAA Life currently offers the Investment Horizon Annuity (“IHA”) through MVA-1. The initial design offered guaranteed periods from 1 to 10 years and a guarantee of principal with a stated interest rate. The interest rate for each guaranteed period is set based on current interest rates. This design allows investors to use a “laddered” approach for fixed investing. Since August 2013, only durations of 5, 6, 7, 8, 9, and 10 years have been available for investment due to the continued low interest rate environment. In 2020, TIAA Life earned premiums of $10 thousand on this product.

TIAA Life currently offers the Intelligent Variable Annuity (“IVA”) through VA-1. The investment options include both proprietary TIAA-CREF Life funds and non-proprietary funds. There is no fixed account or guaranteed living benefit option. In 2020, TIAA Life earned premiums of $172,982 thousand on this product.

39	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA Life did not offer the Single Premium Immediate Annuity (“SPIA”) in 2020 due to temporarily suspending sales for system enhancements, and therefore had no premiums for the product in 2020. TIAA Life plans to offer the SPIA product again going forward in 2021.

TIAA Life no longer offers new policies on the Personal Annuity Select (“PAS”) and the Lifetime Variable Select (“LVS”) products. However, TIAA Life continues to accept premiums on previously issued PAS and LVS policies. In 2020, TIAA Life earned premiums of $18,763 thousand and $1,271 thousand on these products, respectively.

Life Insurance: Effective January 1, 2020, TIAA Life no longer manufactures or distributes life insurance. TIAA Life will continue to offer its universal life policy as a conversion option for term life policyholders whose term life contracts provide them the right to convert to a permanent life policy. In 2020, TIAA Life earned premiums of $175,274 thousand on life insurance products which were primarily from renewals of Term Life, Fixed Universal Life and Variable Universal Life existing policies.

Funding Agreements: TIAA Life’s Funding Agreements segment focuses primarily on providing non-participating flexible premium funding agreements issued from the general account to support education-related investment and/or savings programs sponsored by various states. State sponsored 529 college savings plans (named after Section 529 of the Internal Revenue Code) are tax-advantaged investment and savings programs designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan. TIAA Life provides funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal with interest. TIAA Life also makes available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

TIAA Life currently has funding agreements with California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin, each of which have current state 529 college savings plans.

Quantitative and Qualitative Disclosure About Market Risk

TIAA Life’s financial position and earnings are indirectly subject to various market risks, including changes in interest rates, changes in the yield curve, changes in spreads between risk-adjusted and risk-free interest rates, and equity price risks. These market risks may impact prospective earnings on future investments, which may, in turn, affect the interest that will be prospectively credited on the general account products. TIAA Life is primarily exposed to market risk through investment and insurance activities; however, the majority of investments are carried at amortized cost and not at fair value. Because investment balances do not generally reflect current fair values, the market risk factors discussed below do not generally have a significant direct impact on the financial position or results of operations unless investment positions are determined to have other than temporary impairments (“OTTI”).

At December 31, 2020, $11,168,305 thousand, or 97%, of the general account’s invested assets was invested in bonds. TIAA Life’s bond portfolio consists primarily of high quality publicly-traded corporate debt securities and government securities to maintain and manage liquidity and to minimize the risk of credit default in the portfolio. TIAA Life also makes modest investments in private placement bonds to increase portfolio diversification and to obtain higher yields than can be earned by investing in comparable quality, publicly-traded securities. While these private placement securities tend to be less liquid than publicly-traded securities, they offer relatively higher yields, broader access to management information, stronger protective covenants, call protection features, and a higher level of collateralization than can customarily be achieved in the public market. Collectively, these benefits outweigh the liquidity concerns, especially in a portfolio where liquidity is managed appropriately.

In addition to market rate and interest rate risk, mortgage-backed securities, which are included in bonds in TIAA Life’s portfolio, are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay

TIAA-CREF Investment Horizon Annuity Prospectus	40

the loans earlier or later than anticipated). Included in these mortgage-backed securities are some interest-only securities. If the underlying mortgage assets experience faster than anticipated repayments of principal, TIAA Life could fail to recoup some or all of the initial investment in these securities, since the original price paid was based in part on assumptions regarding the receipt of interest payments. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. If the underlying mortgage assets are repaid later than anticipated, TIAA Life could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social, and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. These securities may also be harder to sell than other securities.

The selection and management of the general account investment portfolio reflect the asset/liability analysis TIAA Life performs for the various business segments and the specific products that are issued. TIAA Life’s investment objective is to earn attractive rates of return within reasonable risk parameters while maintaining a prudently diversified portfolio. As a result of the kinds of investments TIAA Life makes, the investment portfolio is primarily exposed to credit risk and interest rate risk. To manage risks, TIAA Life’s Board of Directors establishes investment limits and guidelines in constructing the investment portfolio; some of these limits identify maximum investment amounts by individual investment and by issuer, based on the credit quality of the issuers. TIAA Life also utilizes a risk management department that is independent of the investment management function to monitor the risk exposures represented in the investment portfolio.

TIAA Life performs a discreet analysis to screen every security that may require impairment from book value. The cost basis of securities are adjusted for impairment in value deemed OTTI, with the associated realized loss reported in net income. The final determination of whether an impairment is appropriate is based on the following criteria: (i) whether it is expected the insurer will be able to collect all amounts due according to the contractual terms in effect at the date of acquisition, or for certain loan-backed and structured securities, based on a discounted cash flow analysis, and (ii) whether TIAA Life has the ability and intent to hold the security for a length of time sufficient to allow for the recovery of the security’s value.

TIAA Life analyzes and manages the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management (“ALM”) process. The ALM process involves the monitoring of asset and liability interest rate sensitivities for various product lines; cash flow testing under various interest rate scenarios; and the rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics.

41	TIAA-CREF Investment Horizon Annuity Prospectus

Results of Operations

Year Ended December 31, 2020, Compared to Year Ended December 31, 2019

The following table sets forth TIAA Life’s statutory-basis statements of operations for the year ended December 31, 2020, compared to year ended December 31, 2019 (in thousands):

	For the Years Ended December 31,
			Increase/(decrease)
	2020	2019	$	%
REVENUES
Insurance and annuity premiums and other considerations	$369,414	$627,093	$(257,679)	(41)%
Net investment income	353,764	306,108	47,656	16%
Commissions and expense allowances on reinsurance ceded	10,615	15,729	(5,114)	(33)%
Reserve adjustments on reinsurance ceded	(8,867)	6,029	(14,896)	(247)%
Separate account fees and other revenues	18,691	24,455	(5,764)	(24)%

TOTAL REVENUES	$743,617	$979,414	$(235,797)	(24)%

EXPENSES
Policy and contract benefits	$356,581	$382,263	$(25,682)	(7)%
Increase/(decrease) in policy and contract reserves	(186,639)	400,597	(587,236)	(147)%
Insurance expenses and taxes (excluding federal income taxes)	73,322	148,245	(74,923)	(51)%
Commissions on premiums	7,531	18,919	(11,388)	(60)%
Interest on deposit-type contracts	113,162	83,936	29,226	35%
Net transfers to separate accounts	44,786	140,213	(95,427)	(68)%

TOTAL EXPENSES	$408,743	$1,174,173	$(765,430)	(65)%

Income (loss) before federal income tax and net realized capital gains (losses)	$334,874	$(194,759)	$529,633	(272)%
Federal income tax expense	18,634	3,653	14,981	410%
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(4,721)	(9,371)	4,650	50%

NET INCOME (LOSS)	$311,519	$(207,783)	$519,302	(250)%

Insurance and Annuity Premiums and Other Considerations

Insurance and annuity premiums and other considerations decreased $257,679 thousand to $369,414 thousand for the year ended December 31, 2020. The decrease was primarily driven by lower life insurance premiums, driven by no longer offering retail life insurance in 2020, and lower annuity product premiums (primarily within the IVA product) largely due to COVID-19, which resulted in volatile markets, a decline in participant interest in the variable product and reduced resources allocated to selling the product.

Net Investment Income

Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve (“IMR”). The $47,656 thousand increase in net investment income was primarily driven by growth in the bond portfolio largely due to guaranteed funding agreements (“GFA”) net inflows throughout 2020 from rebalancing activity.

TIAA-CREF Investment Horizon Annuity Prospectus	42

The individual components of net investment income are presented in the table below (in thousands):

	Years Ended December 31,
			Increase/ (decrease)
	2020	2019	$	%
Bonds	$360,856	$313,669	$47,187	15%
Other long-term investments	339	340	(1)	—%
Cash, cash equivalents and short-term investments	416	1,167	(751)	(64)%
Contract loans	1,921	1,700	221	13%

Total gross investment income	$363,532	$316,876	$46,656	15%
Investment expenses	$(12,287)	$(12,069)	$(218)	2%

Net investment income before amortization/(accretion) of IMR	351,245	304,807	46,438	15%
Amortization/(accretion) of IMR	2,519	1,301	1,218	94%

Net investment income	$353,764	$306,108	$47,656	16%

Commissions and Expense Allowances on Reinsurance Ceded

The decrease in commissions and expense allowances on reinsurance ceded of $5,114 thousand to $10,615 thousand for the year ended December 31, 2020 was driven by no longer offering and manufacturing life insurance in 2020.

Reserve Adjustments on Reinsurance Ceded

The reserve adjustment on reinsurance ceded relates to the modified coinsurance (“MODCO”) with M Life and represents the change in the statutory reserves and the related interest credited on the portion of the policies reinsured. The reserve change generally moves in tandem with premiums. The decrease in the reserve adjustment of $14,896 thousand was primarily driven by decreased reserves from higher surrenders and lower premiums ceded.

Separate account fees and other revenues

The decrease in separate account fees and other revenues of $5,764 thousand to $18,691 thousand was primarily driven by the absence of the investment management and administrative fees on SAGIC due to the product discontinuance in 2019.

Policy and Contract Benefits

The decrease in policy and contract benefits of $25,682 thousand to $356,581 thousand was driven by lower annuity benefits primarily due to a decrease in fixed personal annuities and lower surrenders primarily within personal fixed annuities and IHA, partially offset by higher life insurance surrenders, primarily in fixed universal and M Life products.

Increase/(decrease) in Policy and Contract Reserves

The decrease in policy and contract reserves for 2020 of $186,639 thousand was $587,236 thousand lower than the $400,597 thousand increase in 2019, primarily due to a decrease in reserves for life insurance products of $619,203 thousand from the release of $225,000 thousand in cash flow testing (“CFT”) reserves in 2020 compared to an increase in CFT reserves of $225,000 thousand which were recorded in 2019, driven by improvements in the mortality assumptions supported by TC Life’s favorable mortality experience, growth in the GFA business due to its low crediting rate guarantees, and continued expense reduction, lower premiums, higher surrenders, partially offset by lower benefits. This decrease was partially offset by a lower decrease in annuity reserves of $32,169 thousand primarily due to the absence of a $16,300 thousand release of AG43 reserves in 2019, lower net transfers to separate accounts, and lower surrenders and benefits, partially offset by lower premiums.

43	TIAA-CREF Investment Horizon Annuity Prospectus

Insurance expenses and taxes (excluding federal income taxes)

The decrease in insurance expense and taxes (excluding federal income taxes) of $74,923 thousand to $73,322 thousand for the year ended December 31, 2020 was primarily driven by lower salaries, wages and benefits of $43,055 thousand primarily due to absence of the restructuring related costs incurred in 2019 and lower headcount from the strategic change in 2019 to no longer manufacture life insurance, lower EDP and software depreciation, lower consultant fees, and other lower expenses associated with the COVID-19 pandemic due to remote environment and management initiatives.

Commissions on Premiums

Commissions on premiums represent agents’ compensation on direct policies issued under the joint venture with M Financial. The decrease in commissions on premiums of $11,388 thousand to $7,531 thousand for the year ended December 31, 2020 was primarily driven by lower premiums in the M Financial business due to no longer manufacturing life insurance in 2020

Interest on Deposit-type Contracts

The increase in interest on deposit-type contracts of $29,226 thousand to $113,162 thousand for the year ended December 31, 2020 was driven by higher GFA balances due to growth in the portfolio in 2020 from rebalancing activity.

Net Transfers to Separate Accounts

Net transfers to the separate accounts decreased $95,427 thousand to $44,786 thousand for the year ended December 31, 2020 as a result of lower participant net deposits in VA-1, VLI-1 and VLI-2, partially offset by lower net withdrawals from IHA.

Federal Income Tax (“FIT”) Expense

FIT expenses increase of $14,981 thousand to $18,634 thousand for the year ended December 31, 2020 was primarily driven by higher net operating income before FIT & net realized capital losses of $79,632 thousand, excluding the impact from release of CFT reserves that are not deductible for tax purposes.

Net Realized Capital Gains (Losses)

Net realized capital losses decrease of $4,650 thousand, primarily driven by lower OTTI in 2020 compared to 2019, partially offset by higher realized losses on sales.

TIAA-CREF Investment Horizon Annuity Prospectus	44

Year Ended December 31, 2019, Compared to Year Ended December 31, 2018

The following table sets forth TIAA Life’s statutory-basis statements of operations for the year ended December 31, 2019, compared to year ended December 31, 2018 (in thousands):

	For the Years Ended December 31,
			Increase/(decrease)
	2019	2018	$	%
REVENUES
Insurance and annuity premiums and other considerations	$627,093	$692,435	$(65,342)	(9)%
Net investment income	306,108	270,010	36,098	13%
Commissions and expense allowances on reinsurance ceded	15,729	18,777	(3,048)	(16)%
Reserve adjustments on reinsurance ceded	6,029	16,144	(10,115)	(63)%
Separate account fees and other revenues	24,455	26,613	(2,158)	(8)%

TOTAL REVENUES	$979,414	$1,023,979	$(44,565)	(4)%

EXPENSES
Policy and contract benefits	$382,263	$340,270	$41,993	12%
Increase in policy and contract reserves	400,597	244,207	156,390	64%
Insurance expenses and taxes (excluding federal income taxes)	148,245	148,568	(323)	—%
Commissions on premiums	18,919	24,437	(5,518)	(23)%
Interest on deposit-type contracts	83,936	65,250	18,686	29%
Net transfers to separate accounts	140,213	214,334	(74,121)	(35)%

TOTAL EXPENSES	$1,174,173	$1,037,066	$137,107	13%

Income (loss) before federal income tax and net realized capital gains (losses)	$(194,759)	$(13,087)	$(181,672)	1,388%
Federal income tax expense	3,653	2,364	1,289	55%
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(9,371)	819	(10,190)	1,244%

NET INCOME (LOSS)	$(207,783)	$(14,632)	$(193,151)	1,320%

Insurance and Annuity Premiums and Other Considerations

Insurance and annuity premiums and other considerations decreased $65,342 thousand to $627,093 thousand for the year ended December 31, 2019. The decrease was primarily driven by lower premiums from annuity products, primarily within the IVA and PAS products, and lower premiums from life insurance products, including M Financial products.

Net Investment Income

Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve (“IMR”). The $36,098 thousand increase in net investment income was primarily driven by growth in the bond portfolio.

45	TIAA-CREF Investment Horizon Annuity Prospectus

The individual components of net investment income are presented in the table below (in thousands).

	Years Ended December 31,
			Increase/(decrease)
	2019	2018	$	%
Bonds	$313,669	$281,016	$32,653	12%
Other long-term investments	340	555	(215)	(39)%
Cash, cash equivalents and short-term investments	1,167	879	288	33%
Contract loans	1,700	1,327	373	28%

Total gross investment income	316,876	283,777	33,099	12%

Investment expenses	(12,069)	(14,906)	2,837	(19)%

Net investment income before amortization of IMR	304,807	268,871	35,936	13%
Amortization of IMR	1,301	1,139	162	14%

Net investment income	$306,108	$270,010	$36,098	13%

Commissions and Expense Allowances on Reinsurance Ceded

The decrease in commissions and expense allowances on reinsurance ceded of $3,048 thousand to $15,729 thousand for the year ended December 31, 2019 was driven by a decline in commissions due to lower premiums from M Financial products.

Reserve Adjustments on Reinsurance Ceded

The reserve adjustment on reinsurance ceded relates to the modified coinsurance (“MODCO”) with M Financial and represents the change in the statutory reserves and the related interest credited on the portion of the policies reinsured. The reserve change generally moves in tandem with premiums. The decrease in the reserve adjustment of $10,115 thousand was primarily driven by decreased reserves due to lower premiums and higher surrenders.

Separate account fees and other revenues

The decrease in separate account fees and other revenues of $2,158 thousand to $24,455 thousand was primarily driven by lower separate account fee income due to SAGIC discontinuances in 2019 and lower net income from operations on IHA.

Policy and Contract Benefits

The increase in policy and contract benefits of $41,993 thousand to $382,263 thousand was driven by an increase in surrenders on both individual annuities and universal life products, as well as higher annuity benefits primarily due to an increase in fixed personal annuities.

Increase in Policy and Contract Reserves

The increase in policy and contract reserves for 2019 of $400,597 thousand was $156,390 thousand higher than 2018, primarily due to a higher increase in reserves for life products of $200,980 thousand driven by a $225,000 thousand increase in cash flow testing reserves as a result of a change to the NYDFS cash flow testing requirements, which was partially offset by lower premiums and higher surrenders. The increase was partially offset by a higher decrease in annuity reserves of $45,306 thousand which was driven by a $16,300 thousand release of AG43 reserves in 2019 compared to an increase of $12,500 thousand in 2018, lower premiums and higher benefits and surrenders, partially offset by lower net transfers to separate accounts.

Commissions on Premiums

Commissions on premiums represent agents’ compensation on direct policies issued under the joint venture with M Financial. The decrease in commissions on premiums of $5,518 thousand to $18,919 thousand for the year ended December 31, 2019 was primarily driven by lower premiums in the M Financial business.

TIAA-CREF Investment Horizon Annuity Prospectus	46

Interest on Deposit-type Contracts

Interest on deposit-type contracts increase of $18,686 thousand to $83,936 thousand for the year ended December 31, 2019 was driven by higher guaranteed funding agreements (“GFA”) balances and an increase in deposit type contracts for new accumulations in certain annuity products.

Net Transfers to Separate Accounts

Net transfers to the separate accounts decreased $74,121 thousand to $140,213 thousand for the year ended December 31, 2019 as a result of lower participant net deposits in VA-1 and VLI-2 as well as higher net withdrawals from IHA, partially offset by higher participant net deposit in VLI-1.

Federal Income Tax Expense

Federal income tax expenses increase of $1,289 thousand to $3,653 thousand for the year ended December 31, 2019 was primarily driven by higher net income before federal income tax (“FIT”) & net realized capital losses of $14,529 thousand, excluding the $225,000 thousand increase in cash flow testing reserves and a release of AG43 reserves of $16,300 thousand in 2019 compared to an increase of $12,500 thousand in 2018 (which are not deductible for tax purposes), partially offset by prior year tax expense true-up of $1,246 thousand.

Net Realized Capital Gains (Losses)

Net realized capital losses of $9,371 thousand was $10,190 thousand lower than 2018 primarily driven by higher OTTI on bonds in 2019 and a higher tax expense due to net realized gains on SAGIC from bond sales in 2019 compared to losses in 2018.

Financial Condition

The following table sets forth TIAA Life’s statutory-basis statements of admitted assets, liabilities, and capital and surplus:

	December 31,		Increase/(decrease)
(in thousands)	2020	2019	$	%
ADMITTED ASSETS
Bonds	$11,168,305	$8,666,133	$2,502,172	29%
Preferred stocks	183	183	—	—%
Cash, cash equivalents and short-term investments	282,344	279,379	2,965	1%
Contract loans	43,089	39,827	3,262	8%
Other long-term investments	4,810	4,689	121	3%
Investment income due and accrued	90,841	75,394	15,447	20%
Net deferred federal income tax asset	17,788	17,544	244	1%
Reinsurance amounts receivable	4,531	8,601	(4,070)	(47)%
Other assets	42,329	24,013	18,316	76%
Separate account assets	4,106,499	4,022,073	84,426	2%

TOTAL ADMITTED ASSETS	$15,760,719	$13,137,836	$2,622,883	20%

LIABILITIES
Reserves for life and health insurance, annuities and deposit-type contracts	$10,723,935	$8,486,611	$2,237,324	26%
Asset valuation reserve	56,002	52,681	3,321	6%
Interest maintenance reserve	32,341	16,160	16,181	100%
Federal income tax payable to TIAA	6,703	3,223	3,480	108%
Other amounts payable on reinsurance	9,226	9,432	(206)	(2)%
Other liabilities	18,686	50,021	(31,335)	(63)%
Separate account liabilities	4,095,043	4,009,171	85,872	2%

TOTAL LIABILITIES	$14,941,936	$12,627,299	$2,314,637	18%

47	TIAA-CREF Investment Horizon Annuity Prospectus

	December 31,		Increase/(decrease)
(in thousands)	2020	2019	$	%
CAPITAL & SURPLUS
Capital stock (2,500 shares of $1,000 par value common stock issued and outstanding)	$2,500	$2,500	$—	—%
Additional paid-in capital	777,500	777,500	—	—%
Surplus (deficit)	38,783	(269,463)	308,246	114%

TOTAL CAPITAL AND SURPLUS	$818,783	$510,537	$308,246	60%

TOTAL LIABILITIES, CAPITAL AND SURPLUS	$15,760,719	$13,137,836	$2,622,883	20%

Admitted Assets

Bonds

Bonds represented approximately 97% of TIAA Life’s invested asset portfolio at December 31, 2020.

The following table sets forth TIAA Life’s bond portfolio by industry:

	2020	2019
Finance and financial services	24.8%	20.1%
Manufacturing	18.0%	17.3%
Public utilities	12.4%	12.7%
Residential mortgage-backed securities	6.6%	7.2%
Services	5.1%	5.3%
Real estate investment trusts	4.9%	5.8%
Oil and gas	4.6%	6.1%
Asset-backed securities	4.4%	4.5%
Revenue and special obligations	4.2%	3.4%
Transportation	3.5%	4.8%
Communications	3.4%	3.6%
Commercial mortgage-backed securities	2.9%	2.8%
Retail & wholesale trade	2.9%	2.6%
U.S. governments	1.2%	2.5%
Other governments	0.6%	0.8%
Mining	0.5%	0.5%

Total	100.0%	100.0%

The following table presents the carrying value of the long-term bond portfolio by investment grade (in thousands):

	December 31, 2020		December 31, 2019
NAIC Classes	Carrying Value	% of Total	Carrying Value	% of Total
NAIC 1 and 2	$11,162,826	100.0%	$8,641,404	99.7%
NAIC 3 through 6	5,479	0.0%	24,729	0.3%

Total	$11,168,305	100.0%	$8,666,133	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	48

The gross unrealized losses and estimated fair values for bonds by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2020
All other bonds	$188,714	$(2,083)	$186,631	$2,508	$(513)	$1,995
Loaned-backed and structured bonds	57,137	(151)	56,986	423	(13)	410

Total	$245,851	$(2,234)	$243,617	$2,931	$(526)	$2,405

December 31, 2019
All other bonds	$253,833	$(2,626)	$251,207	$55,905	$(2,086)	$53,819
Loaned-backed and structured bonds	233,491	(1,244)	232,247	115,175	(1,120)	114,055

Total	$487,324	$(3,870)	$483,454	$171,080	$(3,206)	$167,874

Based upon TIAA Life’s current evaluation of these securities in accordance with its impairment policy, TIAA Life has concluded that these securities are not other-than-temporarily impaired. Additionally, TIAA Life currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in thousands):

	Scheduled Maturity of Bonds December 31, 2020			December 31, 2019
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$439,183	4%	$444,456	$243,067	3%	$244,229
Due after one year through five years	2,035,808	18%	2,156,250	1,649,573	19%	1,694,958
Due after five years through ten years	3,783,398	34%	4,170,798	2,695,680	31%	2,846,523
Due after ten years	3,364,536	30%	4,091,381	2,821,641	33%	3,193,633

Subtotal	9,622,925	86%	10,862,885	7,409,961	86%	7,979,343
Residential mortgage-backed securities	730,155	7%	756,566	627,772	7%	636,009
Commercial mortgage-backed securities	326,225	3%	353,638	240,080	3%	248,272
Asset-backed securities	489,000	4%	507,927	388,320	4%	395,202

Subtotal	1,545,380	14%	1,618,131	1,256,172	14%	1,279,483

Total	$11,168,305	100%	$12,481,016	$8,666,133	100%	$9,258,826

Cash, Cash Equivalents and Short-Term Investments

The increase in cash, cash equivalents and short term investments of $2,965 thousand was primarily driven by an increase in GFA net inflows due to rebalancing activity from equities to GFA’s, partially offset by the absence of $220,000 thousand from a TIAA capital contribution in 2019 that had yet to be reinvested in long-term assets.

49	TIAA-CREF Investment Horizon Annuity Prospectus

Contract Loans

Contract loans increase of $3,262 thousand was primarily driven by loan issuances out pacing repayments.

Investment Income Due and Accrued

Investment income due and accrued increase of $15,447 thousand was primarily due to growth in the bond portfolio primarily from significant GFA net inflows during 2020 as part of rebalancing activity.

Reinsurance amounts receivable

Reinsurance amounts receivable decrease of $4,070 thousand was primarily driven by settlement of an outstanding MODCO claim for $4,510 thousand with the reinsurer.

Other assets

Other assets increase of $18,316 thousand was primarily driven by an increase in sundry receivables due to normal timing differences related to GFA settlements and items in transit.

Separate Accounts

Separate account assets and liabilities increase is primarily driven by net appreciation of $446,133 thousand and net deposits to separate accounts (excluding SAGIC) of $44,575 thousand, partially offset by the remaining SAGIC SVSA-3 withdrawals of $406,341 thousand due to the discontinuance of the product.

Liabilities

Reserves for Life and Health, Annuities and Deposit-Type Contracts

Reserves for life and health, annuities and deposit-type contracts increase of $2,237,324 thousand was primarily due to an increases in liability for deposit-type contracts of $2,420,012 thousand, partially offset by a decrease in policyholder reserves of $182,064 thousand. The increase in liability for deposit-type contracts was driven by growth in the GFAs. The decrease in policyholder reserves was primarily due to a decrease in reserves for life insurance products of $139,537 thousand from the release of $225,000 thousand in CFT reserves in 2020 which were recorded in 2019 (See Increase/decrease in Policy and Contract Reserves above for more details), partially offset by continued growth from renewal premiums and interest credited in excess of benefits, surrenders and transfers to separate accounts. Additionally, reserves for annuity products decreased $43,738 thousand primarily due to benefits, surrenders, transfers to separate account and deposit type contracts, partially offset by premiums and interest credited.

Asset Valuation Reserve (“AVR”)

AVR increased $3,321 thousand primarily driven by the basic contributions of $12,173 thousand, partially offset by net realized losses of $4,733 thousand and the reserve objective adjustment of $4,599 thousand. The basic contribution is calculated by multiplying the invested assets by the credit quality factors prescribed by the NAIC. The reserve objective adjustment is the difference between the accumulated balance and the reserve objective, of which 20% is adjusted for on an annual basis.

Interest Maintenance Reserve (“IMR”)

IMR increase of $16,181 thousand was driven by net realized capital gains from the sale of bonds and taxable exchanges.

TIAA-CREF Investment Horizon Annuity Prospectus	50

Federal Income Tax Payable to TIAA

Federal income tax payable to TIAA increased $3,480 thousand to $6,703 thousand as of December 31, 2020 primarily driven by the current year tax expenses partially offset by tax payments to TIAA made under the Tax Allocation Agreement.

Other Liabilities

Other liabilities represent intercompany payables, items in suspense, liability for reinsurance in unauthorized companies and other miscellaneous liabilities. The decrease in other liabilities of $31,335 thousand was primarily due to a decrease in payables for securities and intercompany payables due to normal timing differences, and a decrease in the liability for reinsurance in unauthorized companies due to a decrease in reinsurance amounts receivable for M group.

Capital and Surplus

Capital and surplus increase of $308,246 thousand was primarily driven by a net income of $311,519 thousand. Net income was primarily due to the release of $225,000 thousand in CFT reserves and net investment income in excess of operating expenses and interest on deposit-type contracts.

Liquidity and Capital Resources

TIAA Life has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so TIAA Life will have the greater of (a) capital and surplus of $250,000 thousand, (b) the amount of capital and surplus necessary to maintain TIAA Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA Life’s financial strength ratings at least the same as TIAA’s rating. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA Life with recourse to TIAA.

TIAA Life maintains a $100,000 thousand unsecured 364-day revolving line of credit with TIAA. This line has an expiration date of July 2, 2021. As of December 31, 2020, $30,000 thousand of this facility was maintained on a committed basis and there were no balances outstanding.

TIAA Life has no material off-balance sheet arrangements for financing or other purposes.

The following table presents TIAA Life’s total adjusted capital, as defined by the NAIC (in thousands):

	December 31,
	2020	2019	$ Variance
Total capital and surplus	$818,783	$510,537	$308,246
Asset valuation reserve (portion not utilized within cash flow testing)	56,002	3,287	52,715

Total adjusted capital	$874,785	$513,824	$360,961

TIAA Life’s total adjusted capital increase of $360,961 thousand was driven by an increase in capital and surplus of $308,246 thousand (see capital and surplus section above for further discussion) and an increase in the AVR addition of $52,715 thousand as TIAA Life did not use any of the AVR for cash flow testing purposes as of December 31, 2020.

TIAA Life’s financial strength (i.e., claims-paying ability) ratings are AA+ (Very Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings, and Aa1 (Excellent) from Moody’s Investors Service. Each rating agency independently assigns a rating based on its own independent review and takes into account a variety of factors, which are subject to change, in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded in the future. These ratings do not apply to the separate accounts because the underlying assets have been allocated to specific separate account liabilities and generally are not available to fund the needs of TIAA Life’s general account.

51	TIAA-CREF Investment Horizon Annuity Prospectus

A significant portion of TIAA Life’s general account investments consist of investment grade publicly-traded bonds, which can be readily converted to cash. TIAA Life carefully reviews its liquidity position on an ongoing basis.

The following table illustrates TIAA Life’s cash flows provided by or used in operating, investing, and financing activities for the following periods (in thousands):

	For Year Ended December 31,
			Increase/(decrease)			Increase/(decrease)
	2020	2019	$	%	2018	$	%
Net cash provided by operations	$232,576	$273,515	$(40,939)	(15)%	291,280	(17,765)	(6)%
Net cash used in investments	(2,504,497)	(743,285)	(1,761,212)	237%	(679,317)	(63,968)	9%
Net cash provided by financing and other	2,274,886	577,396	1,697,490	294%	457,144	120,252	26%

Net change in cash, cash equivalents and short term investments	$2,965	$107,626	$(104,661)	(97)%	69,107	38,519	56%

Cash flow from operations is affected by the level of premiums from the sale of individual annuity and life insurance products, investment income received, benefits paid, expenses paid, and customer decisions to move funds in or out of separate accounts.

The $40,939 thousand decrease in net cash provided by operations was primarily due to a decrease in premiums partially offset by lower net transfers to separate accounts, lower operating expenses and higher net investment income.

The $1,761,212 thousand increase in net cash used in investments was primarily driven by an increase in investments acquired in long term bonds primarily driven by GFA net inflows.

The $1,697,490 thousand increase in net cash provided by financing and other was driven by an increase in net deposits on deposit-type contracts from GFA net inflows, partially offset by the absence of a capital contribution of $220,000 thousand from TIAA in 2019.

Contractual Obligations

As of December 31, 2020, TIAA Life did not have any current or future contractual obligations related to long-term debt, capital leases, operating leases or purchase obligations.

Cash flows from the general account’s investments are anticipated to fully fund the general account’s obligations.

TIAA-CREF Investment Horizon Annuity Prospectus	52

EXECUTIVE OFFICERS AND DIRECTORS

Directors

Rashmi Badwe, 1971, Director (since 2014). Senior Managing Director, Head, Individual Client Solutions, Branch Officer Manager, TIAA (since 2016). Senior Managing Director, TIAA (2013-2016). Manager, TIAA-CREF Individual & Institutional Services, LLC (since 2016).

Christine E. Dugan, 1963, Director (since 2018). Senior Vice President, Chief Actuary, TIAA (since 2019). Deputy Chief Actuary (9/2018 – 12/2018). Senior Director, Willis Towers Watson (2016-2018). Head of Closed Block Variable Annuity (2013-2015). Director, Towers Watson (2011-2013) Member, Society of Actuaries, American Academy of Actuaries.

Bradley Finkle, 1973, Director (since 2018). Senior Managing Director, Chief Operating Officer, Nuveen (since 2019). Co-Head Nuveen Equities and Fixed Income, Nuveen and President, TIAA-CREF Funds and TIAA Investments (2017-2019). Senior Managing Director, President, TIAA Public Investments, (2016-2017). Managing Director, Investment Product Management (2010-2015).

William G. Griesser, 1973, Director (since 2018). President & Chief Executive Officer, TIAA-CREF Life Insurance Company (since 2019). Senior Managing Director, Head of Individual Solutions, TIAA (since 2017). Senior Managing Director, Head of Retail Products, TIAA (2011-2017). TIAA-CREF Individual & Institutional Services, LLC (since 2016). TIAA-CREF Insurance Agency, LLC President (since 2018). MyVest Corporation, Director (since 2018).

Anne Dobkowski, 1967, Chief Operating Officer, TIAA – TFS (since 2019), Head of Business Management – TIAA TFS-CS (2014-2019), Special Assistant to TIAA CEO (2011–2014), Product Manager – Executive Compensation Plans (2008–2010), Implementation Manager (2004-2008), Liaison (1999-2004)

Eric T. Jones, 1961, Director (since 2008). Senior Managing Director, Advisory Solutions & Product Development, TIAA (since 2013). Senior Managing Director, Head of Advice & Product Solutions, TIAA (2012-2013). Senior Vice President, Individual Products, TIAA (2006-2012). Manager (since 2008), President and Chief Executive Officer (2010-2012), TIAA-CREF Individual & Institutional Services, LLC.

Oluseun Salami, 1977 (Acting CFO and Executive Committee member TIAA (May 2021), Senior Vice President, Corporate Controller (2018-2021), EVP, Global Controller, Jones Lang LaSalle Inc. (2015-2018), Senior Manager, Deloitte LLP (2004-2015), Graduate Teaching, Ohio University- Economics Department (2003-2004), Audit Sr. Associate, KPMG (2001-2003), Investment Banking Analyst, Access Bank PLC (2000-2001).

Stacy Eisenhauer, 1978, Vice President and Chief Financial Officer (since 2017). Vice President and Chief Financial Officer (since 2017) TIAA-CREF Life Insurance Company. VP, External Reporting (since 2017) Vice President, Regulatory Reporting ( since 2017). Director, Regulatory Reporting (2015-2017), Senior Manager, Securities Reporting (2013-2015) TIAA.

The Board has an Audit Committee that reviews the scope and results of the audit and other services provided by TIAA Life’s independent registered public accounting firm, and reviews and approves matters pertaining to accounting, internal control procedures, and related policies. The Board has an Executive Committee that has the full powers of the Board during intervals between the meetings of the Board, subject to applicable law. The Board has an Investment Committee that determines the investment policies and supervises the investment of the funds of TIAA Life. The Board has a Nominating Committee that nominates directors and executive officers and designates principal officers. The Board does not have a Compensation Committee because TIAA Life does not have any employees. The Board may, from time to time, establish certain other committees and subcommittees to facilitate the management of TIAA Life.

53	TIAA-CREF Investment Horizon Annuity Prospectus

Executive Officers

William G. Griesser, 1973, Director (since 2018). President & Chief Executive Officer, TIAA-CREF Life Insurance Company (since 2019). Senior Managing Director, Head of Individual Solutions, TIAA (since 2017). Senior Managing Director, Head of Retail Products, TIAA (2011-2017). TIAA-CREF Individual & Institutional Services, LLC (since 2016). TIAA-CREF Insurance Agency, LLC President (since 2018). MyVest Corporation, Director (since 2018).

Stacy Eisenhauer, 1978, Vice President and Chief Financial Officer (since 2017). Vice President and Chief Financial Officer (since 2017). TIAA-CREF Life Insurance Company; Vice President, Regulatory Reporting (since 2017), Director, Regulatory Reporting (2015-2017), Senior Manager, Securities Reporting (2013-2015), TIAA.

Mary Catherine Benedetto, 1985, Secretary (since 2018). Associate General Counsel (since 2020), Counsel, Assistant Corporate Secretary (2018 -2020). Secretary, TIAA-CREF Tuition Financing, Inc. (Since 2019), TIAA. Secretary, TIAA-CREF Life Insurance Company (since 2018). Secretary, TIAA Endowment & Philanthropic Services, LLC (since 2018), Secretary, MyVest Corporation (since 2018). TIAA-CREF Individual & Institutional Services, LLC, Secretary (since 2018). Compliance Officer, Bloomberg L.P. (February – March 2018). Assistant Corporate Secretary/Counsel, JP Morgan Chase & Co. (2016 – 2018), Compliance Officer (2015 – 2016). Attorney, Investigator, Casale Associate LLC (2011 – 2015).

Christopher Baraks, 1970, Vice President (since 2012). Vice President, Head of Tax (since 2018); Vice President, TIAA (2013-2018). Vice President, Corporate Tax Controller, TIAA-CREF Fund Complex (since 2013). Vice President, Teachers Advisors, LLC (since 2015). Vice President, Teachers Personal Investors Services, Inc. (since 2014). Vice President, TIAA-CREF Insurance Agency, LLC (since 2015). Vice President, TIAA-CREF Individual & Institutional Services, LLC (since 2014).

Jennifer Sisom, 1972, Treasurer (since 2020), Assistant Treasurer, Treasury Manager, Treasury Analyst (2004-2020); Cash Manager, Belk Stores Services (2003-2004), Treasury Associate, Lend Lease Real Estate Investments, Inc. (1998-2003)

Carol Fracasso, 1963, Vice President and Consumer Services Officer (since 2017). Vice President and Consumer Services Officer (since 2017); Vice President, Head, Business Management (2016-2017), Vice President, Underwriting & New Business Operations (since 2013) TIAA-CREF Life Insurance Company. Vice President, TIAA (since 2013). Vice President and other positions, AXA Equitable Life Insurance (1986-2012).

Kenneth Reitz, 1957, General Counsel (since 2015). Managing Director and Associate General Counsel (since 2019), Senior Director and Associate General Counsel (since 2013), Director and Associate General Counsel (2011-2013), Associate General Counsel (2008-2011), TIAA. General Counsel, TIAA-CREF Life Insurance Company (since 2015).

Todd Sagmoe, 1964, Vice President (since 2017). Vice President and Illustration Actuary TIAA-CREF Life Insurance Company (2014-2018); Vice President, Product Management (since 2014)

Wayne Smiley, 1962, Chief Compliance Officer (since 2016); Chief Compliance Officer (2006-2011). Director, Compliance Officer II, TIAA (2006-2018). Senior Director, Senior Compliance Officer, TIAA (since 2019). Chief Compliance Officer, TIAA-CREF Life Insurance Company (since 2016).

Audit Committee Financial Expert

The Board of Directors of TIAA Life has determined that Bradley Finkle, and Christine E. Dugan are qualified and would serve as the Audit Committee financial experts on TIAA Life’s Audit Committee. These individuals are not independent of TIAA Life’s management.

TIAA-CREF Investment Horizon Annuity Prospectus	54

Code of Conduct

The Board of Trustees of TIAA has adopted a code of conduct for senior financial officers, including its principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. The code of conduct is filed as an exhibit to this annual report.

During the reporting period, there were no implicit or explicit waivers granted by the Registrant from any provision of the code of conduct.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions, and Director Independence.

Except for the agreements described below, there have been no transactions between TIAA Life and any related person since January 1, 2016, nor are any such related person transactions currently being contemplated, for which disclosure would be required.

TIAA is the sole stockholder of TIAA Life, and TIAA Life and TIAA are parties to the following agreements:

Investment Management Agreement

The Investment Management Agreement provides that TIAA serves as investment adviser with respect to our investment portfolio that we maintain in connection with our business as an insurer. Under the Agreement, TIAA provides investment management services as we may request or as we may determine is reasonably necessary for the proper administration of our investment portfolio, and TIAA agrees to maintain sufficient facilities and trained personnel to perform those services. In consideration for the services provided under the Agreement, we agree to pay TIAA each calendar quarter a fee, which will be the cost to TIAA of performing the investment management services under the Agreement and to reimburse TIAA for any expenses relating to the performance of those services.

Amended and Restated Service Agreement

The Amended and Restated Service Agreement provides that TIAA will perform certain administrative and special services for our business operations, including accounting and bookkeeping services, treasury tasks, tax related services, provide operations systems, telecommunications and mail services, data processing services, maintenance of records, files and other information, legal advisory services, corporate secretarial services, actuarial advisory services, personnel services, public relations services, and such other services as we may request from time to time. In addition, the Agreement allows us to use, in our day-to-day operations, certain property, equipment, and facilities of TIAA, including, without limitation, data processing equipment, business property (whether owned or leased), and communication equipment. In consideration for the services provided under the Agreement, we agree to reimburse TIAA each quarter for the cost to TIAA of performing the services under the Agreement, as reasonably and equitably determined to be attributable to us by TIAA, including all direct and directly-allocable expenses, plus a reasonable charge for direct overhead as agreed to by us and TIAA from time to time.

Financial Support Agreement

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

Tax Allocation Agreement

As a subsidiary of TIAA, we are included in TIAA’s consolidated group for U.S. federal income tax purposes. With respect to tax returns for any taxable period in which we are included in TIAA’s consolidated group, the

55	TIAA-CREF Investment Horizon Annuity Prospectus

amount of taxes to be paid by us is determined, subject to some adjustments, as if we filed our own separate tax return. Under the Tax Allocation Agreement, TIAA agrees to prepare, and TIAA Board of Overseers, the sole, collective owner of TIAA, will execute and file, all consolidated returns with respect to the consolidated group. We agree to pay to TIAA an amount equal to the federal income tax payments that we would be obligated to pay the federal government if we filed a separate return. TIAA agrees to pay each of its subsidiaries, including us, any reductions in the consolidated group’s federal income tax liability that are attributable to the tax losses of the subsidiary, and any refund owed to the subsidiary.

Distribution Arrangements

Our affiliate, TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), a subsidiary of TIAA, is authorized to distribute Contracts, issued through separate accounts for VA-1, VLI-1, and VLI-2 and distribute the IHA Contracts.

These services are provided via a direct agreement between us and TC Services. TC Services is compensated by us for all reasonable direct and directly allocable expenses it incurs in providing distribution services under the IHA Distribution Agreement, as reasonably and equitably determined to be attributable to TC Services.

SAGIC-related Arrangements

Nuveen Securities, LLC (“NSLLC”) is authorized to distribute the SAGIC contracts pursuant to a distribution agreement with us. We reimburse NSLLC at cost for all costs and expenses incurred by and directly or indirectly allocable to NSLLC in providing distribution services.

Our subsidiary, Teachers Advisors, LLC (“TAL”), acts as investment manager with respect to the assets of the SVSA-2 and SVSA-3 separate accounts pursuant to an investment management agreement. TAL has discretionary authority to invest the assets of the separate accounts, subject to certain investment guidelines. In consideration for the investment management services provided by TAL, we pay TAL a fee each calendar quarter based on the total market value of each separate account’s assets and reimburse TAL for any expenses related to performing its services.

Note Purchase Agreement

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA-CREF Life. This line has an expiration date of July 2, 2021. As of December 31, 2019, $30 million of this facility was maintained on a committed basis, and there were no balances outstanding.

Service Agreement

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA is the program manager, are provided to TIAA Life by TFI pursuant to a Service Agreement between the Company and TFI.

Related Person Fees

For the services provided in accordance with the agreements identified above, we incurred $85 million in total fees to TIAA during the year ended December 31, 2020.

Transactions with Related Persons Prohibited

The Board of Directors and Executive Officers of TIAA Life, as employees of TIAA, must adhere to a Corporate Code of Conduct and a Code of Ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. The policies proscribe activities and transactions where the director’s or executive officer’s private interests interfere with the interests of TIAA, its affiliates and subsidiaries. Under these rules, no director or officer would be permitted to engage in transactions with TIAA for which disclosure is required under SEC rules. Annually, directors and executive officers must submit a form to TIAA’s General Counsel confirming that he or she has received, read and understands the Code of Ethics and has complied with the requirements of the Code; and notify the General Counsel promptly if he or she becomes aware of any existing or potential violation of this Code.

TIAA-CREF Investment Horizon Annuity Prospectus	56

TIAA-CREF LIFE INSURANCE COMPANY

December 31, 2020:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

57	TIAA-CREF Investment Horizon Annuity Prospectus

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

TIAA-CREF Life Insurance Company

We have audited the accompanying statutory-basis financial statements of TIAA-CREF Life Insurance Company, which comprise the statutory-basis statements of admitted assets, liabilities and capital and surplus as of December 31, 2020 and 2019, and the related statutory-basis statements of operations, of changes in capital and surplus, and of cash flows for each of the three years in the period ended December 31, 2020.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on the statutory-basis financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statutory-basis financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the statutory-basis financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statutory-basis financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for adverse opinion on U.S. generally accepted accounting principles

As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the statutory-basis financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse opinion on U.S. generally accepted accounting principles

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2020 and 2019, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2020.

Opinion on statutory basis of accounting

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

Emphasis of matters

As discussed in Note 9 to the statutory-basis financial statements, the Company has entered into significant transactions with affiliated entities. As discussed in Note 1 to the statutory-basis financial statements, effective December 31, 2019, the Company no longer manufactures life insurance products for new customers and will

TIAA-CREF Investment Horizon Annuity Prospectus	58

continue to service all existing life insurance contracts. Our opinion is not modified with respect to these matters.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 11, 2021

59	TIAA-CREF Investment Horizon Annuity Prospectus

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS,

LIABILITIES AND CAPITAL AND SURPLUS

TIAA-CREF LIFE INSURANCE COMPANY

	December 31,
(in thousands, except share amounts)	2020	2019

ADMITTED ASSETS
Bonds	$11,168,305	$8,666,133
Preferred stocks	183	183
Cash, cash equivalents and short-term investments	282,344	279,379
Contract loans	43,089	39,827
Other long-term investments	4,810	4,689
Investment income due and accrued	90,841	75,394
Net deferred federal income tax asset	17,788	17,544
Reinsurance amounts receivable	4,531	8,601
Other assets	42,329	24,013
Separate account assets	4,106,499	4,022,073

Total admitted assets	$15,760,719	$13,137,836

LIABILITIES, CAPITAL AND SURPLUS
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$10,723,935	$8,486,611
Asset valuation reserve	56,002	52,681
Interest maintenance reserve	32,341	16,160
Federal income tax payable to TIAA	6,703	3,223
Other amounts payable on reinsurance	9,226	9,432
Other liabilities	18,686	50,021
Separate account liabilities	4,095,043	4,009,171

Total liabilities	$14,941,936	$12,627,299

Capital and surplus
Capital stock (2,500 shares of $1,000 par value common stock authorized, issued and outstanding)	2,500	2,500
Additional paid-in capital	777,500	777,500
Surplus (deficit)	38,783	(269,463)

Total capital and surplus	818,783	510,537

Total liabilities, capital and surplus	$15,760,719	$13,137,836

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	60

STATUTORY–BASIS STATEMENTS OF OPERATIONS

TIAA-CREF LIFE INSURANCE COMPANY

	For the Years Ended December 31,
(in thousands)	2020	2019	2018

REVENUES
Insurance and annuity premiums and other considerations	$369,414	$627,093	$692,435
Net investment income	353,764	306,108	270,010
Commissions and expense allowances on reinsurance ceded	10,615	15,729	18,777
Reserve adjustments on reinsurance ceded	(8,867)	6,029	16,144
Separate account fees and other revenues	18,691	24,455	26,613

Total revenues	$743,617	$979,414	$1,023,979

EXPENSES
Policy and contract benefits	$356,581	$382,263	$340,270
Increase/(decrease) in policy and contract reserves	(186,639)	400,597	244,207
Insurance expenses and taxes (excluding federal income taxes)	73,322	148,245	148,568
Commissions on premiums	7,531	18,919	24,437
Interest on deposit-type contracts	113,162	83,936	65,250
Net transfers to separate accounts	44,786	140,213	214,334
Total expenses	$408,743	$1,174,173	$1,037,066

Income (loss) before federal income tax and net realized capital gains (losses)	334,874	(194,759)	(13,087)
Federal income tax expense	18,634	3,653	2,364
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(4,721)	(9,371)	819
Net income (loss)	$311,519	$(207,783)	$(14,632)

See notes to statutory-basis financial statements

61	TIAA-CREF Investment Horizon Annuity Prospectus

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

TIAA-CREF LIFE INSURANCE COMPANY

(in thousands)	Capital Stock	Additional Paid-In Capital	Surplus (Deficit)	Total
Balance, December 31, 2017	$2,500	$457,500	$(48,459)	$411,541
Net income (loss)	—	—	(14,632)	(14,632)
Change in net unrealized capital gains (losses) on investments	—	—	(202)	(202)
Change in asset valuation reserve	—	—	(5,570)	(5,570)
Change in surplus in separate accounts	—	—	(349)	(349)
Change in liability for reinsurance in unauthorized companies	—	—	10,648	10,648
Change in net deferred income tax	—	—	4,947	4,947
Change in non-admitted assets:
Deferred federal income tax asset	—	—	(5,180)	(5,180)
Deferred premium asset limitation	—	—	(1,927)	(1,927)
Other assets	—	—	1,608	1,608
Capital contribution	—	100,000	—	100,000

Balance, December 31, 2018	$2,500	$557,500	$(59,116)	$500,884

Net income (loss)	—	—	(207,783)	(207,783)
Change in asset valuation reserve	—	—	(195)	(195)
Change in surplus in separate accounts	—	—	(2,422)	(2,422)
Change in liability for reinsurance in unauthorized companies	—	—	(1,575)	(1,575)
Change in net deferred income tax	—	—	49,276	49,276
Change in non-admitted assets:
Deferred federal income tax asset	—	—	(48,505)	(48,505)
Deferred premium asset limitation	—	—	830	830
Other assets	—	—	27	27
Capital contribution	—	220,000	—	220,000
Balance, December 31, 2019	$2,500	$777,500	$(269,463)	$510,537

Net income (loss)	—	—	311,519	311,519
Change in reserve on account of change in valuation basis	—	—	(4,574)	(4,574)
Change in asset valuation reserve	—	—	(3,321)	(3,321)
Change in surplus in separate accounts	—	—	(1,089)	(1,089)
Change in liability for reinsurance in unauthorized companies	—	—	4,217	4,217
Change in net deferred income tax	—	—	(48,432)	(48,432)
Change in non-admitted assets:
Deferred federal income tax asset	—	—	48,676	48,676
Deferred premium asset limitation	—	—	1,275	1,275
Other assets	—	—	(25)	(25)
Balance, December 31, 2020	$2,500	$777,500	$38,783	$818,783

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	62

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

TIAA-CREF LIFE INSURANCE COMPANY

	For the Years Ended December 31,
(in thousands)	2020	2019	2018

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$370,067	$619,203	$687,300
Net investment income	338,936	298,580	261,013
Separate account fees and other revenues	30,941	41,853	43,854
Total Receipts	739,944	959,636	992,167
Policy and contract benefits	363,787	375,875	304,039
Commissions and expenses paid	80,840	167,402	173,344
Federal income taxes paid	18,764	1,047	5,621
Net transfers to separate accounts	43,977	141,797	217,883
Total Disbursements	507,368	686,121	700,887
Net cash from operations	232,576	273,515	291,280

CASH FROM INVESTMENTS
Proceeds from long-term investments sold, matured, or repaid:
Bonds	1,131,646	874,143	638,932
Other invested assets	—	—	1,000
Net gains on cash, cash equivalents and short-term investments	12	1	—
Miscellaneous proceeds	1,805	15,198	399
Cost of investments acquired:
Bonds	3,619,359	1,626,571	1,312,893
Net increase in contract loans	3,262	6,055	6,755
Miscellaneous applications	15,339	1	—
Net cash used in investments	(2,504,497)	(743,285)	(679,317)

CASH FROM FINANCING AND OTHER
Additional paid in capital	—	220,000	100,000
Net deposits on deposit-type contracts funds	2,307,362	353,547	339,319
Other cash provided (applied)	(32,476)	3,849	17,825
Net cash from financing and other	2,274,886	577,396	457,144
NET CHANGE IN CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS	2,965	107,626	69,107
CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	279,379	171,753	102,646
CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS, END OF YEAR	$282,344	$279,379	$171,753

See notes to statutory-basis financial statements

63	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TIAA-CREF LIFE INSURANCE COMPANY

Note 1—organization and operations

TIAA-CREF Life Insurance Company commenced operations as a legal reserve life insurance company under the insurance laws of the State of New York on December 18, 1996, under its former name, TIAA Life Insurance Company, and changed its name to TIAA-CREF Life Insurance Company (“TIAA Life” or the “Company”) on May 1, 1998. TIAA Life is a direct wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA” or the “Parent”), a legal reserve life insurance company established under the insurance laws of the State of New York in 1918.

The Company issues non-qualified annuity contracts with fixed and variable components, funding agreements issued directly to states in support of state sponsored 529 college savings and scholarship plans, and single premium immediate annuities.

Effective December 31, 2019, the Company no longer manufactures life insurance products for new customers, but continues to offer an existing universal life policy as a permanent life insurance conversion option for owners of TIAA Life term life insurance policies with conversion privileges. The Company continues to service all existing contracts on life insurance products.

Note 2—significant accounting policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

TIAA-CREF Investment Horizon Annuity Prospectus	64

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

The table below provides a reconciliation of the Company’s net income and capital and surplus between NAIC SAP and the New York SAP annual statement filed with the Department.

	For the Years Ended December 31,
(in thousands)	NAIC SAP#	Financial Statement Line	2020	2019	2018

Net income (loss), New York SAP			$311,519	$(207,783)	$(14,632)
New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:
Additional reserves for term conversions	51R	Increase/(decrease) in policy and contract reserves	(638)	1,381	1,140

Net income (loss), NAIC SAP			$310,881	$(206,402)	$(13,492)

Capital and surplus, New York SAP			$818,783	$510,537	$500,884
New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:
Deferred premium asset limitation	51R, 61R	Other assets	746	466	63
Separate Account Assets	56	Separate account assets	—	6,845	(33,873)
Separate Account Liabilities	56	Separate account liabilities	—	(8,414)	28,900
Additional reserves for term conversions	51R	Reserves for life and health insurance, annuities and deposit-type contracts	6,476	7,114	5,734

Capital and surplus, NAIC SAP			$826,005	$516,548	$501,708

The deferred premium asset limitation results from the NYDFS Circular Letter No. 11 (2010), which prescribed the calculation and clarified the accounting for deferred premium assets when reinsurance is involved.

The Stable Value Separate Account (“SVSA”) products are accounted for at book value in accordance with New York Insurance Law (“NYIL”) Section 1414. The separate account liabilities for the benefits guaranteed under the contracts are carried at book value in accordance with NYIL section 4217, NYDFS Regulation No. 151. During 2020, the contract backed by the Stable Value Separate Account-3 was terminated, the market value of the account was distributed, the liabilities were settled and the account was closed. As of December 31, 2020, there were no remaining balances within the SVSA product.

The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to antiselection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

The Company’s risk based capital as of December 31, 2020 and 2019 would not have triggered a regulatory event without the use of the New York SAP prescribed practices.

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity

65	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost under NAIC SAP;

•

Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•	If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a liability rather than as a negative asset under NAIC SAP;

•

Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses on impairments included in the Asset Valuation Reserve (“AVR”), which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary under NAIC SAP;

•

Contracts that contain an embedded derivative are bifurcated from the host contract and accounted for separately under GAAP, whereas under NAIC SAP, the embedded derivative is not bifurcated between components and is accounted for as part of the host contract;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves under NAIC SAP;

•	The AVR is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold under NAIC SAP;

TIAA-CREF Investment Horizon Annuity Prospectus	66

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved under NAIC SAP;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued rather than being expensed when incurred under NAIC SAP;

•

Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•

Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, an annuity contract containing a life contingency is required to be classified as a life insurance contract, regardless of the significance of any mortality and morbidity risk, and amounts received and paid under these contracts are reported as revenue and benefits, respectively;

•

Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•

When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of OTTIs, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

The outbreak of the novel coronavirus (“COVID-19”) and subsequent global pandemic began significantly impacting the U.S. and global financial markets and economies during March 2020. The worldwide spread of COVID-19 has created significant uncertainty in the global economy. The duration and extent of COVID-19 over the long-term cannot be reasonably estimated at this time. There have been no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have on the Company’s financial performance. The ultimate impact of COVID-19 and the extent to which COVID-19 impacts the Company’s business, results of operations, investments, and cash flows will depend on future developments, which are highly uncertain and difficult to predict.

67	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost bases, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Other Long-term Investments: Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company’s direct investment to determine if OTTI is warranted.

TIAA-CREF Investment Horizon Annuity Prospectus	68

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are maintained for the benefit of separate account contract holders. In accordance with the provisions of the separate account products, some separate account assets are considered legally insulated, which prevents such assets from being generally available to satisfy claims resulting from the general account. The Company’s separate accounts are legally insulated from the general account with the exception of the Separate Account MVA-1, which is not legally insulated. Separate account assets are accounted for at fair value, except the SVSA which supported book value separate account agreements, in which case the assets were accounted for at amortized cost in accordance with NYDFS guidance. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus in the accompanying Statements of Changes in Capital and Surplus.

At December 31, the major categories of assets that are non-admitted are as follows (in thousands):

	2020	2019	Change
Net deferred tax assets	$30,987	$79,663	$(48,676)
Deferred premium assets	35,228	36,503	(1,275)
Sundry receivables	26	1	25
Total	$66,241	$116,167	$(49,926)

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received.

69	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations. The Company’s funding agreements that are issued directly to states in support of state sponsored 529 college savings and scholarship plans do not contain life contingencies and are accounted for as deposit-type contracts.

Reinsurance: The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Reinsurance premiums, benefits and reserves are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company records a receivable for reinsured benefits paid but not yet reimbursed by the reinsurer and reduces policyholders’ reserves for the portion of insurance liabilities that are reinsured. Commissions and expense allowances on reinsurance ceded are reported as income in the summary of operations, and the balance sheet provision for due and accrued amounts is reported as an asset. Amounts shown in the financial statements are reported net of the impact of reinsurance.

Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer.

Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.

Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus. Net DTAs are admitted to the extent permissible. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax

TIAA-CREF Investment Horizon Annuity Prospectus	70

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.

The Company files a consolidated federal income tax return with its parent, TIAA, and its subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return.

Statements of Cash Flows: Noncash activities are excluded from the Statutory—Basis Statements of Cash Flows. These noncash activities for the years ended December 31, include the following (in thousands):

	2020	2019	2018
Exchange/restructure/transfer of bond investments	$213,446	$148,047	$168,869
Capitalized interest on bonds	$2,877	$2,461	$1,739
Interest credited on deposit-type contracts	$112,220	$83,808	$65,561

APPLICATION OF NEW ACCOUNTING PRONOUNCEMENTS:

In June 2016, the NAIC adopted substantive revisions to Statements of Statutory Accounting Principles (“SSAP”) No. 51R, Life Contracts (“SSAP 51R”) to facilitate the implementation of principles-based reserving (“PBR”), effective January 1, 2020. Under PBR, the Company is required to hold the higher of (a) the reserves for life using prescribed factors and (b) the PBR reserve which considers a wide range of future economic conditions, computed using justified company experience factors, such as mortality, policyholder behavior and expenses. The Company received a one year deferral on adopting PBR for life insurance from the Department and plans to request an exemption in 2021 as the Company no longer manufactures life insurance. As a result, the Company did not adopt PBR for life insurance during 2020. If the Company had adopted PBR for life insurance it would not have had a material impact to its financial statements.

In May 2020, the NAIC adopted modifications to SSAP No. 3, Accounting Changes and Corrections of Errors (“SSAP 3”) and SSAP 51R. The adoption provides revisions to SSAP 3 and SSAP 51R with a January 1, 2020 effective date. The revisions require disclosure of changes in the reserve valuation basis, as a result of the NAIC Valuation Manual (“VM”) in section VM-21 Requirements for Principle-Based Reserves for Variable Annuities (“VM-21”). Additionally, requirements for PBR for variable annuities are disclosed in a manner which is consistent with a change in valuation basis and with additional disclosures regarding the phase-in period. The Company adopted VM-21 during 2020 without a phase-in period and elected to use the factor based alternative method as of December 31, 2020. The Company included the related disclosure as seen in the following paragraph.

During 2020, the Company elected to change its method for calculating reserves on variable annuity products with guaranteed death benefits. This variable annuity product is subject to the NYDFS Regulation 213, Principle-Based Reserving (“Reg 213”) and the VM, which includes VM-21. Under Reg 213 and VM-21, reserves can be calculated with a modeled approach or a factor based alternative method. In order to simplify the calculation, the Company moved from a modeled approach to the factor based alternative method during 2020. The impact of this change was an opening surplus reduction of $4,574 thousand. In the prior year, reserves for life and health insurance, annuities and deposit-type contracts would have been higher by $4,574 thousand as of December 31, 2019 and the deficit would have been higher by $4,574 thousand. If this change in method had been adopted in 2019, the increase in policy and contract reserves would have been $12,329 thousand higher, resulting in a $12,329 thousand increase in net loss.

71	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

In November 2020, the NAIC adopted revisions to SSAP No. 43R, Loan-backed and Structured Securities, which were effective immediately. These revisions update the financial modeling guidance/mapping instructions for residential mortgage-backed securities (“RMBS”)/commercial mortgage-backed securities (“CMBS”) to ensure consistency with guidance recently adopted in the Purposes and Procedures Manual of the NAIC Investment Analysis Office (“P&P Manual”). The Company adopted this guidance, and it did not have a material impact to its financial statements.

Note 3—long-term bonds

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, are shown below (in thousands):

	2020
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$253,013	$10,724	$—	$263,737
All other governments	64,257	6,693	—	70,950
States, territories & possessions	29,742	3,119	—	32,861
Political subdivisions of states, territories, & possessions	8,207	1,301	—	9,508
Special revenue & special assessment, non-guaranteed agencies & government	1,048,484	60,616	(359)	1,108,741
Industrial & miscellaneous	9,750,877	1,232,018	(2,400)	10,980,495
Hybrids	13,725	999	—	14,724
Total	$11,168,305	$1,315,470	$(2,759)	$12,481,016

	2019
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$230,774	$5,047	$(54)	$235,767
All other governments	65,113	2,869	—	67,982
States, territories & possessions	34,710	2,677	—	37,387
Political subdivisions of states, territories, & possessions	16,563	750	—	17,313
Special revenue & special assessment, non-guaranteed agencies & government	797,600	23,852	(2,032)	819,420
Industrial & miscellaneous	7,507,648	563,545	(4,990)	8,066,203
Hybrids	13,725	1,029	—	14,754
Total	$8,666,133	$599,769	$(7,076)	$9,258,826

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators, ratings agencies and various public sources; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations; and (h) the potential for impairment based on an estimated discounted cash flow analysis for loan-backed and structured securities. Where impairment is considered to be other-than-temporary, the Company recognizes a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

Unrealized Losses on Bonds: The gross unrealized losses and estimated fair values for bonds by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2020
All other bonds	$188,714	$(2,083)	$186,631	$2,508	$(513)	$1,995
Loaned-backed and structured bonds	57,137	(151)	56,986	423	(13)	410
Total	$245,851	$(2,234)	$243,617	$2,931	$(526)	$2,405

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2019
All other bonds	$253,833	$(2,626)	$251,207	$55,905	$(2,086)	$53,819
Loaned-backed and structured bonds	233,491	(1,244)	232,247	115,175	(1,120)	114,055
Total	$487,324	$(3,870)	$483,454	$171,080	$(3,206)	$167,874

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

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TIAA-CREF LIFE INSURANCE COMPANY

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in thousands):

	December 31, 2020		December 31, 2019
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Due in one year or less	$439,183	$444,456	$243,067	$244,229
Due after one year through five years	2,035,808	2,156,250	1,649,573	1,694,958
Due after five years through ten years	3,783,398	4,170,798	2,695,680	2,846,523
Due after ten years	3,364,536	4,091,381	2,821,641	3,193,633
Subtotal	9,622,925	10,862,885	7,409,961	7,979,343
Residential mortgage-backed securities	730,155	756,566	627,772	636,009
Commercial mortgage-backed securities	326,225	353,638	240,080	248,272
Asset-backed securities	489,000	507,927	388,320	395,202
Subtotal	1,545,380	1,618,131	1,256,172	1,279,483
Total	$11,168,305	$12,481,016	$8,666,133	$9,258,826

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (in thousands):

	2020		2019

NAIC 1 and 2	$11,162,826	100.0%	$8,641,404	99.7%
NAIC 3 through 6	5,479	0.0	24,729	0.3

Total	$11,168,305	100.0%	$8,666,133	100.0%

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2020	2019
Finance and financial services	24.8%	20.1%
Manufacturing	18.0%	17.3%
Public utilities	12.4%	12.7%
Residential mortgage-backed securities	6.6%	7.2%
Services	5.1%	5.3%
Real estate investment trusts	4.9%	5.8%
Oil and gas	4.6%	6.1%
Asset-backed securities	4.4%	4.5%
Revenue and special obligations	4.2%	3.4%
Transportation	3.5%	4.8%
Communications	3.4%	3.6%
Commercial mortgage-backed securities	2.9%	2.8%
Retail & wholesale trade	2.9%	2.6%
U.S. governments	1.2%	2.5%
Other governments	0.6%	0.8%
Mining	0.5%	0.5%
Total	100.0%	100.0%

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

Note 4—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in thousands):

	2020	2019	2018
Bonds	$360,856	$313,669	$281,016
Other long-term investments	339	340	555
Cash, cash equivalents and short-term investments	416	1,167	879
Contract loans	1,921	1,700	1,327
Total gross investment income	363,532	316,876	283,777
Investment expenses	(12,287)	(12,069)	(14,906)
Net investment income before amortization/(accretion) of IMR	351,245	304,807	268,871
Amortization/(accretion) of IMR	2,519	1,301	1,139
Net investment income	$353,764	$306,108	$270,010

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions of investments and write-downs due to OTTI for the years ended December 31, are as follows (in thousands):

	2020	2019	2018
Bonds	$17,576	$(279)	$(1,883)
Cash, cash equivalent and short-term investments	12	1	—
Total before capital gain (loss) tax and transfers to IMR, net of taxes	17,588	(278)	(1,883)
Transfers to IMR, net of taxes	(18,699)	(6,292)	1,488
Capital gain/loss tax benefit (expense)	(3,610)	(2,801)	1,214
Net realized capital gains (losses) less capital gains tax, after transfers to IMR	$(4,721)	$(9,371)	$819

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31 (in thousands):

	2020	2019	2018
Other-than-temporary impairments:
Bonds	$916	$9,477	$5,868

Information related to the sales of long term bonds for the years ended December 31 are as follows (in thousands):

	2020	2019	2018
Proceeds from sales	$424,785	$219,451	$129,264
Gross gains on sales	$19,345	$5,466	$4,752
Gross losses on sales	$8,885	$1,362	$839

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are

75	TIAA-CREF Investment Horizon Annuity Prospectus

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TIAA-CREF LIFE INSURANCE COMPANY

candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Note 5—disclosures about fair value of financial instruments

Fair value of financial instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy, with no fair values approximated by net asset value (“NAV”), at December 31, 2020 (in thousands):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$12,481,016	$11,168,305	$—	$12,469,817	$11,199
Preferred stock	3,725	183	3,725	—	—
Other long-term investments	6,003	4,667	—	6,003	—
Separate account assets	4,106,499	4,106,499	4,083,823	22,676	—
Contract loans	43,089	43,089	—	—	43,089
Cash, cash equivalent & short term investments	282,322	282,344	31,275	251,047	—
Total	$16,922,654	$15,605,087	$4,118,823	$12,749,543	$54,288

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type contracts	$6,961,431	$6,961,431	$—	$—	$6,961,431
Separate account liabilities	4,095,043	4,095,043	—	—	4,095,043
Total	$11,056,474	$11,056,474	$—	$—	$11,056,474

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy, with no fair values approximated by NAV, at December 31, 2019 (in thousands):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$9,258,826	$8,666,133	$—	$9,243,691	$15,135
Preferred stock	5,149	183	5,149	—	—
Other long-term investments	5,847	4,689	—	5,847	—
Separate account assets	4,028,918	4,022,073	3,596,767	432,151	—
Contract loans	39,827	39,827	—	—	39,827
Cash, cash equivalent & short term investments	279,385	279,379	25,834	253,551	—
Total	$13,617,952	$13,012,284	$3,627,750	$9,935,240	$54,962

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type contracts	$4,541,418	$4,541,418	$—	$—	$4,541,418
Separate account liabilities	4,009,171	4,009,171	—	—	4,009,171
Total	$8,550,589	$8,550,589	$—	$—	$8,550,589

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2020 and 2019. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

77	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Preferred stocks and separate account assets in Level 1 primarily include exchange traded equities and mutual fund investments valued by the respective mutual fund companies. Cash in Level 1 represents cash on hand.

Level 2 financial instruments

Bonds in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Other long-term investments in Level 2 represent surplus notes and are valued by a third party pricing vendor using primarily observable market inputs. Observable inputs include benchmark yields, reported trades, market dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data.

Separate account assets in Level 2 consist principally of corporate bonds, short term government agency notes and commercial paper.

Cash equivalents in Level 2 are valued principally by third party services using market observable inputs.

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Contract loans are fully collateralized by the cash surrender value of underlying insurance policies and are valued based on the carrying value of the loan, which approximates fair value, and are classified as Level 3.

Separate account liabilities are accounted for at fair value, except for deposit-type contracts, and reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Deposit-type contracts are valued based on the accumulated account value, which approximates fair value, and are classified as Level 3.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

Assets and liabilities measured and reported at fair value

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value, with no fair values approximated by NAV, at December 31 (in thousands):

	2020
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Separate account assets	$4,083,823	$22,676	$—	$4,106,499
Total assets at fair value	$4,083,823	$22,676	$—	$4,106,499

Total liabilities at fair value	$—	$—	$—	$—

	2019
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Separate account assets	$3,594,183	$31,909	$—	$3,626,092
Total assets at fair value	$3,594,183	$31,909	$—	$3,626,092

Total liabilities at fair value	$—	$—	$—	$—

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

At December 31, 2020 and 2019, there are no assets or liabilities measured and reported at fair value using Level 3 inputs. The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Note 6—restricted assets

The following table provides information on amounts and the nature of assets pledged to others as collateral or otherwise restricted by the Company (in thousands):

	2020
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

On deposit with states	$8,044	$—	$—	$—	$8,044	$8,112	$(68)	$—	$8,044	0.051%	0.051%
	2019
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Non Admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

On deposit with states	$8,112	$—	$—	$—	$8,112	$8,174	$(62)	$—	$8,112	0.061%	0.062%

Note 7—premiums and annuity considerations deferred and uncollected

Premium and annuity considerations deferred and uncollected at December 31 (in thousands):

	2020		2019
	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	$—	$—	$1,544	$1,595

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

	2020		2019
	Gross	Net of Loading	Gross	Net of Loading
Ordinary renewal	$21,452	$57,093	$20,533	$56,753
Total	$21,452	$57,093	$22,077	$58,348

Deferred premium is the portion of the annual premium not earned at the reporting date. Loading of deferred premium is an amount obtained by subtracting the net deferred premium from the gross deferred premium and generally includes allowances for acquisition costs and other expenses.

Uncollected premium is gross premium that is due and unpaid at the reporting date. Net premium is the amounts used in the calculation of reserves.

Note 8—separate accounts

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2020, the Company reported separate account assets and liabilities for the following products: variable life, variable annuity, fixed annuity, and group life.

The Company’s Separate Account VLI-1 (“VLI-1”) was established under New York law on May 23, 2001, for the purpose of issuing and funding flexible premium variable universal life insurance policies and is registered with the Securities and Exchange Commission (“Commission”) as a unit investment trust under the Investment Company Act of 1940, as amended (“1940 Act”). The assets of this account are carried at fair value.

The Company’s Separate Account VLI-2 (“VLI-2”) was established under New York law on February 15, 2012, for the purpose of issuing and funding group and individual variable life insurance policies and is registered with the Commission as a unit investment trust under the 1940 Act. The assets of this account are carried at fair value.

The Company’s Separate Account VA-1 (“VA-1”) was established under New York law on July 27, 1998, for the purpose of funding individual non-qualified variable annuities and is registered with the Commission as a unit investment trust under the 1940 Act. The assets of this account are carried at fair value.

The Company’s Separate Account MVA-1 (“MVA-1”) was established on July 23, 2008, as a non-unitized Separate Account that supports flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature. The assets of this account are carried at fair value.

The Company’s Stable Value Separate Account-3 (“SVSA-3”) was established on November 13, 2013, as a non-unitized guaranteed separate accounts that supports book value separate account agreement contracts issued to certain externally managed stable value funds. The guaranteed investment contracts (“GICs”) backed by the SVSA-3 were terminated effective February 5, 2020. The market value of the account was distributed, and the liabilities were settled. The account was subsequently closed in 2020. The assets of this account were carried at amortized cost.

SVSA accounts supported contracts issued as one of several vehicles for stable value funds. Participant withdrawals from the stable value fund were typically funded through the stable value fund’s cash buffer account which was held outside of the contract. In the event that the stable value fund’s cash buffer account was insufficient to pay participant and plan sponsor withdrawals, the sponsor of the stable value fund could have requested that the Company’s pro-rata share of such excess amounts be paid from the Company’s contract. Certain participant withdrawals requested from the Company’s contract were paid at book value and others were paid at the lesser of book value or market value. Plan Sponsor withdrawals from the stable value

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

fund were typically paid (to the extent the fund’s cash buffer account is insufficient) at book value as long as 12 months advance notice was provided by the plan sponsor.

SVSA contracts utilized an interest crediting formula that included a guaranteed crediting rate adjusted for the market value of the separate account assets over a period reflecting the duration of such assets.

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classifications of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Life VLI-1	Variable life	Section 4240 of the New York Insurance Law
TIAA Life VLI-2	Variable life	Section 4240 of the New York Insurance Law
TIAA Life VA-1	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Life MVA-1	Fixed annuity	Section 4240 of the New York Insurance Law
TIAA Life SVSA-3	Group annuity GIC	Section 4240 (a)(5)(ii) of the New York Insurance Law

In accordance with the provisions of the separate account products, some assets are considered legally insulated while others are not legally insulated from the general account. Legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

The Company’s Separate Account assets includes both assets legally insulated and not legally insulated from the general account at December 31, as follows (in thousands):

	2020		2019
	Separate Account Assets		Separate Account Assets
Product	Legally Insulated	Not Legally Insulated	Legally Insulated	Not Legally Insulated
TIAA Life VLI-1	$369,281	$—	$304,014	$—
TIAA Life VLI-2	237,305	—	204,996	—
TIAA Life VA-1	3,469,484	—	3,084,145	—
TIAA Life MVA-1	—	30,429	—	32,936
TIAA Life SVSA-3	—	—	395,982	—
Total	$4,076,070	$30,429	$3,989,137	$32,936

In accordance with the specific rules for products recorded within the separate account, some separate account liabilities are guaranteed by the general account.

The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charges. The separate accounts had no reserves for asset default risk that were recorded in lieu of contributions to AVR.

Although the Company owns the assets of these separate accounts, the separate accounts’ income, investment gains and investment losses are credited to or charged against the assets of the separate accounts without regard to the Company’s other income, gains or losses.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in thousands):

	2020
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$10	$—	$245,872	$245,882
Reserves
For accounts with assets at:
Fair value	$18,639	$—	$4,072,644	$4,091,283
Amortized cost	—	—	—	—
Total reserves	$18,639	$—	$4,072,644	$4,091,283

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$18,359	$—	$—	$18,359
At fair value	—	—	4,072,644	4,072,644
Not subject to discretionary withdrawal	280	—	—	280
Total reserves	$18,639	$—	$4,072,644	$4,091,283

	2019
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations, or deposits	$1,623	$—	$371,445	$373,068
Reserves
For accounts with assets at:
Fair value	$21,367	$—	$3,587,488	$3,608,855
Amortized cost	388,268	—	—	388,268
Total reserves	$409,635	$—	$3,587,488	$3,997,123

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$21,247	$—	$—	$21,247
At fair value	388,268	—	3,587,488	3,975,756
Not subject to discretionary withdrawal	120	—	—	120
Total reserves	$409,635	$—	$3,587,488	$3,997,123

	2018
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations, or deposits	$1,582	$—	$414,636	$416,218
Reserves
For accounts with assets at:
Fair value	$19,302	$16,557	$2,834,612	$2,870,471
Amortized cost	2,105,121	—	—	2,105,121
Total reserves	$2,124,423	$16,557	$2,834,612	$4,975,592

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$18,802	$16,557	$—	$35,359
At fair value	2,105,121	—	2,834,612	4,939,733
Not subject to discretionary withdrawal	500	—	—	500
Total reserves	$2,124,423	$16,557	$2,834,612	$4,975,592

TIAA-CREF Investment Horizon Annuity Prospectus	82

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts (in thousands):

	2020	2019	2018
Transfers as reported in the Summary of Operations of the separate accounts statement:
Transfers to separate accounts	$244,999	$369,654	$420,769
Transfers from separate accounts	(199,564)	(229,333)	(206,366)
Net transfers to separate accounts	45,435	140,321	214,403

Reconciling adjustments:
Fund transfer exchange gain (loss)	(649)	(108)	(69)
Transfers as reported in the Company’s Statements of Operations	$44,786	$140,213	$214,334

Note 9—related party transactions

The majority of services for the operation of the Company are provided at cost by TIAA pursuant to a Service Agreement. Expense payments under the Service Agreement are made monthly by the Company to TIAA based on TIAA’s costs for providing such services. TIAA’s costs include employee benefit expenses, which are allocated based on salaries attributable to the Company. The Company also pays TIAA for investment advisory services and other administrative services for the Company’s insurance general account (the “General Account”) in accordance with an Investment Management Agreement. Further, TIAA entered into Investment Management Agreements with Teachers Advisors, LLC (“TAL”) and Nuveen Alternatives Advisors, LLC, each an indirect wholly-owned subsidiary of TIAA, appointing such affiliated advisors with authority to manage investments held within the Company’s General Account. The Company made payments to TIAA for the years ended December 31, as follows (in thousands):

	2020	2019	2018
Payments to TIAA
Operating expenses	$51,067	$117,015	$114,861
Investment expenses	12,109	11,755	14,490
Total	$63,176	$128,770	$129,351

TAL also provides investment advisory services and other administrative services for all of the Company’s insurance separate accounts, including GIC separate accounts, in accordance with an Investment Management Agreement. During 2020, the contracts backed by the SVSA-3 were terminated, resulting in lower investment advisory services from TAL.

Payments made to TAL for services for the years ended December 31, are as follows (in thousands):

	2020	2019	2018
Payments to TAL	$145	$2,251	$3,198

Nuveen Securities, LLC (“NS”), an indirect subsidiary of TIAA’s wholly owned subsidiary Nuveen, LLC, and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, are authorized to distribute contracts for the Separate Accounts. Expenses associated with the distribution services agreement for the years ended December 31, are as follows (in thousands):

	2020	2019	2018
Payments to NS and Services	$4,329	$15,974	$16,834

83	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

Services for certain funding agreements for qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA, is the program manager, are provided to the Company by TFI pursuant to a service agreement between the Company and TFI. Payments associated with this service agreement for the years ended December 31, are as follows (in thousands):

	2020	2019	2018
Payments to TFI	$17,286	$12,880	$13,395

The Company has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that the Company will have the greater of (a) capital and surplus of $250,000 thousand, (b) the amount of capital and surplus necessary to maintain the Company’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain the Company’s financial strength ratings at least the same as TIAA’s rating. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of the Company with recourse to TIAA. During 2020, there were no contributions from TIAA to the Company. During 2019, TIAA contributed $220,000 thousand in capital to the Company.

The Company maintains a $100,000 thousand unsecured 364-day revolving line of credit with TIAA. This line has an expiration date of July 2, 2021. As of December 31, 2020, $30,000 thousand of this facility was maintained on a committed basis and there were no balances outstanding.

At December 31, 2020 or 2019, respectively, the Company has the following as amounts due to Parent and affiliates, which are reported in “Other liabilities” (in thousands):

	2020	2019
Amounts due to Parent and affiliates	$8,422	$22,383

Note 10—federal income taxes

The application of SSAP No. 101 Income Taxes requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTA to an amount which is more likely than not to be realized. Based on the weight of all available evidence, the Company has not recorded a valuation allowance on DTAs at December 31, 2020 or December 31, 2019.

The components of net DTAs and DTLs at December 31, are as follows (in thousands):

	2020			2019			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross deferred tax assets	$49,847	$3,187	$53,034	$97,920	$3,543	$101,463	$(48,073)	$(356)	$(48,429)
b) Statutory valuation allowance adjustments	—	—	—	—	—	—	—	—	—
c) Adjusted gross deferred tax assets (a–b)	49,847	3,187	53,034	97,920	3,543	101,463	(48,073)	(356)	(48,429)
d) Deferred tax assets non-admitted	27,845	3,142	30,987	76,165	3,498	79,663	(48,320)	(356)	(48,676)
e) Subtotal net admitted deferred tax asset (c–d)	22,002	45	22,047	21,755	45	21,800	247	—	247
f) Deferred tax liabilities	4,214	45	4,259	4,211	45	4,256	3	—	3
g) Net admitted deferred tax assets/(net deferred tax liability) (e–f)	$17,788	$—	$17,788	$17,544	$—	$17,544	$244	$—	$244

TIAA-CREF Investment Horizon Annuity Prospectus	84

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

	2020			2019			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 101 (in thousands)
a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted gross DTA expected to be realized (excluding the amount of DTA from (a) above after application of the threshold limitation. (The lesser of (b)1 and (b)2 below)	17,788	—	17,788	17,544	—	17,544	244	—	244
1. Adjusted gross DTA expected to be realized following the balance sheet date	17,788	—	17,788	17,544	—	17,544	244	—	244
2. Adjusted gross DTA allowed per limitation threshold	XXX	XXX	120,149	XXX	XXX	73,949	XXX	XXX	46,200
c) Adjusted gross DTA (excluding the amount of DTA from (a) and (b) above) offset by gross DTL	4,214	45	4,259	4,211	45	4,256	3	—	3
d) DTA admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$22,002	$45	$22,047	$21,755	$45	$21,800	$247	$—	$247

	2020	2019

(a) Ratio percentage used to determine recovery period and threshold limitation amount	1,316%	892%
(b) Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in thousands)	$800,995	$492,993

	12/31/2020		12/31/2019		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital
Impact of Tax Planning Strategies: (in thousands)
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
Adjusted gross DTA	$49,847	$3,187	$97,920	$3,543	$(48,073)	$(356)
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	—%	—%	—%	—%	—%	—%
Net admitted adjusted gross DTA	$22,002	$45	$21,755	$45	$247	$—

Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	—%	—%	—%	—%	—%	—%

The Company does not have DTLs that are not recognized.

85	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

The Company does not use reinsurance in its tax planning strategies.

Current income taxes incurred consist of the following major components (in thousands):

	2020	2019	2018
Current Income Tax:
Federal income tax expense	$18,948	$4,899	$2,301

Foreign taxes	—	—	—

Subtotal	$18,948	$4,899	$2,301
Federal income taxes expense/(benefit) on net capital gains/(losses)	3,610	2,801	(1,214)

Other	(314)	(1,246)	63

Federal and foreign income tax expense	$22,244	$6,454	$1,150

	12/31/2020	12/31/2019	Change
Deferred Tax Assets:
Ordinary:
Policyholder reserves	$7,320	$53,451	$(46,131)
Deferred acquisition costs	41,844	42,435	(591)
Receivables—non-admitted	—	1	(1)

Other (including items < 5% of total ordinary tax assets)	683	2,033	(1,350)

Subtotal	$49,847	$97,920	$(48,073)

Non-admitted	27,845	76,165	(48,320)

Admitted ordinary deferred tax assets	$22,002	$21,755	$247

Capital:
Investments	$3,187	$3,543	$(356)

Net capital loss carry-forward	—	—	—

Subtotal	$3,187	$3,543	$(356)

Statutory valuation allowance adjustment	—	—	—
Non-admitted	3,142	3,498	(356)

Admitted capital deferred tax assets	45	45	—

Admitted deferred tax assets	$22,047	$21,800	$247

Deferred Tax Liabilities:
Ordinary:
Reserve transition adjustment	$3,398	$4,077	$(679)

Other (including items< 5% of total ordinary tax liabilities)	816	134	682

Subtotal	$4,214	$4,211	$3
Capital:

Investments	45	45	—

Deferred tax liabilities	$4,259	$4,256	$3

Net Admitted Deferred Tax Assets/Liabilities	$17,788	$17,544	$244

TIAA-CREF Investment Horizon Annuity Prospectus	86

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2020, are as follows (in thousands):

Description	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$74,017	21.00%
Dividends received deduction	(1,513)	(0.43)%
Separate Account Guaranteed Investment Contract—ordinary income & capital gains	(1,619)	(0.46)%
Amortization of interest maintenance reserve	(529)	(0.15)%
Tax-exempt interest	(74)	(0.02)%
Liability for unauthorized reinsurance	886	0.25%
Prior year true-up	(502)	(0.14)%
Nonadmitted assets and other permanent differences	10	—%
Total statutory income taxes	$70,676	20.05%

Federal and foreign income tax expense—ordinary	$18,634	5.29%
Federal and foreign income tax expense—capital	3,610	1.02%
Change in net deferred income tax charge (benefit)	48,432	13.74%
Total statutory income taxes	$70,676	20.05%

At December 31, 2020, the Company had no net operating loss (“NOL”) carry forwards or capital loss carry forwards.

Income tax, ordinary and capital available for recoupment from its parent, TIAA, in the event of future net losses include (in thousands):

Year Incurred	Ordinary	Capital	Total
2018	$—	$—	$—
2019	—	2,801	2,801
2020	—	3,610	3,610
Total	$—	$6,411	$6,411

There were no deposits to suspend interest on potential underpayments reported as admitted assets under IRC Section 6603 as the Company maintains NOL carryforwards.

The Company files a consolidated federal income tax return with its Parent and its affiliates:

1)	730 Texas Forest Holdings, Inc.
2)	AMC Holding, Inc.
3)	Business Property Lending Inc.
4)	CustomerOne Financial Network, Inc.
5)	Elite Lender Services, Inc.
6)	GreenWood Resources, Inc.
7)	MyVest Corporation
8)	ND Properties, Inc.
9)	NIS/R&T, Inc.*
10)	Nuveen Holdings, Inc.*
11)	Nuveen Holdings 1, Inc.*

87	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

12)	Nuveen Investments, Inc.*
13)	Nuveen Investments Holdings, Inc.*
14)	Nuveen Securities, LLC*
15)	Oleum Holding Company, Inc.
16)	T-C Europe Holding, Inc.
17)	T-C SP, Inc.
18)	Teachers Insurance and Annuity Association of America
19)	Terra Land Company
20)	TIAA Board of Overseers
21)	TIAA-CREF Tuition Financing, Inc.
22)	TIAA Commercial Finance, Inc.
23)	TIAA FSB Holdings, Inc.
24)	TIAA, FSB
25)	Tygris Asset Finance, Inc.
26)	Tygris Commercial Finance Group, Inc.
27)	Westchester Group Asset Management, Inc.
28)	Westchester Group Farm Management, Inc.
29)	Westchester Group Investment Management Holding Company, Inc.
30)	Westchester Group Investment Management, Inc.
31)	Westchester Group Real Estate, Inc.

All consolidating companies, excluding those denoted with an asterisk (*) above, participate in a tax sharing agreement under the following criteria. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies included in this agreement are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

The companies denoted with an asterisk above (collectively, “Nuveen subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, Nuveen Holdings 1, Inc (“Nuveen”) makes payments to TIAA for amounts equal to the federal income payments that the Nuveen subgroup would be obliged to pay the federal government if the Nuveen subgroup had actually filed a separate consolidated tax return. Nuveen is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the Nuveen subgroup could have carried back to a prior consolidated return year.

The Company’s tax years 2014 through 2016 are currently under examination by the Internal Revenue Service (“IRS”), and tax years 2017 through 2019 are open for examination.

Note 11—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151 and Actuarial Guideline 33 for all other products.

Effective January 1, 2020 variable annuity reserving follow VM-21. During 2020, the Company elected the factor based alternative method under VM-21, which is an option allowed for variable annuity writers with no living benefits, in order to simplify the reserve methodology. Prior to 2020, the Company’s policy and contract

TIAA-CREF Investment Horizon Annuity Prospectus	88

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

reserves on these variable annuity products were calculated under a modeled based method in accordance with Actuarial Guideline 43 (“AG43”). This change in valuation basis was recorded as an opening surplus adjustment in the amount of $4,575 thousand. Effective December 31, 2020 reserves were also subject to the NYDFS floor prescribed under NYDFS Regulation 213, Principle-Based Reserving. The final reported reserve for variable annuities is the greater of those prescribed under VM-21 and Regulation 213.

The Company also maintains excess reserves based on VM-21 and Regulation 213 at the level of $2,853 thousand as of December 31, 2020 and $217 thousand under the former AG43 as of December 31, 2019. On this basis, the Company determined that the Company’s reserves are sufficient to meet its obligations.

The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves and maintains additional reserves of $0 thousand and $225,000 thousand for 2020 and 2019, respectively. The reserve change in 2020 is due to the release of the additional reserves established in 2019 as no additional reserves were required as a result of year-end 2020 asset adequacy analysis. The year end 2020 asset adequacy analysis included favorable mortality experience, growth in the guaranteed funding agreement business, which has low guaranteed crediting rates, and continued expense reductions. The reserve change in 2019 is due to additional reserves established as a result of year-end 2019 asset adequacy analysis. During 2019, the NYDFS included certain requirements for asset adequacy analysis, which included the removal of profits from reinsurance agreements from cash flow testing analysis, which were a driver of the additional reserve amounts.

Withdrawal characteristics of individual annuity reserves and deposit-type contracts at December 31 are as follows (in thousands). For the years ended December 31, 2020 and 2019, the Company did not have any Group Annuity reserves.

	2020
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
Subject to Discretionary Withdrawal:
With Market Value Adjustment	$—	$18,359	$—	$18,359	0.5%
At fair value	—	—	3,420,428	3,420,428	73.9%

Total with market value adjustment or at fair value	$—	$18,359	$3,420,428	$3,438,787	74.4%
At book value without adjustment (minimal or no charge or adjustment)	1,074,748	—	—	1,074,748	23.2%
Not subject to discretionary withdrawal	112,476	—	—	112,476	2.4%
Total (direct + assumed)	$1,187,224	$18,359	$3,420,428	$4,626,011	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$1,187,224	$18,359	$3,420,428	$4,626,011

89	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

	2019
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
Subject to Discretionary Withdrawal:
With Market Value Adjustment	$—	$21,247	$—	$21,247	0.5%
At fair value	—	—	3,050,821	3,050,821	70.9%

Total with market value adjustment or at fair value	$—	$21,247	$3,050,821	$3,072,068	71.4%
At book value without adjustment (minimal or no charge or adjustment)	1,126,620	—	—	1,126,620	26.1%
Not subject to discretionary withdrawal	105,769	—	—	105,769	2.5%

Total (direct + assumed)	$1,232,389	$21,247	$3,050,821	$4,304,457	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$1,232,389	$21,247	$3,050,821	$4,304,457

	2020
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
DEPOSIT-TYPE CONTRACTS (no life contingencies):
Subject to Discretionary Withdrawal:
At fair value	$—	$—	$50,503	$50,503	0.7%

At book value without adjustment (minimal or no charge or adjustment)	6,830,548	—	—	6,830,548	97.4%
Not subject to discretionary withdrawal	130,883	—	—	130,883	1.9%

Total (direct + assumed)	$6,961,431	$—	$50,503	$7,011,934	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$6,961,431	$—	$50,503	$7,011,934

	2019
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
DEPOSIT-TYPE CONTRACTS (no life contingencies):
Subject to Discretionary Withdrawal:
At fair value	$—	$388,268	$33,452	$421,720	8.5%

At book value without adjustment (minimal or no charge or adjustment)	4,424,330	—	—	4,424,330	89.1%
Not subject to discretionary withdrawal	117,088	—	—	117,088	2.4%

Total (direct + assumed)	$4,541,418	$388,268	$33,452	$4,963,138	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$4,541,418	$388,268	$33,452	$4,963,138

TIAA-CREF Investment Horizon Annuity Prospectus	90

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

The following tables provide the life actuarial reserves by withdrawal characteristics for the years ended December 31, (in thousands):

	2020
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$1,994,484	$1,994,587	$2,008,324
Variable Universal Life	354,108	349,831	361,185
Not subject to discretionary withdrawal or no cash values:
Term Policies without Cash Value	—	—	636,514
Disability—Active Lives	—	—	11,637
Disability—Disabled Lives	—	—	1,832
Miscellaneous Reserves	—	—	26,484

Total (direct + assumed)	$2,348,592	$2,344,418	$3,045,976

Reinsurance Ceded	—	—	485,319

Total (net)	$2,348,592	$2,344,418	$2,560,657

	2019
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$1,936,539	$1,936,619	$1,947,429
Variable Universal Life	343,668	338,470	350,628
Not subject to discretionary withdrawal or no cash values:
Term Policies without Cash Value	—	—	625,381
Disability—Active Lives	—	—	10,980
Disability—Disabled Lives	—	—	1,746
Miscellaneous Reserves	—	—	250,812

Total (direct + assumed)	$2,280,207	$2,275,089	$3,186,976

Reinsurance Ceded	—	—	486,781

Total (net)	$2,280,207	$2,275,089	$2,700,195

	2020
	Separate Account Nonguaranteed
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable Universal Life	$606,752	$601,713	$601,722
Reinsurance Ceded	—	—	—

Total (net)	$606,752	$601,713	$601,722

91	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

	2019
	Separate Account Nonguaranteed
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable Universal Life	$509,114	$503,216	$503,216
Reinsurance Ceded	—	—	—

Total (net)	$509,114	$503,216	$503,216

For Ordinary Life Insurance (including term plans, universal life and variable universal life), reserves for all policies are calculated in accordance with New York State Insurance Regulation 147 using the 1980 CSO Table, 2001 CSO Table, or 2017 CSO Table and interest rates of 3.5% through 4.5%. Term conversion reserves are based on the Company’s term conversion mortality experience and interest at 4%.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and are set equal to a percentage of reserves. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. The Company has no policies where the surrender values were in excess of the legally computed reserves as of December 31, 2020 or 2019. The Company has $42,700,019 thousand and $44,684,134 thousand of insurance in force for which the gross premiums are less than the net premiums according to the standard of valuation set by the State of New York as of December 31, 2020 and 2019, respectively. Premium deficiency reserves related to the above insurance total $10,263 thousand and $10,648 thousand at December 31, 2020 and 2019, respectively.

For retained assets, an accumulation account issued from the proceeds of annuity and life insurance policies, reserves are held equal to the current account balances.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

Note 12—reinsurance

Reinsurance transactions included in the statutory—basis statements of operations within “Insurance and annuity premiums and other considerations” are as follows (in thousands):

	Years Ended December 31,
	2020	2019	2018
Direct premiums	$461,858	$730,552	$801,098
Ceded premiums	(92,444)	(103,459)	(108,663)
Net premiums	$369,414	$627,093	$692,435

TIAA-CREF Investment Horizon Annuity Prospectus	92

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

The major lines in the accompanying financial statements that were reduced by the effect of these reinsurance agreements include (in thousands):

	2020	2019	2018
Reinsurance ceded:
Insurance and annuity premiums and other considerations	$92,444	$103,459	$108,663
Policy and contract benefits	65,063	55,040	51,237
Increase in policy and contract reserves	4,310	14,788	5,395
Reserves for life and health, annuities and deposit-type contracts	622,996	617,187	599,519

Note 13—capital and surplus and shareholders’ dividends restrictions

The portion of unassigned surplus (deficit) increased or (reduced) by each item below as of December 31 are as follows (in thousands):

	2020	2019	2018
Change in net unrealized capital gains (losses)	$—	$—	$(202)
Change in reserve on account of change in valuation basis	(4,574)	—	—
Change in asset valuation reserve	(3,321)	(195)	(5,570)
Change in net deferred federal income tax	(48,432)	49,276	4,947
Change in non-admitted assets	49,926	(47,648)	(5,499)
Change in liability for reinsurance of unauthorized companies	4,217	(1,575)	10,648
Change in surplus of separate accounts	(1,089)	(2,422)	(349)

As of December 31, 2020 and 2019, there was no portion of unassigned surplus (deficit) represented by cumulative net unrealized gains and losses, gross of deferred taxes.

The Company received no additional paid-in capital contributions for the year ended December 31, 2020. The Company received additional paid-in capital contributions from TIAA of $220,000 thousand and $100,000 thousand for the years ended December 31, 2019 and 2018, respectively.

Capital: The Company has 2,500 shares of common stock authorized, issued and outstanding. All shares are Class A. The Company has no preferred stock outstanding.

Dividend Restrictions: Under the NYIL, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company did not pay dividends to its shareholder for the years ended December 31, 2020 and 2019.

Note 14—contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas, examinations, or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental

93	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TIAA-CREF LIFE INSURANCE COMPANY

authorities; the SEC and federal governmental authorities. The Company cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on the Company’s financial position.

Note 15—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 11, 2021, the date the financial statements were available to be issued.

TIAA-CREF Investment Horizon Annuity Prospectus	94

REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of Teachers Insurance and Annuity Association of America

We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America, which comprise the statutory-basis statements of admitted assets, liabilities and capital and contingency reserves as of December 31, 2020 and 2019, and the related statutory-basis statements of operations, of changes in capital and contingency reserves, and of cash flows for each of the three years in the period ended December 31, 2020.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on the statutory-basis financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statutory-basis financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the statutory-basis financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statutory-basis financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BASIS FOR ADVERSE OPINION ON U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the statutory-basis financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

ADVERSE OPINION ON U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2020 and 2019, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2020.

OPINION ON STATUTORY BASIS OF ACCOUNTING

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 11, 2021

95	TIAA-CREF Investment Horizon Annuity Prospectus

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS,

LIABILITIES AND CAPITAL AND CONTINGENCY RESERVES

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	December 31,
(in millions, except share amounts)	2020	2019

ADMITTED ASSETS
Bonds	$197,804	$189,018
Preferred stocks	363	415
Common stocks	5,644	5,657
Mortgage loans	34,647	32,441
Real estate	3,422	3,686
Cash, cash equivalents and short-term investments	2,461	902
Contract loans	1,493	1,803
Derivatives	627	794
Securities lending collateral assets	361	363
Other long-term investments	31,318	31,600
Investment income due and accrued	1,867	1,823
Net deferred federal income tax asset	2,155	2,406
Other assets	1,340	860
Separate account assets	42,806	43,827

Total admitted assets	$326,308	$315,595

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$227,332	$217,761
Dividends due to policyholders	1,827	1,896
Interest maintenance reserve	3,388	2,090
Federal income taxes payable to affiliates	27	14
Asset valuation reserve	5,860	6,323
Derivatives	500	198
Payable for collateral for securities loaned	361	363
Other liabilities	4,288	4,313
Separate account liabilities	42,724	43,765

Total liabilities	286,307	276,723

Capital and contingency reserves
Capital stock and additional paid-in capital (2,500 shares of $1,000 par value common stock authorized, issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	6,290	5,041
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	33,708	33,828

Total capital and contingency reserves	40,001	38,872

Total liabilities, capital and contingency reserves	$326,308	$315,595

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	96

STATUTORY–BASIS STATEMENTS OF OPERATIONS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	For the Years Ended December 31,
(in millions)	2020	2019	2018

REVENUES
Insurance and annuity premiums and other considerations	$18,449	$16,003	$16,220
Annuity dividend additions	1,606	1,520	1,761
Net investment income	12,159	12,324	12,550
Other revenue	447	458	379

Total revenues	$32,661	$30,305	$30,910

BENEFITS AND EXPENSES
Policy and contract benefits	$20,818	$17,803	$17,694
Dividends to policyholders	3,262	3,267	3,526
Increase in policy and contract reserves	7,609	4,117	5,279
Net operating expenses	2,343	2,003	1,882
Net transfers to (from) separate accounts	(2,713)	1,158	442
Total benefits and expenses	$31,319	$28,348	$28,823

Income before federal income taxes and net realized capital gains (losses)	$1,342	$1,957	$2,087
Federal income tax expense (benefit)	(12)	17	(23)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(750)	(322)	(657)
Net income	$604	$1,618	$1,453

See notes to statutory-basis financial statements

97	TIAA-CREF Investment Horizon Annuity Prospectus

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL AND CONTINGENCY RESERVES

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

(in millions)	Capital Stock and Additional Paid-in Capital	Surplus Notes	Contingency Reserves	Total
Balance, December 31, 2017	$3	$5,041	$31,292	$36,336
Net income	—	—	1,453	1,453
Change in net unrealized capital gains on investments	—	—	(359)	(359)
Change in asset valuation reserve	—	—	128	128
Change in net deferred income tax	—	—	(147)	(147)
Change in post-retirement benefit liability	—	—	7	7
Change in non-admitted assets:
Deferred federal income tax asset	—	—	585	585
Other assets	—	—	123	123
Balance, December 31, 2018	$3	$5,041	$33,082	$38,126

Net income	—	—	1,618	1,618
Change in net unrealized capital gains on investments	—	—	118	118
Change in asset valuation reserve	—	—	(1,063)	(1,063)
Change in net deferred income tax	—	—	(284)	(284)
Change in post-retirement benefit liability	—	—	(8)	(8)
Change in non-admitted assets:
Deferred federal income tax asset	—	—	288	288
Other assets	—	—	77	77
Balance, December 31, 2019	$3	$5,041	$33,828	$38,872

Net income	—	—	604	604
Change in net unrealized capital gains on investments	—	—	(678)	(678)
Change in asset valuation reserve	—	—	463	463
Change in net deferred income tax	—	—	(200)	(200)
Change in post-retirement benefit liability	—	—	(8)	(8)
Change in non-admitted assets:
Deferred federal income tax asset	—	—	(51)	(51)
Other assets	—	—	(250)	(250)
Issuance of surplus notes	—	1,249	—	1,249
Balance, December 31, 2020	$3	$6,290	$33,708	$40,001

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	98

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	For the Years Ended December 31,
(in millions)	2020	2019	2018

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$18,453	$16,008	$16,225
Net investment income	11,433	11,669	11,756
Miscellaneous income	425	440	365
Total Receipts	30,311	28,117	28,346
Policy and contract benefits	20,469	17,763	17,633
Operating expenses	2,078	1,981	1,865
Dividends paid to policyholders	1,725	1,737	1,764
Federal income taxes paid (received)	(25)	49	(63)
Net transfers to (from) separate accounts	(2,723)	1,158	442
Total Disbursements	21,524	22,688	21,641
Net cash from operations	8,787	5,429	6,705

CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	26,297	17,608	17,950
Stocks	6,441	2,097	1,891
Mortgage loans and real estate	2,349	2,479	2,880
Other invested assets	2,499	1,976	2,368
Miscellaneous proceeds	344	611	1,182
Cost of investments acquired:
Bonds	32,779	18,624	19,838
Stocks	6,413	2,232	1,716
Mortgage loans and real estate	4,017	6,368	6,482
Other invested assets	3,541	3,041	4,483
Miscellaneous applications	1,196	71	513
Net cash used in investments	(10,016)	(5,565)	(6,761)

CASH FROM FINANCING AND OTHER
Proceeds from issuance of surplus notes	1,249	—	—
Net deposits on deposit-type contracts funds	1,620	465	15
Other cash provided (applied)	(81)	(25)	(1)
Net cash from financing and other	2,788	440	14
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	1,559	304	(42)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	902	598	640

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$2,461	$902	$598

See notes to statutory-basis financial statements

99	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 1—organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security. In addition, TIAA may otherwise engage in any business permitted under the New York Insurance Law for a domestic life stock insurance company, provided that such business supports this purpose, including without limitation by (i) enhancing the creditworthiness, financial strength and reputation of TIAA, (ii) providing all of the holders and beneficiaries of TIAA’s contracts and policies with benefits of scale, increased diversity in offered products and newly innovated products and (iii) providing for additional infrastructure and support to TIAA.

Note 2—significant accounting policies

BASIS OF PRESENTATION:

The financial statements of TIAA are presented on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The Department has adopted certain prescribed accounting practices that differ from those found in NAIC SAP. The Department did not adopt certain provisions in Regulation No. 172 (11 NYCRR 83). Specifically section 83.4(t) states, “The guidance prescribed in subparagraphs 4.a. and 4.b. of SSAP No. 26R, “Bonds” and Footnote 1 of Statement of Statutory Accounting Principles (“SSAP”) No. 97, is not adopted.” In effect, section 83.4(t) would exclude exchange traded funds (“ETFs”) designated by the SVO as qualifying for bond accounting treatment from receiving such treatment in quarterly and annual financial statements filed in New York. However, the Company has received a permitted practice from the Department to continue to report investment grade bond ETF holdings held as of December 4, 2020 as bonds under SSAP No. 26R, Bonds, rather than as equities, for the year ended December 31, 2020. The total balance of investment grade ETF holdings treated as bonds as of December 31, 2020 and 2019 are $1,665 million and $1,049 million, respectively.

The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

The NAIC has adopted certain prescribed accounting practices within Interpretation 2020-10, Reporting Nonconforming Credit Tenant Loans (“CTL”) (“INT 20-10”). Specifically, INT 20-10 states nonconforming

TIAA-CREF Investment Horizon Annuity Prospectus	100

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CTLs may continue to be treated as bonds rather than other long-term investments, if they were previously filed with the Securities Valuation Office (“SVO”).

			For the Years Ended December 31,
(in millions)	NAIC SAP#	Financial Statement Line	2020	2019	2018

Net income, New York SAP			$604	$1,618	$1,453
New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:
Additional reserves for term conversions	51R	Increase in policy and contract reserves	(1)	(1)	—

Net income (loss), NAIC SAP			$603	$1,617	$1,453

Capital and surplus, New York SAP			$40,001	$38,872	$38,126
New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:
Additional reserves for term conversions	51R	Reserves for life and health insurance, annuities and deposit-type contracts	20	21	22
Non-conforming CTL’s reported on schedule D-1	INT 20-10	Bonds	419	—	—
Non-conforming CTL’s reported on schedule BA	INT 20-10	Other long-term investments	(419)	—	—

Capital and surplus, NAIC SAP			$40,021	$38,893	$38,148

The Company’s risk based capital (“RBC”) as of December 31, 2020 and 2019 would not have triggered a regulatory event without the use of the New York SAP prescribed and permitted practices.

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with Generally Accepted Accounting Principles (“GAAP”) with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost under NAIC SAP;

•

Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•

Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses on impairments included in the Asset Valuation Reserve (“AVR”), which is a component of surplus under NAIC SAP;

•	If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a liability rather than as a negative asset under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary under NAIC SAP;

•

Contracts that contain an embedded derivative are bifurcated from the host contract and accounted for separately under GAAP, whereas under NAIC SAP, the embedded derivative is not bifurcated between components and is accounted for as part of the host contract;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves under NAIC SAP;

•	The AVR is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold under NAIC SAP;

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved under NAIC SAP;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued rather than being expensed when incurred under NAIC SAP;

•

Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

TIAA-CREF Investment Horizon Annuity Prospectus	102

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

•

Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, an annuity contract containing a life contingency is required to be classified as a life insurance contract, regardless of the significance of any mortality and morbidity risk, and amounts received and paid under these contracts are reported as revenue and benefits, respectively;

•

Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•

When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

•

Revenue recognition for administrative service expense reimbursements are recognized as gross revenue and gross expense in the Statements of Operations when the Company is the principal in the transaction and where the Company controls the administrative services before transferring them to the customer. Under NAIC SAP, the administration expenses incurred are included in operating expenses and any offsetting reimbursements are netted against operating expenses.

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of OTTIs, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

The outbreak of the novel coronavirus (“COVID-19”) and subsequent global pandemic began significantly impacting the U.S. and global financial markets and economies during March 2020. The worldwide spread of COVID-19 has created significant uncertainty in the global economy. The duration and extent of COVID-19 over the long-term cannot be reasonably estimated at this time. There have been no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have on the Company’s financial performance. The ultimate impact of COVID-19 and the extent to which COVID-19 impacts the Company’s business, results of operations, investments, and cash flows will depend on future developments, which are highly uncertain and difficult to predict.

Reclassifications: Certain prior year amounts within these financial statement footnotes have been reclassified to conform to the current year presentation. No reclassifications were made to the Statements of Admitted Assets, Liabilities, and Capital and Contingency Reserves and the related Statements of Operations, Changes in Capital and Contingency Reserves, and Cash Flows.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value. Investment grade bond ETFs are accounted for as bonds and are stated at fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan- backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Investments in subsidiary, controlled and affiliated (“SCA”) entities are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus, and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

TIAA-CREF Investment Horizon Annuity Prospectus	104

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Amortized cost consists of the unpaid principal balance of the loans, net of unamortized premiums, discounts, and certain mortgage origination fees. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded. The Company makes investments in commercial real estate directly, through SCA entities and through real estate limited partnerships which are included in Other long-term investments. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing directly held real estate investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.

Other Long-term Investments: Other long-term investments primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost, adjusted for the Company’s percentage of the most recent available financial statements based on the underlying GAAP or International Financial Reporting Standards as reflected on the respective entity’s financial statements.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company’s direct investment to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value, and the amount of the reduction is accounted for as a realized loss.

Investments in non-insurance SCA entities are stated at the value of their underlying audited equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have a NAIC 1 rating designation.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short- term, highly liquid investments with original maturities of three months or less at the date of purchase and are

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.

Short-Term Investments: Short-term investments (investments with remaining maturities greater than three months and less than or equal to 12 months at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short- term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Derivative Instruments: The Company designates its derivative transactions as hedging or replication transactions. Derivatives that qualify and are designated for hedge accounting are reported as assets or liabilities on the balance sheet and accounted for in a manner consistent with the hedged item. Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized in a manner consistent with the disposed hedged item.

Derivatives used in hedging relationships that do not qualify or are not designated for hedge accounting are carried at fair value. Changes in fair value are reported in surplus as net unrealized capital gains (losses). Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.

Derivatives used in replication transactions are accounted for in a manner consistent with the cash instrument and the replicated asset. Accordingly, these derivatives are carried at amortized cost or fair value. Amortization of derivative premiums is reported as a component of net investment income. Swap coupon cash flows and income accruals are recorded as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.

The Company does not offset the carrying values recognized in the balance sheet for derivatives executed with the same counterparty under the same master netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non- admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate accounts are accounted for at fair value, except the TIAA Stable Value separate account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the balance sheet date.

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the balance sheet date. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.

At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2020	2019	Change
Net deferred federal income tax asset	$2,898	$2,847	$51
Furniture and electronic data processing equipment	377	363	14
Invested assets	377	157	220
Prepaid expenses	139	124	15
Other	44	43	1
Total	$3,835	$3,534	$301

Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.

At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2020	2019
EDP equipment and computer software	$1,979	$1,834
Furniture and equipment and leasehold improvements	$126	$116

Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities.”

Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned.” Securities lending income is recorded in the accompanying Statements of Operations in “Net investment income.”

Insurance and Annuity Premiums and Other Considerations: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity premiums and other considerations, including consideration on annuity product rollovers, are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations. Funding agreements used in an investment spread capacity are also included within deposit-type contracts.

Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the general account and separate account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable general account and separate account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the general account, as well as any separate accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer. For bonds, excluding loan-back and structured securities, losses from other-than-temporary impairments are recorded entirely to either the AVR or the IMR in accordance with the nature of the impairment.

Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) and recorded in December of each year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus. Net DTAs are admitted to the extent permissible. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.

The Company files a consolidated federal income tax return with its includable insurance and non-insurance subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return. The tax allocation agreements are not applied to subsidiaries that are disregarded under federal tax law.

Statements of Cash Flows: Noncash activities are excluded from the Statutory—Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2020	2019	2018
Exchange/transfer/conversion/distribution of invested assets	$3,952	$3,493	$3,403
Annuity dividend additions	$1,606	$1,520	$1,761
Capitalized interest	$416	$393	$397
Interest credited on deposit-type contracts	$30	$30	$28

APPLICATION OF NEW ACCOUNTING PRONOUNCEMENTS:

In June 2016, the NAIC adopted substantive revisions to SSAP No. 51R, Life Contracts (“SSAP 51R”) to facilitate the implementation of principles-based reserving (“PBR”), effective January 1, 2020. Under PBR, the Company will be required to hold the higher of (a) the reserves for life using prescribed factors and (b) the PBR reserve which considers a wide range of future economic conditions, computed using justified company experience factors, such as mortality, policyholder behavior and expenses. The Company received a one year deferral on adopting PBR for life insurance from the Department and plans to request an exemption in 2021 as the Company’s only new life business written is conversion from term policies. As a result, the Company did not adopt PBR for life insurance during 2020. If the Company had adopted PBR for life insurance it would not have had a material impact to its statutory-basis financial statements.

In April 2020, the NAIC adopted modifications to SSAP No. 15, Debt and Holding Company Obligations, SSAP No. 22R, Leases, and SSAP No. 86, Derivatives. These revisions adopt Financial Accounting Standards Board Accounting Standard Update (“ASU”) No. 2020-04 Reference Rate Reform, which applies to contracts, hedging relationships, and other transactions that reference London Inter-Bank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. Optional expedients eliminate the requirements for remeasurement or dedesignation of transactions, if certain criteria are met. The expedients are effective for the period from March 12, 2020 to December 31, 2022, which is consistent with the effective period of ASU 2020-04. The Company is still assessing the impact of the guidance on the statutory-basis financial statements.

In April 2020, the NAIC adopted modifications to SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities (“SSAP 97”). The adopted revisions clarify that reporting entities may apply the look-through approach for multiple levels of downstream holding companies to the extent that each of the downstream entities meets the requirements in SSAP 97. These revisions were effective immediately upon adoption. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements.

In April 2020, the NAIC adopted modifications to SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets, and SSAP No. 97. The revisions to SSAP No. 5R specifically scope in SCAs that would normally be excluded from the financial guarantee recognition guidance when the SCA is in a negative equity position and the insurer has provided a financial guarantee. Under the adopted revisions, all SCAs would stop at “zero” regardless of the equity method losses and guarantees would be recognized, to the extent there is a financial guarantee or commitment, under SSAP No. 5R. These revisions were effective immediately upon adoption. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements.

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

In April 2020, the NAIC adopted modifications to SSAP No. 36, Troubled Debt Restructuring, through Interpretation 2020-03, Troubled Debt Restructuring Due to COVID-19 (“INT 20-03”). This guidance notes a mortgage loan or bank loan modification due to the impacts of COVID-19 on the borrower will not automatically be categorized as a troubled debt restructuring (“TDR”). To qualify for relief, the borrower must have been in good standing as of December 31, 2019 (not more than 30 days past due). This guidance expires at the earlier of 60 days after the date of termination of the National Emergency or January 2, 2022, which is the same end date as the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company has adopted this guidance and reflected it in its statutory-basis financial statements.

In May 2020, the NAIC adopted modifications to SSAP Nos. 26R, 36, 43R and 103R through Interpretation 20-07. This guidance clarifies how to determine when restructuring or modification of certain debt investments due to COVID-19 are a TDR. The guidance also clarifies whether a modification that is not a TDR needs to be assessed as an exchange under SSAP No. 103R. This guidance expires at the earlier of 60 days after the date of termination of the National Emergency or January 2, 2022, which is the same end date as the CARES Act. The Company has adopted this guidance and reflected it in its statutory-basis financial statements.

In May 2020, the NAIC adopted modifications to SSAP Nos. 3, Accounting Changes and Corrections of Errors (“SSAP 3”) and SSAP 51R. The adoption provides revisions to SSAP 3 and SSAP 51R with a January 1, 2020 effective date. The revisions require disclosure of changes in the reserve valuation basis, as a result of the NAIC Valuation Manual (“VM”) in section VM-21 Requirements for Principle-Based Reserves for Variable Annuities (“VM-21”). Additionally, requirements for PBR for Variable Annuities are disclosed in a manner which is consistent with a change in valuation basis and with additional disclosures regarding the phase-in period. The Company adopted VM-21 during 2020 without a phase-in period and elected to use a factor based alternative method similar to the factor based alternative method used prior to 2020 in accordance with Actuarial Guideline 43 (“AG43”). Given the similar methodology under VM-21 and AG43, there was no impact from the change in the reserve valuation basis. Therefore, these required disclosures are not applicable to the Company’s statutory-basis financial statements.

In August 2020, the NAIC adopted modifications to SSAP No. 68, Enhanced Goodwill Disclosures. The revisions add additional goodwill disclosures which are intended to improve the validity and accuracy of numbers currently being reported for goodwill and will assist with regulator review of reported assets not readily available for the payment of policyholder claims. The revisions primarily require the disclosure of the amount of goodwill assigned to downstream holding companies and do not provide new guidance on the determination, calculation or admissibility of goodwill. The guidance is effective January 1, 2021 and the Company will provide the additional required disclosure thereafter.

In November 2020, the NAIC adopted revisions to SSAP No. 43R, Loan-backed and Structured Securities, and was effective immediately. These revisions update the financial modeling guidance/mapping instructions for residential mortgage-backed securities (“RMBS”)/commercial mortgage-backed securities (“CMBS”) to ensure consistency with guidance recently adopted in the Purposes and Procedures Manual of the NAIC Investment Analysis Office (“P&P Manual”). The Company adopted this guidance, and it did not have a material impact to its statutory-basis financial statements.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3—long-term bonds, preferred stocks, and unaffiliated common stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions):

	2020
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$27,315	$5,531	$(86)	$32,760
All other governments	4,613	692	(31)	5,274
States, territories and possessions	744	160	—	904
Political subdivisions of states, territories, and possessions	663	105	(1)	767
Special revenue and special assessment, non-guaranteed agencies and government	20,393	2,734	(15)	23,112
Credit tenant loans	11,240	2,037	(8)	13,269
Industrial and miscellaneous	125,775	17,976	(237)	143,514
Hybrids	464	111	(5)	570
Parent, subsidiaries and affiliates	341	—	(4)	337
Bank loans	6,256	58	(124)	6,190
Total	$197,804	$29,404	$(511)	$226,697

	2019
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$30,259	$4,092	$(10)	$34,341
All other governments	4,912	530	(11)	5,431
States, territories and possessions	730	112	—	842
Political subdivisions of states, territories, and possessions	641	64	(1)	704
Special revenue and special assessment, non-guaranteed agencies and government	19,424	1,702	(5)	21,121
Credit tenant loans	10,482	1,065	(7)	11,540
Industrial and miscellaneous	116,207	10,190	(155)	126,242
Hybrids	385	87	(5)	467
Parent, subsidiaries and affiliates	696	—	(1)	695
Bank loans	5,282	53	(84)	5,251
Total	$189,018	$17,895	$(279)	$206,634

111	TIAA-CREF Investment Horizon Annuity Prospectus

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2020

Loan-backed and structured bonds	$1,477	$(112)	$1,365	$504	$(75)	$429

All other bonds	9,219	(237)	8,982	2,878	(158)	2,720

Total bonds	$10,696	$(349)	$10,347	$3,382	$(233)	$3,149

Unaffiliated common stocks	129	(7)	122	8	(7)	1

Preferred stocks	32	(16)	16	4	(4)	—
Total bonds and stocks	$10,857	$(372)	$10,485	$3,394	$(244)	$3,150

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2019

Loan-backed and structured bonds	$1,427	$(17)	$1,410	$1,168	$(74)	$1,094

All other bonds	3,065	(66)	2,998	3,964	(179)	3,785

Total bonds	$4,492	$(83)	$4,408	$5,132	$(253)	$4,879

Unaffiliated common stocks	69	(9)	60	5	(2)	3

Preferred stocks	30	(2)	28	—	—	—
Total bonds and stocks	$4,591	$(94)	$4,496	$5,137	$(255)	$4,882

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed, asset-backed, and bond exchange traded fund securities are shown separately in the table below, as they are not due at a single maturity date (in millions):

	December 31, 2020		December 31, 2019
	Book/ Adjusted Carrying Value	Estimated Fair Value	Book/ Adjusted Carrying Value	Estimated Fair Value
Due in one year or less	$3,420	$3,468	$3,254	$3,287
Due after one year through five years	31,057	33,192	29,150	30,359
Due after five years through ten years	35,216	39,440	34,615	37,110
Due after ten years	69,573	85,181	62,186	71,614
Subtotal	139,266	161,281	129,205	142,370
Residential mortgage-backed securities	25,808	29,121	28,193	30,610
Commercial mortgage-backed securities	10,204	10,948	10,320	10,722
Asset-backed securities	20,861	23,682	20,251	21,883
Exchange-traded funds	1,665	1,665	1,049	1,049
Subtotal	58,538	65,416	59,813	64,264
Total	$197,804	$226,697	$189,018	$206,634

Bond Diversification: The following table presents the diversification of the carrying values of long-term bond investments at December 31. Loan-backed and structured securities issued by the U.S. government are included in residential mortgage-backed securities and asset-backed securities.

	2020	2019
Residential mortgage-backed securities	13.0%	14.9%
Asset-backed securities	10.5	10.7
Finance and financial services	10.1	8.1
Manufacturing	9.9	9.7
Public utilities	9.9	9.7
U.S. governments	8.2	7.9
Other	7.8	7.0
Revenue and special obligations	7.0	7.2
Services	6.9	7.0
Commercial mortgage-backed securities	5.2	5.5
Oil and gas	4.2	3.6
Real estate investment trusts	3.0	3.9
All other governments	2.3	2.6
Communications	2.0	2.2
Total	100.0%	100.0%

113	TIAA-CREF Investment Horizon Annuity Prospectus

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (in millions):

	2020		2019

NAIC 1 and 2	$181,128	91.6%	$173,232	91.6%
NAIC 3 through 6	16,676	8.4	15,786	8.4

Total	$197,804	100.0%	$189,018	100.0%

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

For the years ended December 31, 2020 and 2019, the Company recognized OTTI on loan-backed and structured securities of $56 million and $14 million, respectively.

Other Disclosures: The following table represents the carrying amount of bonds and stocks denominated in a foreign currency as of December 31, (in millions):

	2020	2019
Carrying amount of bonds and stocks denominated in foreign currency	$4,332	$4,386
Carrying amount of bonds and stocks denominated in foreign currency which are collateralized by real estate	$512	$861

Note 4—mortgage loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The composition of the mortgage loan portfolio as of December 31, is as follows (in millions):

Loan Type	2020	2019
Commercial loans	$31,825	$29,377
Mezzanine loans	2,166	2,074
Residential loans	656	990
Total	$34,647	$32,441

The maximum and minimum lending rates for mortgage loans originated or purchased during 2020 and 2019 are as follows:

	2020		2019
Loan Type	Maximum	Minimum	Maximum	Minimum
Commercial loans	5.00%	2.70%	4.97%	1.70%
Mezzanine loans	5.85%	3.65%	9.50%	4.99%

The maximum percentage of any one loan to the value (“LTV”) of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, originated or purchased during 2020 and 2019 are as follows:

	Maximum LTV
Loan Type	2020	2019
Commercial loans	69.0%	69.4%
Mezzanine loans	67.6%	78.1%

TIAA-CREF Investment Horizon Annuity Prospectus	114

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

There were no residential mortgage loans originated or purchased during 2020 and 2019.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2020 and 2019 have been written down to net realizable values based upon independent appraisals of the collateral. For impaired mortgage loans where the impairments are deemed to be temporary, an allowance for credit losses is established.

Credit quality

For commercial mortgage loans, the primary credit quality indicators are the loan-to-value ratio, debt service coverage ratio and delinquency. Loan-to-value-ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. Debt service coverage compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually. Delinquency is defined as a mortgage loan which is past due. Commercial mortgage loans more than 30 days past due are considered delinquent.

For residential mortgage loans, the Company’s primary credit quality indicator is performance versus non- performance. The Company generally defines nonperforming residential mortgage loans as those that are 90 or more days past due and/or on non-accrual status. Generally, nonperforming residential loans have a higher risk of experiencing a credit loss.

The credit quality of the recorded investment, which represents carrying value plus accrued interest, in commercial mortgage loans at December 31, are as follows (in millions):

	Recorded Investment—Commercial
	Loan-to-value Ratios
2020	> 70%	< 70%	Total	% of Total

Debt service coverage ratios:
Greater than 1.20x	$6,845	$25,034	$31,879	93.4%
Less than 1.20x	963	1,275	2,238	6.6
Construction	—	12	12	—

Total	$7,808	$26,321	$34,129	100.0%

2019

Debt service coverage ratios:
Greater than 1.20x	$3,459	$26,388	$29,847	94.6%
Less than 1.20x	624	1,013	1,637	5.2
Construction	—	79	79	0.2

Total	$4,083	$27,480	$31,563	100.0%

115	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans and identification of mortgage loans in which the Company is a participant or co-lender in a mortgage loan agreement as of December 31, (in millions):

		Residential		Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total

2020
Recorded investment
Current	$—	$—	$657	$—	$31,922	$2,176	$34,755
30-59 days past due	$—	$—	$—	$—	$—	$—	$—
60-89 days past due	$—	$—	$—	$—	$—	$—	$—
90-179 days past due	$—	$—	$1	$—	$30	$—	$31
180+ days past due	$—	$—	$1	$—	$—	$—	$1
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$—	$6,206	$2,176	$8,382
2019
Recorded investment
Current	$—	$—	$992	$—	$29,478	$2,084	$32,554
30-59 days past due	$—	$—	$2	$—	$—	$—	$2
60-89 days past due	$—	$—	$—	$—	$—	$—	$—
90-179 days past due	$—	$—	$—	$—	$—	$—	$—
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$—	$6,071	$2,084	$8,155

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31,

	Mortgage Loans by Property Type (Commercial & Residential):
	2020	2019
	% of Total	% of Total

Office buildings	30.4%	30.9%
Shopping centers	22.8	24.0
Apartments	21.2	21.1
Industrial buildings	13.2	11.1
Other—commercial	10.5	9.8
Residential	1.9	3.1

Total	100.0%	100.0%

	Mortgage Loans by Geographic Distribution:
	2020		2019
	% of Total		% of Total
	Commercial	Residential	Commercial	Residential

South Atlantic	18.0%	16.0%	18.9%	15.1%
Pacific	19.8	42.8	19.2	45.3
South Central	12.2	7.4	12.8	6.8
Middle Atlantic	18.0	17.2	17.3	15.4
North Central	9.8	2.1	10.4	2.7
New England	7.3	6.7	7.0	5.8
Other	14.9	7.8	14.4	8.9

Total	100.0%	100.0%	100.0%	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	116

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

Pacific states are AK, CA, HI, OR and WA

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

Middle Atlantic states are PA, NJ and NY

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

New England states are CT, MA, ME, NH, RI and VT

Other comprises investments in Mountain states (AZ, CO, ID, MT, NV, NM, UT, and WY), Australia, Canada and United Kingdom.

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans are as follows (in millions):

	2020	2019
	Carrying Value	Carrying Value

Due in one year or less	$1,442	$635
Due after one year through five years	10,680	5,569
Due after five years through ten years	18,369	18,163
Due after ten years	4,156	8,074

Total	$34,647	$32,441

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed.

There were no amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates for the years ended December 31, 2020 or 2019.

Note 5—real estate

At December 31, 2020 and 2019, the Company’s directly owned real estate investments, were carried net of third party mortgage encumbrances. There were $690 million of third party mortgage encumbrances as of December 31, 2020, and $625 million for December 31, 2019.

117	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The directly owned real estate portfolio is diversified by property type and geographic region based on carrying value at December 31, as follows:

	Directly Owned Real Estate by Property Type:
	2020	2019
	% of Total	% of Total

Industrial buildings	50.7%	65.0%
Apartments	21.1	12.5
Office buildings	19.6	15.8
Retail	3.8	3.6
Mixed-use projects	2.4	2.2
Land under development	1.2	0.9
Income-producing land	1.2	0.0

Total	100.0%	100.0%

	Directly Owned Real Estate by Geographic Region:
	2020	2019
	% of Total	% of Total

Pacific	31.7%	37.3%
South Atlantic	27.3	23.3
South Central	15.8	10.4
Mountain	9.9	14.4
Middle Atlantic	9.4	6.8
North Central	5.9	7.8

Total	100.0%	100.0%

Note 6—subsidiary, controlled and affiliated entities

The Company holds interests in SCA entities which are reported as common stock or other long-term investments. The carrying value of investments in SCA entities at December 31, are shown below (in millions):

	2020	2019
Net carrying value of the SCA entities
Reported as common stock	$4,841	$4,900
Reported as other long-term investments	21,909	24,088

Total net carrying value	$26,750	$28,988

As of December 31, 2020 and 2019, no investment in a SCA entity exceeded 10% of the Company’s admitted assets, and the Company does not have any investment in foreign insurance subsidiaries.

The following tables provide information on the Company’s significant investments in non-insurance SCA entities reported as common stock, as well as information received from the NAIC in response to the filing of the common stock investments as of December 31 (in millions):

	2020
SCA Entities	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount
TIAA FSB Holdings, Inc.	100%	$3,141	$3,141	$—

TIAA-CREF Investment Horizon Annuity Prospectus	118

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	2020
SCA Entity	Type of NAIC Filing	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Resubmission Required Y/N
TIAA FSB Holdings, Inc.	Sub-2	8/27/2020	$3,605	Y	N

		2019
SCA Entities		Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount
TIAA FSB Holdings, Inc.		100%	$3,605	$3,605	$—

	2019
SCA Entity	Type of NAIC Filing	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Resubmission Required Y/N
TIAA FSB Holdings, Inc.	Sub-2	3/11/2019	$3,555	Y	N

The Company holds an interest in TIAA-CREF Life Insurance Company (“TIAA Life”), an insurance SCA entity, for which the audited statutory equity reflects NYDFS departures from NAIC SAP as noted below.

The deferred premium asset limitation results from the NYDFS Circular Letter No. 11 (2010), which prescribed the calculation and clarified the accounting for deferred premium assets when reinsurance is involved.

The Stable Value Separate Account (“SVSA”) products are accounted for at book value in accordance with New York Insurance Law (“NYIL”) Section 1414. The separate account liabilities for the benefits guaranteed under the contracts are carried at book value in accordance with NYIL section 4217, NYDFS Regulation No. 151. As of December 31, 2020, there were no remaining balances within the SVSA product and all contracts have been terminated.

The Department requires in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

The following table provides the monetary effect on net income and surplus as a result of using NYDFS prescribed accounting practices that differed from NAIC SAP, the amount of the investment in the insurance SCA per audited statutory equity and amount of the investment if the insurance SCA had completed statutory financial statements in accordance with NAIC SAP (in millions):

	2020
	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Audited Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements*
TIAA-CREF Life Insurance Company	$(1)	$7	$811	$818

*	Per NAIC SAP (without permitted or prescribed practices)

119	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	2019
	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Audited Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements*
TIAA-CREF Life Insurance Company	$1	$6	$514	$520

*	Per NAIC SAP (without permitted or prescribed practices)

During 2020 and 2019, had TIAA Life not departed from NAIC SAP a regulatory event would not have been triggered due to risk based capital.

The Company held bonds of affiliates at December 31, 2020 and 2019 of $341 million and $696 million, respectively.

As of December 31, 2020 and 2019, the net amount due to SCA entities was $643 million and $566 million, respectively. The net amounts are generally settled on a daily or monthly basis. These balances are reported in “Other assets” and “Other liabilities.” The Company has a subsidiary deposit program which allows certain subsidiaries the ability to deposit excess cash with the Company and earn daily interest. The deposits from this program are included in the net amount due to SCA entities and were $842 million and $798 million as of December 31, 2020 and 2019, respectively.

The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach as defined in SSAP 97, Investments in Subsidiary, Controlled and Affiliated Entities. The financial statements for the downstream non-insurance holding companies are not audited and the Company has limited the value of its investment in these non-insurance holding companies. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements. The Company’s carrying value in these downstream non-insurance holding companies is $6,695 million and $7,039 million as of December 31, 2020 and 2019, respectively. Significant holdings as of December 31, are as follows (in millions):

	2020	2019
Subsidiary	Carrying Value	Carrying Value
TIAA Global Ag Holdco LLC	$958	$953
TIAA Super Regional Mall Member Sub LLC	577	673
T-C Europe, LP	441	411
TIAA Infrastructure Investments, LLC	369	614
Occator Agricultural Properties, LLC	365	417
T-C Lux Fund Holdings LLC	352	327
T-C MV Member LLC	318	420
TGA APAC Fund Holdings, LLC	279	249
730 Power Development, LLC	263	292
NGFF Holdco, LLC	252	232
TIAA-Stonepeak Investments I, LLC	232	235
TGA MKP Member LLC	203	202
T-C Waterford Blue Lagoon LLC	197	196
TIAA Wind Investments LLC	186	184

TIAA-CREF Investment Horizon Annuity Prospectus	120

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	2020	2019
Subsidiary	Carrying Value	Carrying Value
TIAA GTR Holdco LLC	$157	$171
730 Transmission, LLC	112	—
Broadleaf Timberland Investments, LLC	110	101
TEFF Holdco LLC	103	84
730 Data Centers, LLC	80	92
TGA FC Investor Member LLC	78	69
TGA EastRidge Investor Member LLC	75	—
TGA MS Self Storage Investor Member LLC	73	78
L.A. Teak Holdings, LLC	69	—
Actoil Colorado, LLC	—	296
Other	846	743
Total	$6,695	$7,039

Note 7—other long-term investments

The components of the Company’s carrying value in other long-term investments are (in millions):

	2020	2019
Affiliated other invested assets	$21,909	$24,088
Unaffiliated other invested assets	8,922	7,344
Receivables for securities and derivative collateral	487	168
Total other long-term investments	$31,318	$31,600

As of December 31, 2020 and 2019, affiliated other invested assets consist primarily of investments through downstream legal entities in the following (in millions):

	2020	2019
Real estate	$6,934	$7,084
Operating subsidiaries and affiliates	5,347	5,357
Investment subsidiaries	3,984	5,344
Agriculture and timber	4,212	4,346
Energy and infrastructure	1,432	1,957
Total affiliated other invested assets	$21,909	$24,088

Of the $5,347 million and $5,357 million of operating subsidiaries and affiliates as of December 31, 2020 and 2019, $5,060 million and $5,139 million were attributed to Nuveen, LLC, TIAA’s largest subsidiary, respectively.

As of December 31, 2020 and 2019, unaffiliated other invested assets consist primarily of joint ventures.

The following table presents the OTTI recorded for the years ended December 31, (in millions) for other long-term investments for which the carrying value is not expected to be recovered:

	2020	2019	2018
OTTI	$487	$182	$661

121	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The following table presents the carrying value for other long-term investments denominated in foreign currency for the years ended December 31, (in millions):

	2020	2019
Other long-term investments denominated in foreign currency	$978	$1,186

Note 8—investments commitments

The outstanding obligation for future investments at December 31, 2020, is shown below by asset category (in millions):

	2021	In later years	Total Commitments
Bonds	$623	$97	$720
Stocks	37	30	67
Mortgage loans	549	—	549
Real estate	254	—	254
Other long-term investments	1,725	4,908	6,633
Total	$3,188	$5,035	$8,223

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of real estate and commercial mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. The funding of residential mortgage loan commitments is contingent upon the loan meeting specified guidelines including property appraisal reviews and confirmation of borrower credit. For other long-term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

Note 9—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in millions):

	2020	2019	2018
Bonds	$8,772	$8,748	$8,738
Stocks	121	159	79
Mortgage loans	1,388	1,407	1,268
Real estate	333	276	238
Derivatives	204	190	160
Other long-term investments	2,022	2,261	2,712
Cash, cash equivalents and short-term investments	3	9	8
Total gross investment income	12,843	13,050	13,203
Less investment expenses	(1,064)	(993)	(912)
Net investment income before amortization of IMR	11,779	12,057	12,291
Plus amortization of IMR	380	267	259
Net investment income	$12,159	$12,324	$12,550

TIAA-CREF Investment Horizon Annuity Prospectus	122

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write- downs due to OTTI for the years ended December 31, are as follows (in millions):

	2020	2019	2018
Bonds	$1,382	$34	$129
Stocks	46	(185)	102
Mortgage loans	—	—	(65)
Real estate	27	112	22
Derivatives	1	132	58
Other long-term investments	(538)	(207)	(649)
Cash, cash equivalents and short-term investments	10	—	18
Total before capital gains taxes and transfers to IMR	928	(114)	(385)
Transfers to IMR	(1,678)	(208)	(272)
Net realized capital losses less capital gains taxes, after transfers to IMR	$(750)	$(322)	$(657)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31, (in millions):

	2020	2019	2018
Other-than-temporary impairments:
Bonds	$261	$212	$126
Stocks	67	236	72
Mortgage Loans	1	—	55
Other long-term investments	487	182	661
Total	$816	$630	$914

Information related to the sales of long term bonds are as follows for the years ended December 31, (in millions):

	2020	2019	2018
Proceeds from sales	$13,528	$6,757	$6,831
Gross gains on sales	$1,656	$250	$307
Gross losses on sales	$71	$75	$79

The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Note 10—disclosures about fair value of financial instruments

Fair value of financial instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

123	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using a discounted cash flow analysis, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

Net Asset Value (“NAV”) practical expedient—TIAA has elected the NAV practical expedient for certain investments held by its separate account. These investments are excluded from the valuation hierarchy, as these investments are fair valued using their net asset value as a practical expedient since market quotations or values from independent pricing services are not readily available. The separate account assets that have elected the NAV practical expedient represent investments in limited partnerships and limited liability companies that invest in real estate properties. The fair value, determined by the NAV practical expedient, of these assets were $393 million and $312 million for the years ended December 31, 2020 and 2019, respectively, and total unfunded commitments were $677 million and $337 million for the years ended December 31, 2020 and 2019, respectively. For these investments, redemptions are prohibited prior to liquidation.

TIAA-CREF Investment Horizon Annuity Prospectus	124

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The following table provides information about the aggregate fair value for all financial instruments and their level within the fair value hierarchy as well as investments valued at their NAV, at December 31, 2020 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)
Assets:
Bonds	$226,697	$197,804	$1,665	$219,351	$5,681	$—
Common stock	802	802	487	—	315	—
Preferred stock	457	363	34	147	276	—
Mortgage loans	35,641	34,647	—	—	35,641	—
Derivatives	549	627	—	82	467	—
Other invested assets	100	76	—	100	—	—
Contract loans	1,493	1,493	—	—	1,493	—
Separate account assets	42,982	42,806	16,925	3,368	22,296	393
Cash, cash equivalents & short term investments	2,460	2,461	189	2,271	—	—
Total	$311,181	$281,079	$19,300	$225,319	$66,169	$393

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Net Asset Value (NAV)
Liabilities:
Deposit-type contracts	$3,254	$3,254	$—	$—	$3,254	$—
Separate account liabilities	42,724	42,724	—	—	42,724	—
Derivatives	495	500	—	495	—	—
Total	$46,473	$46,478	$—	$495	$45,978	$—

The following table provides information about the aggregate fair value for all financial instruments and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, 2019 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)
Assets:
Bonds	$206,635	$189,018	$1,049	$198,586	$7,000	$—
Common stock	757	757	509	—	248	—
Preferred stock	522	415	47	71	404	—
Mortgage loans	33,338	32,441	—	—	33,338	—
Derivatives	931	794	—	401	530	—
Other invested assets	96	76	—	96	—	—
Contract loans	1,803	1,803	—	—	1,803	—
Separate account assets	43,884	43,827	15,246	5,869	22,457	312
Cash, cash equivalents & short term investments	902	902	355	547	—	—
Total	$288,868	$270,033	$17,206	$205,570	$65,780	$312

125	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The following table provides information about the aggregate fair value for all financial instruments and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, 2019 (in millions):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Net Asset Value (NAV)
Liabilities:
Deposit-type contracts	$1,600	$1,600	$—	$—	$1,600	$—
Separate account liabilities	43,765	43,765	—	—	43,765	—
Derivatives	192	198	—	192	—	—
Total	$45,557	$45,563	$—	$192	$45,365	$—

The estimated fair values of the financial instruments presented above are determined by the Company using market information available as of December 31, 2020 and 2019. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock, preferred stock, and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies, exchange listed equities, and public real estate investment trusts. Bonds included in level 1 represent SVO-identified exchange traded funds that qualify for bond treatment, which are valued using quoted market prices. Cash included in Level 1 represents cash on hand.

Level 2 financial instruments

Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Preferred stocks included in Level 2 include those which are traded in an inactive market for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, commodity forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined

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internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Other invested assets in Level 2 are valued by a third party pricing vendor using primarily observable market inputs. Observable inputs include benchmark yields, reported trades, market dealer quotes, issuer spreads, two- sided markets, benchmark securities, bids, offers and reference data.

Separate account assets in Level 2 consist principally of short-term government agency notes and corporate bonds.

Cash equivalents included in Level 2 are valued principally by third party services using market observable inputs.

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Estimated fair value for privately traded common equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment. Included in Level 3 common stock is the Company’s holdings in the Federal Home Loan Bank of New York (“FHLBNY”) stock as described in Note 19 - FHLBNY Membership and Borrowings. As prescribed in the FHLBNY’s capital plan, the par value of the capital stock is $100 and all capital stock is issued, redeemed, repurchased, or transferred at par value. Since there is not an observable market for the FHLBNY’s stock, these securities have been classified as Level 3.

Preferred shares are valued using valuation and discounted cash flow models that require a substantial level of judgment.

Mortgage loans are valued using discounted cash flow models that utilize inputs which include loan and market interest rates, credit spreads, the nature and quality of underlying collateral and the remaining term of the loans.

Derivatives assets classified as Level 3 represent structured financial instruments that rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be corroborated by observable market data. Significant inputs that are unobservable generally include references to inputs outside the observable portion of credit curves or other relevant market measures. These unobservable inputs require significant management judgment or assumptions. Level 3 methodologies are validated through periodic comparison of the Company’s fair values to external broker-dealer values.

Contract loans are fully collateralized by the cash surrender value of underlying insurance policies and are valued based on the carrying value of the loan, which is determined to be its fair value, and are classified as Level 3.

Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent NAV of the partnership.

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Separate account liabilities are accounted for at fair value, except the TIAA Stable Value separate account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Deposit-type contracts include funding agreements used in an investment spread capacity. Fair value of funding agreements is determined by discounted cash flow analysis using funding agreement interest rates as of the reporting date. Other deposit-type contracts are valued based on the accumulated account value, which approximates fair value. All deposit-type contracts are classified as Level 3.

ASSETS AND LIABILITIES MEASURED AND REPORTED AT FAIR VALUE

The following table provides information about the aggregate fair value for financial instruments measured and reported at fair value and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, (in millions):

	2020
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets at fair value:
Bonds
U.S. Government	$—	$1,765	$—	$—	$1,765
Industrial and miscellaneous	1,665	146	90	—	1,901
Total bonds	$1,665	$1,911	$90	$—	$3,666
Common stock
Industrial and miscellaneous	$487	$—	$315	$—	$802
Total common stocks	$487	$—	$315	$—	$802
Preferred stock	$—	$—	$92	$—	$92
Total preferred stocks	$—	$—	$92	$—	$92
Derivatives
Interest rate contracts	$—	$21	$—	$—	$21
Foreign exchange contracts	—	240	—	—	240
Total derivatives	$—	$261	$—	$—	$261
Separate accounts assets	$16,901	$744	$22,296	$393	$40,334
Total assets at fair value	$19,053	$2,916	$22,793	$393	$45,155

Liabilities at fair value:
Derivatives
Foreign exchange contracts	$—	$338	$—	$—	$338
Credit default swaps	—	2	—	—	2
Total liabilities at fair value	$—	$340	$—	$—	$340

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	2019
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets at fair value:
Bonds
U.S. Government	$—	$1,393	$—	$—	$1,393
Industrial and miscellaneous	1,049	158	49	—	1,256
Total bonds	$1,049	$1,551	$49	$—	$2,649
Common stock
Industrial and miscellaneous	$509	$—	$248	$—	$757
Total common stocks	$509	$—	$248	$—	$757
Preferred stock	$—	$—	$28	$—	$28
Total preferred stocks	$—	$—	$28	$—	$28
Derivatives
Interest rate contracts	$—	$12	$—	$—	$12
Foreign exchange contracts	—	396	—	—	396
Total derivatives	$—	$408	$—	$—	$408
Separate accounts assets	$15,227	$4,158	$22,457	$312	$42,154
Total assets at fair value	$16,785	$6,117	$22,782	$312	$45,996

Liabilities at fair value:
Derivatives
Foreign exchange contracts	$—	$164	$—	$—	$164
Credit default swaps	—	3	—	—	3
Total liabilities at fair value	$—	$167	$—	$—	$167

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2020 (in millions):

	Balance at 1/1/2020	Transfers into Level 3		Transfers out of Level 3	Total gains & (losses) included in Net Income	Total gains & (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2020

Bonds	$49	$76	[a]	$—	$(12)	$(11)	$—	$1	$(6)	$(7)	$90

Common stock	248	—		—	13	3	4,954	—	(4,903)	—	315

Preferred stock	28	71	[b]	(26)[c]	2	(19)	60	—	(1)	(23)	92

Separate account assets	22,457	—		—	(101)	(763)	1,466	—	(761)	(2)	22,296
Total	$22,782	$147		$(26)	$(98)	$(790)	$6,480	$1	$(5,671)	$(32)	$22,793

(a)	The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b)	The Company transferred preferred stocks into Level 3 that were measured and reported at fair value.
(c)	The Company transferred preferred stocks out of Level 3 that were not measured and reported at fair value

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2019 (in millions):

	Balance at 1/1/2019	Transfers into Level 3		Transfers out of Level 3	Total gains & (losses) included in Net Income	Total gains & (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2019
Bonds	$100	$41	[a]	$(45)[b]	$(23)	$7	$16	2	$(46)	$(3)	$49
Common stock	195	—		—	(9)	10	1,652	—	(1,600)	—	248
Preferred stock	4	12	[c]	(18)[d]	—	—	30	—	—	—	28
Separate account assets	20,491	—		—	155	160	3,024	—	(1,757)	384	22,457
Total	$20,790	$53		$(63)	$123	$177	$4,722	2	$(3,403)	$381	$22,782

(a)	The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value.
(c)	The Company transferred preferred stocks into Level 3 that were measured and reported at fair value.
(d)	The Company transferred preferred stocks out of Level 3 that were not measured and reported at fair value.

The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

QUANTITATIVE INFORMATION REGARDING LEVEL 3 FAIR VALUE MEASUREMENTS

The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2020 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Fixed maturity securities:
Bank Loans	$45	Market Comparable	Credit analysis/market comparable	$75–$89	$79
RMBS	$2	Discounted cash Flow	Discount rate	3.1%	3.1%
ABS	$43	Discounted cash Flow	Discount rate	23.0%–25.0%	23.8%
Equity securities:
Common stock	$315	Market comparable	EBITDA multiple	4.2x–19.5x	11.4x
		Equity method	Book value multiple	1.0x	1.0x
		Market comparable	Credit analysis/market comparable	$260	$260
Preferred stock	$92	Market comparable	EBITDA multiple	6.4x–10.5x	8.1x
Separate account assets:
Real estate properties and real estate joint ventures	$22,894
Office properties		Income approach—discounted cash flow	Discount rate	5.5%–9.0%	6.7%
			Terminal capitalization rate	4.0%–8.3%	5.6%
		Income approach—direct capitalization	Overall capitalization rate	4.0%–8.0%	5.0%
Industrial properties		Income approach—discounted cash flow	Discount rate	5.2%–9.0%	6.6%
			Terminal capitalization rate	4.3%–7.3%	5.4%
		Income approach—direct capitalization	Overall capitalization rate	3.8%–7.0%	4.8%
Residential properties		Income approach—discounted cash flow	Discount rate	5.5%–7.8%	6.4%
			Terminal capitalization rate	4.3%–6.8%	5.1%
		Income approach—direct capitalization	Overall capitalization rate	3.8%–6.0%	4.6%
Retail properties		Income approach—discounted cash flow	Discount rate	5.0%–12.0%	6.8%
			Terminal capitalization rate	4.3%–9.4%	5.7%
		Income approach—direct capitalization	Overall capitalization rate	4.0%–11.5%	5.2%
Hotel properties		Income approach—discounted cash flow	Discount rate	10.3%	10.3%
			Terminal capitalization rate	7.8%	7.8%
		Income approach—direct capitalization	Overall capitalization rate	7.8%	7.8%

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Separate account real estate assets include the values of the related mortgage loans payable in the table below:

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Mortgage loans payable	$(2,411)
Office properties		Discounted cash flow	Loan to value ratio Equivalency rate	35.4%–54.9% 2.4%–3.3%	45.5 3.0	% %
			Loan to value ratio	35.4%–54.9%	45.5%
		Net present value	Weighted average cost of capital risk premium multiple	1.2–1.4	1.3
Industrial properties			Loan to value ratio	54.6%–59.2%	56.6%
		Discounted cash flow	Equivalency rate	3.3%	3.3%
			Loan to value ratio	54.6%–59.2%	56.6%
		Net present value	Weighted average cost of capital
			risk premium multiple	1.4–1.5	1.5
Residential properties			Loan to value ratio	29.6%–65.9%	48.2%
		Discounted cash flow	Equivalency rate	2.3%–3.2%	2.8%
			Loan to value ratio	29.6%–65.9%	48.2%
		Net present value	Weighted average cost of capital risk premium multiple	1.2–1.7	1.4
Retail properties			Loan to value ratio	40.2%–73.4%	47.6%
		Discounted cash flow	Equivalency rate	2.8%–4.2%	3.0%
			Loan to value ratio	40.2%–73.4%	47.6%
		Net present value	Weighted average cost of capital risk premium multiple	1.3–1.8	1.4

Separate account real estate assets include the values of the related loan receivable in the table below:

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Loan receivable	$1,563
Office properties		Discounted cash flow	Loan to value ratio Equivalency rate	50.6%–91.8% 3.5%–9.6%	77.2 6.6	% %
Industrial properties		Discounted cash flow	Loan to value ratio Equivalency rate	30.9%–90.2% 4.3%–12.7%	69.1 6.8	% %
Residential properties		Discounted cash flow	Loan to value ratio Equivalency rate	47.4%–74.7% 3.2%–7.0%	64.1 4.9	% %
Retail properties		Discounted cash flow	Loan to value ratio Equivalency rate	61.2%–86.2 5.4%–9.9%	68.7 6.3	% %

Separate account real estate assets include the values of the real estate operating business in the table below:

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Real estate operating business	$250	Discounted cash flow Market approach	Discount rate Terminal growth rate EBITDA multiple	6.5%–8.0% 2.0%–2.5% 13.9x

ADDITIONAL QUALITATIVE INFORMATION ON FAIR VALUATION PROCESS

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The procedures and framework for fair value methodologies are approved by the TIAA Valuation Committee. The Risk Management Valuation group is responsible for the determination of fair value in accordance with the procedures and framework approved by the TIAA Valuation Committee.

Risk Management Valuation (1) compares price changes between periods to current market conditions, (2) compares trade prices of securities to fair value estimates, (3) compares prices from multiple pricing sources, and (4) performs ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. Risk Management Valuation determines if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.

Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparable, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.

With respect to real property investments in TIAA’s Real Estate Account, each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent, third party appraiser, reviewed by the Company’s internal appraisal staff and as applicable, the Real Estate Account’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Real Estate Account.

Mortgage loans payable are valued internally by the Risk Management Valuation group, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market.

The loans receivable are valued internally by the Risk Management Valuation group, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The Real Estate Account continues to use the revised value after valuation adjustments for the loan receivable to calculate the Account’s daily NAV until the next valuation review.

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Note 11—restricted assets

The following tables provide information on the amounts and nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31, (in millions):

	2020
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$361	$—	$4	$—	$365	$395	$(30)	$—	$365	0.11%	0.11%
FHLB capital stock	181	—	—	—	181	104	77	—	181	0.05	0.06
On deposit with states	17	—	—	—	17	17	—	—	17	0.01	0.01

Pledged as collateral to FHLB (including assets backing funding agreements)	1,990	—	—	—	1,990	449	1,541	—	1,990	0.60	0.61

Pledged as collateral not captured in other categories	269	—	—	—	269	35	234	—	269	0.08	0.08

Other restricted assets	—	—	23	—	23	124	(101)	—	23	0.01	0.01
Total restricted assets	$2,818	$—	$27	$—	$2,845	$1,124	$1,721	$—	$2,845	0.86%	0.88%

	2019
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$363	$—	$32	$—	$395	$636	$(241)	$—	$395	0.12%	0.13%
FHLB capital stock	104	—	—	—	$104	82	22	—	104	0.03	0.03
On deposit with states	17	—	—	—	$17	17	—	—	17	0.01	0.01

Pledged as collateral to FHLB (Including assets backing funding agreements)	449	—	—	—	$449	0	449	—	449	0.14	0.14

Pledged as collateral not captured in other categories	35	—	—	—	$35	26	9	—	35	0.01	0.01

Other restricted assets	99	—	25	—	$124	224	(100)	—	124	0.04	0.04
Total restricted assets	$1,067	$—	$57	$—	$1,124	$985	$139	$—	$1,124	0.35%	0.36%

The pledged as collateral not captured in other categories represents derivative collateral the Company has pledged and collateral pledged associated with forward loan purchase agreements.

The other restricted assets represents preferred stocks held within the general account for which the transfer of ownership was restricted by contractual requirements and real estate deposits held within separate accounts.

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The following tables provide the collateral received and reflected as assets by the Company and the recognized obligation to return collateral assets as of December 31, (in millions):

	2020
Collateral Assets	Book/Adjusted Carrying Value (BACV)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets
General Account:
Cash, cash equivalents and short-term investments	$356	$356	0.12%	0.13%
Securities lending collateral assets	361	361	0.13%	0.13%
Total General Account Collateral Assets	$717	$717	0.25%	0.25%

Separate Account:
Securities lending collateral assets	$4	$4	0.01%	0.01%
Total Separate Account Collateral Assets	$4	$4	0.01%	0.01%

	2020
	Amount	% of Total Liabilities
Recognized Obligation to Return Collateral Asset (General Account)	$717	0.29%
Recognized Obligation to Return Collateral Asset (Separate Account)	$4	0.01%

	2019
Collateral Assets	Book/Adjusted Carrying Value (BACV)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets
General Account:
Cash, cash equivalents and short-term investments	$868	$868	0.32%	0.32%
Securities lending collateral assets	363	363	0.13%	0.13%
Total General Account Collateral Assets	$1,231	$1,231	0.45%	0.45%

Separate Account:
Securities lending collateral assets	$32	$32	0.07%	0.07%
Total Separate Account Collateral Assets	$32	$32	0.07%	0.07%

	2019
	Amount	% of Total Liabilities
Recognized Obligation to Return Collateral Assets (General Account)	$1,231	0.53%
Recognized Obligation to Return Collateral Asset (Separate Account)	$32	0.07%

The Company receives primarily cash collateral for derivatives. The Company reinvests the cash collateral or uses the cash for general corporate purposes.

Note 12—derivative financial instruments

The Company uses derivative instruments for economic hedging and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. The Company does not enter into derivative financial instruments with financing premiums.

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Counterparty and Credit Risk: Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis.

The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to OTC transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, are put in place with a majority of the Company’s derivative OTC-bilateral counterparties. The CSAs allow the Company’s mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. As of December 31, 2020 and 2019, counterparties pledged $356 million and $908 million, respectively, of cash collateral and margin to the Company.

The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2020 and 2019, the Company pledged the following collateral and margin to its counterparties (in millions):

	December 31,
	2020	2019
Cash collateral and margin	$253	$20
Securities collateral and margin	$9	$5

The amount of accounting loss the Company will incur if any party to the derivative contract fails completely to perform according to the terms of the contract and the collateral or other security, if any, for the amount due proved to be of no value to the Company is equal to the gross asset value and accrued interest receivable of all derivative contracts which, as of December 31, 2020 and 2019, were $713 million and $876 million, respectively.

Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating falls below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination requires immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features in a liability position on December 31, 2020 and 2019 were $265 million and $30 million, respectively, for which the Company posted collateral of $253 million and $20 million, respectively, through the normal course of business.

Derivative Types: The Company utilizes the following types of derivative financial instruments and strategies within its portfolio:

Interest Rate Swaps: The Company enters into interest rate swap contracts to economically hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. The Company does not apply hedge accounting for these derivatives instruments.

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Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. The Company applies hedge accounting to certain of these derivatives instruments and fair value accounting to the majority of these derivatives instruments.

Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. The Company does not apply hedge accounting for these derivatives instruments.

Purchased Credit Default Swap Contracts: The Company purchases credit default swaps to hedge against unexpected credit events on selective investments held in the Company’s investment portfolio. The Company pays a periodic fee in exchange for the right to put the underlying investment back to the counterparty at par upon a credit event by the underlying referenced issuer. Credit events are typically defined as bankruptcy, failure to pay, or certain types of restructuring. The Company does not apply hedge accounting for these derivatives instruments.

Written Credit Default Swaps used in Replication Transactions: Credit default swaps are used by the Company in conjunction with long-term bonds as replication synthetic asset transactions (“RSAT”). RSATs are derivative transactions (the derivative component) established concurrently with other investments (the cash component) in order to “replicate” the investment characteristics of another permissible instrument (the reference entity). The Company sells credit default swaps on single name corporate or sovereign credits, credit indices, or credit index tranches and provides credit default protection to the buyer. Events or circumstances that would require the Company to perform under a written credit default swap may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, debt restructuring, or default. The Company does not apply hedge accounting for these derivatives instruments.

Asset Swaps: The Company enters into asset swap contracts to hedge against inflation risk associated with its U.S. Treasury Inflation Protected Securities (TIPS). The Company also uses asset swap contracts in certain RSATs. For hedges of its TIPS, the Company pays all cash flows received from the TIPS security to the counterparty in exchange for fixed interest rate coupon payments. The Company applies hedge accounting for asset swaps used in hedging transactions, and does not apply hedge accounting for asset swaps used in RSATs.

Total Return Swaps: The Company enters into total return swap contracts in conjunction with long-term bonds as part of its RSAT strategy. The Company does not apply hedge accounting for these derivatives instruments.

Commodity Forward Contracts: The Company enters into forward contracts to sell crude oil at a specified price on a specified future date in order to economically hedge against the effect of fluctuations in crude oil prices on certain equity investments held in its investment portfolio. The Company does not apply hedge accounting for these derivatives instruments.

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The table below illustrates the change in net unrealized capital gains and losses and realized capital gains and losses from derivative instruments. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes (in millions):

	December 31, 2020		December 31, 2019		December 31, 2018
Qualifying hedge relationships	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)
Foreign currency swap contract	$(133)	$(1)	$(19)	$(5)	$19	$(2)
Total qualifying hedge relationships	(133)	(1)	(19)	(5)	19	(2)
Non-qualifying hedge relationships
Commodity forwards	—	—	—	—	18	(24)
Foreign currency swaps	(253)	112	(17)	22	493	15
Foreign currency forwards	(76)	(125)	(71)	108	115	47
Interest rate contracts	9	—	8	—	1	—
Purchased credit default swaps	—	—	—	—	4	(1)
Total non-qualifying hedge relationships	$(320)	$(13)	$(80)	$130	$631	$37
Derivatives used for other than hedging purposes	—	15	—	7	—	23
Total derivatives	$(453)	$1	$(99)	$132	$650	$58

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.

2.	Notional amount payment by the Company to Counterparty net of contractual recovery fee.

3.	Notional amount payment by the Company to Counterparty net of auction determined recovery fee.

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The Company will record an other-than-temporary impairment loss on a derivative position if an existing condition or set of circumstances indicates there is a limited ability to recover an unrealized loss.

The Company enters into replication transactions whereby credit default swaps have been written by the Company on credit indices, credit index tranches, or single name corporate or sovereign credits. Credit index positions represent replications where credit default swaps have been written by the Company on the Dow Jones North American Investment Grade Series of indexes (DJ.NA.IG). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. Index positions also represent replications where credit default swaps have been written by the Company on the Dow Jones North American High Yield Series of indexes (DJ.NA.HY). Each index is comprised of 100 high yield credits domiciled in North America and represents a broad exposure to the high yield corporate market.

The Company writes contracts on the “Senior” tranche of the Dow Jones North American Investment Grade Index Series 25, 27, 29, 31 and 33 (DJ.NA.IG.25, DJ.NA.IG.27, DJ.NA.IG.29, DJ.NA.IG.31 and DJ.NA.IG.33, respectively), whereby the Company is obligated to perform should the default rates of each index fall between 7%-15%. The Company also writes contracts on the “Super Senior” tranche of the Dow Jones North American High Yield Index Series 27 and 31 (DJ.NA.HY.27 and DJ.NA.HY.31, respectively), whereby the Company is obligated to perform should the default rates of each index fall between 35%-100%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts.

Information related to the credit quality of replication positions involving credit default swaps appears below. The values below are listed in order of their NAIC credit designation, with a designation of 1 having the highest credit quality based on the underlying asset referenced by the credit default swap (in millions):

		December 31, 2020			December 31, 2019
	Referenced Credit Obligation	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity
RSAT NAIC Designation
1 Highest quality	Single name credit default swaps	$—	$—	—	$—	$—	—
	Credit default swaps on indices	9,167	468	4	8,725	530	3
	Subtotal	9,167	468	4	8,725	530	3
2 High quality	Single name credit default swaps	—	—	—	—	—	—
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	—	—	—	—	—	—
3 Medium quality	Single name credit default swaps	—	—	—	—	—	—
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	—	—	—	—	—	—
Total		$9,167	$468	4	$8,725	$530	3

The table below illustrates derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Hedging instruments that utilize fair value accounting are shown as

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non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes.

		Summary of Derivative Positions
		(in millions)
		December 31, 2020			December 31, 2019
Qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Asset swaps	Assets	$—	$—	$—	$—	$—	$—
	Liabilities	1,210	—	(182)	1,210	—	(18)

Foreign currency swap contracts	Assets	37	3	5	274	9	11

	Liabilities	1,942	(158)	(157)	882	(32)	(26)
Total qualifying hedge relationships		$3,189	$(155)	$(334)	$2,366	$(23)	$(33)

Non-qualifying hedge relationships
Commodity forwards	Assets	$—	$—	$—	$—	$—	$—

	Liabilities	—	—	—	—	—	—

Interest rate contracts	Assets	166	21	20	116	12	12

	Liabilities	—	—	—	—	—	—

Foreign currency swaps	Assets	2,946	240	240	4,550	383	383

	Liabilities	3,163	(234)	(234)	2,451	(124)	(124)

Foreign currency forwards	Assets	148	—	—	789	13	13

	Liabilities	4,584	(104)	(104)	2,293	(40)	(40)

Purchased credit default swaps	Assets	—	—	—	—	—	—

	Liabilities	144	(2)	(2)	146	(3)	(3)

Total non-qualifying hedge relationships		$11,151	$(79)	$(80)	$10,345	$241	$241

Derivatives used for other than hedging purposes

Written credit default swaps	Assets	$9,067	$363	$467	$8,725	$378	$530

	Liabilities	100	(2)	1	—	—	—

Asset swaps and total return swaps	Assets	10	—	(1)	10	—	—

	Liabilities	—	—	—	—	—	—

Total derivatives used for other than hedging purposes		$9,177	$361	$467	$8,735	$378	$530
Total derivatives		$23,517	$127	$53	$21,446	$596	$738

For the year ended December 31, 2020 and 2019, the average fair value of derivatives used for other than hedging purposes, was $411 million and $521 million.

Note 13—separate accounts

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 is registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

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The TIAA Real Estate Account (“REA” or “VA-2”) is a segregated investment account organized on February 22, 1995, under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. VA-2 is registered with the Commission under the Securities Act of 1933 effective October 2, 1995. VA-2’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments easily converted to cash to maintain adequate liquidity.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 is registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

The TIAA Stable Value Separate Account (“TSV”) is an insulated, non-unitized separate account established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The separate account supports a flexible premium group deferred fixed annuity contract intended to be offered to employer sponsored retirement plans. The assets of this account are carried at book value.

In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Account	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Group deferred fixed annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

The Company’s separate account statement includes legally insulated assets as of December 31 attributed to the following products (in millions):

Product	2020	2019
TIAA Real Estate Account	$23,458	$27,803
TIAA Separate Account VA-3	15,658	13,239
TIAA Separate Account VA-1	1,218	1,112
TIAA Stable Value	2,472	1,673
Total	$42,806	$43,827

In accordance with the products recorded within the separate accounts, some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account.

The general account provides the REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. When the REA cannot fund participant requests, the general

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account will fund the requests by purchasing accumulation units in the REA. Under this agreement, the Company guarantees participants will be able to redeem their accumulation units at their accumulation unit value determined after the transfer or withdrawal request is received in good order.

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2020
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$1,215	$—	$4,077	$5,292
Reserves
For accounts with assets at:
Fair value	$—	$—	$40,105	$40,105
Amortized cost	2,385	—	—	2,385
Total reserves	$2,385	$—	$40,105	$42,490

By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with current surrender charge of 5% or less*	$2,385	$—	$—	$2,385
At fair value	—	—	40,105	40,105
Total reserves	$2,385	$—	$40,105	$42,490

*	Withdrawable at book value without adjustment or charge.

	2019
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$711	$—	$4,475	$5,186
Reserves
For accounts with assets at:
Fair value	$—	$—	$41,653	$41,653
Amortized cost	1,606	—	—	1,606
Total reserves	$1,606	$—	$41,653	$43,259

By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with current surrender charge of 5% or less*	$1,606	$—	$—	$1,606
At fair value	—	—	41,653	41,653
Total reserves	$1,606	$—	$41,653	$43,259

*	Withdrawable at book value without adjustment or charge.

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	2018
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$459	$—	$4,376	$4,835
Reserves
For accounts with assets at:
Fair value	$—	$—	$36,703	$36,703
Amortized cost	1,205	—	—	1,205
Total reserves	$1,205	$—	$36,703	$37,908

By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with current surrender charge of 5% or less*	$1,205	$—	$—	$1,205
At fair value	—	—	36,703	36,703
Total reserves	$1,205	$—	$36,703	$37,908

*	Withdrawable at book value without adjustment or charge.

The following is a reconciliation of transfers to (from) the Company to the separate accounts for the years ended December 31, (in millions):

	2020	2019	2018
Transfers reported in the Summary of Operations of the separate accounts statement:
Transfers to separate accounts	$5,631	$5,513	$5,124
Transfers from separate accounts	(8,343)	(4,355)	(4,682)
Reconciling adjustments:
Fund transfer exchange gain (loss)	(1)	—	—
Transfers reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$(2,713)	$1,158	$442

Note 14—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151 and Actuarial Guideline 33 for all other products.

Effective January 1, 2020 variable annuity reserving follow VM-21. During 2020, the Company elected the factor based alternative method under VM-21, which is an option allowed for variable annuity writers with no living benefits. This method is similar to the factor based alternative method used prior to 2020 in accordance with AG43. Given the similar methodology under VM-21 and AG43, there was no impact from the change in the reserve valuation basis. Effective December 31, 2020 reserves were also subject to the NYDFS floor

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prescribed under NYDFS Regulation 213, Principle-Based Reserving. The Company’s reported reserve for variable annuities as of December 31, 2020 is the greater of those prescribed under VM-21 and Regulation 213.

The Company has established policy reserves on deferred and payout annuity contracts issued January 1, 2001 and later that exceed the minimum amounts determined under Appendix A-820, “Minimum Life and Annuity Reserve Standards” of NAIC SAP. The excess above the minimum is as follows (in millions):

	December 31, 2020	December 31, 2019
Deferred and payout annuity contracts issued after 2000	4,118	4,156

The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves. This analysis reflected the requirements of the NYDFS Special Considerations Letter, which specifies certain requirements related to reserves and asset adequacy analysis. The Company determined that its reserves are sufficient to meet its obligations for the years ending December 31, 2020 and 2019.

For ordinary and collective life insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for the vast majority of issues on and after such date. Five-year renewable term policies issued on or after January 1, 1994 use the greater of unitary and segmented reserves, where each segment is equal to the term period. Annual renewable term policies and cost of living riders issued on and after January 1, 1994 uses the segmented reserves, where each segment is equal to one year in length.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total active lives disability waiver of premium reserve.

As of December 31, 2020 and 2019, the Company had $236 million and $285 million, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost are determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest is determined from the basic data.

Withdrawal characteristics of individual annuity reserves, group annuity reserves, and deposit-type contract funds for the years ended December 31, are as follows (in millions):

	2020
INDIVIDUAL ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to Discretionary Withdrawal:
At fair value	$—	$—	$22,799	$22,799	12.0%
At book value without adjustment (minimal or no charge or adjustment)	32,869	—	—	32,869	17.4%
Not subject to discretionary withdrawal	133,749	—	—	133,749	70.6%
Total (direct + assumed)	$166,618	$—	$22,799	$189,417	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$166,618	$—	$22,799	$189,417

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	2019
INDIVIDUAL ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to Discretionary Withdrawal:
At fair value	$—	$—	$24,890	$24,890	13.1%
At book value without adjustment (minimal or no charge or adjustment)	31,760	—	—	31,760	16.8%
Not subject to discretionary withdrawal	132,718	—	—	132,718	70.1%
Total (direct + assumed)	$164,478	$—	$24,890	$189,368	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$164,478	$—	$24,890	$189,368

	2020
GROUP ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to Discretionary Withdrawal:
At fair value	$—	$—	$17,293	$17,293	22.9%
At book value without adjustment (minimal or no charge or adjustment)	32,096	2,378	—	34,474	45.6%
Not subject to discretionary withdrawal	23,833	—	—	23,833	31.5%
Total (direct + assumed)	$55,929	$2,378	$17,293	$75,600	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$55,929	$2,378	$17,293	$75,600

	2019
GROUP ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to Discretionary Withdrawal:
At fair value	$—	$—	$16,750	$16,750	24.3%
At book value without adjustment (minimal or no charge or adjustment)	27,897	1,598	—	29,495	42.9%
Not subject to discretionary withdrawal	22,559	—	—	22,559	32.8%
Total (direct + assumed)	$50,456	$1,598	$16,750	$68,804	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$50,456	$1,598	$16,750	$68,804

	2020
DEPOSIT-TYPE CONTRACTS: (no life contingencies)	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to Discretionary Withdrawal:
At fair value	$—	$—	$12	$12	0.4%
At book value without adjustment (minimal or no charge or adjustment)	1,172	7	—	1,179	36.0%
Not subject to discretionary withdrawal	2,082	—	—	2,082	63.6%
Total (direct + assumed)	$3,254	$7	$12	$3,273	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$3,254	$7	$12	$3,273

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	2019
DEPOSIT-TYPE CONTRACTS: (no life contingencies)	General Account	Separate Account Guarantees	Separate with Account Nonguaranteed	Total	% of Total
Subject to Discretionary Withdrawal:
At fair value	$—	$—	$14	$14	0.8%
At book value without adjustment (minimal or no charge or adjustment)	1,140	7	—	1,147	70.8%
Not subject to discretionary withdrawal	460	—	—	460	28.4%
Total (direct + assumed)	$1,600	$7	$14	$1,621	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$1,600	$7	$14	$1,621

Note 15—management agreements

Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for certain subsidiaries and affiliates. Under management agreements, the Company provides investment advisory and administrative services for TIAA Life and administrative services to TIAA, FSB (“the Bank”) and VA-1. Additionally, the Company entered into a General Service and Facilities Agreements with Nuveen, LLC, for the Company to provide and receive general services at cost inclusive of charges for overhead.

As the common pay-agent, the Company allocated expenses of $1,894 million, $2,002 million and $2,122 million to its various subsidiaries and affiliates for the years ended December 31, 2020, 2019 and 2018, respectively. The expense allocation process determines the portion of the operating expenses attributable to each legal entity based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a legal entity.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization of TIAA, are provided at-cost by the Company and two of its subsidiaries, TIAA-CREF Investment Management, LLC (“TCIM”) and TIAA-CREF Individual and Institutional Services, LLC (“TC Services”). Such services are provided in accordance with an Administrative Service Agreement between CREF and the Company, an Investment Management Agreement between CREF and TCIM, and a Principal Underwriting and Distribution Services Agreement between CREF and TC Services (collectively the “CREF Agreements”). The Company is the common pay-agent for CREF and TC Services. The Company collects the distribution expense reimbursements from CREF and then remits those payments to TC Services. The administration and investment expenses incurred by the Company are included in operating expenses and offset against the related expense reimbursements received from CREF and Nuveen Services, respectively. The expense reimbursements under the CREF Agreements and the equivalent expenses, amounted to approximately $610 million, $566 million, and $613 million for the years ended December 31, 2020, 2019 and 2018, respectively.

TC Services maintains a Distribution Agreement with the Company under which TC Services is the principal underwriter and distributor for variable annuities issued by the Company. TC Services also maintains a Distribution Agreement with the Company under which TC Services is the distributor for proprietary and non-proprietary mutual funds. Such activities performed by TC Services are on a cost reimbursement basis. The Company paid $274 million, $259 million and $190 million for the years ended December 31, 2020, 2019 and 2018, respectively.

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Effective February 2019, the Company renewed a General Service Agreement whereby the Company provides general administrative services such as technology, marketing, finance, corporate overhead and individual advisory services to the Bank. Expense allocations to the Bank were $91 million, $105 million, and $109 million for the years ended December 31, 2020, 2019, and 2018, respectively.

Teachers Advisors, LLC (“Advisors”) provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Nuveen Securities, LLC (“Securities”), an indirect subsidiary of Nuveen, LLC, and TC Services distribute variable annuity contracts for VA-1, REA and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.

January 1, 2018, the Company entered into Investment Management Agreements with Advisors and Nuveen Alternatives Advisors, LLC, wholly-owned subsidiaries of Nuveen, LLC, to manage, at a negotiated fee, investments held within the Company’s General Account including investments owned by investment subsidiaries of the Company. The Company paid $210 million, $215 million and $219 million to Advisors and $269 million, $233 million and $212 million to Nuveen Alternatives Advisers, LLC, for the years ended December 31, 2020, 2019 and 2018, respectively.

January 1, 2018, the Company entered into an Omnibus Service Agreement with Nuveen, LLC, pursuant to which Nuveen, LLC directly or through its subsidiaries agreed to provide services complementary to investment management to the Company at cost, inclusive of charges for overhead. The Company paid $7 million to Nuveen, LLC for each of the years ended December 31, 2020, 2019 and 2018.

Effective January 1, 2019, the Company entered into a sublease agreement for certain leases and leasehold improvements with Nuveen Services, LLC. The Company makes the applicable lease payments on behalf of Nuveen Services, LLC and then allocates those costs. Under the sublease agreement, the Company allocated $16 million and $15 million to Nuveen Services, LLC for the years ended December 31, 2020 and 2019, respectively.

All services necessary for the operation of the REA are provided at-cost by the Company and TC Services. The Company provides investment management and administrative services for the REA in accordance with an Investment Management and Administrative Agreement. Distribution services for the REA are provided in accordance with a Distribution Agreement among TC Services, the Company and the REA (collectively the “Agreements”). The Company and TC Services receive payments from the REA on a daily basis according to formulae established annually and adjusted periodically for performance of these Agreements. The daily fee is based on an estimate of the at-cost expenses necessary to operate the REA and is based on projected REA expense and asset levels, with the objective of keeping the fees as close as possible to actual expenses attributable to operating the REA. At the end of each quarter, any differences between the daily fees paid and actual expenses for the quarter are added to or deducted from REA’s fee in equal daily installments over the remaining days in the immediately following quarter. Reimbursements collected under the Agreements amounted to approximately $140 million, $150 million, and $141 million for the periods ended December 31, 2020, 2019 and 2018, respectively.

Effective February 2018, the Company entered into a Service Agreement with the Bank, whereby the Bank provides general services in support of the Company’s and its subsidiaries’ activities at cost inclusive of charges for overhead. The Company paid $7 million, $11 million and $6 million to the Bank for the years ended December 31, 2020, 2019 and 2018, respectively.

The Bank services certain residential mortgage loans held by the Company. As of December 31, 2020 and 2019, the Company held $487 million and $734 million of residential mortgage loans serviced by the Bank, respectively.

TIAA-CREF Investment Horizon Annuity Prospectus	146

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The Company has a Cash Disbursement and Reimbursement Agreement with Nuveen Investments, an indirect subsidiary of Nuveen, LLC, whereby the Company provides cash disbursements and related services at cost. The Company allocated $118 million, $119 million, and $112 million to Nuveen Investments for the years ended December 31, 2020, 2019, and 2018, respectively.

The Company has a Cash Disbursement and Reimbursement Agreement with TIAA Endowment and Philanthropic Services (“TEPS”), an indirect subsidiary of TIAA, whereby the Company provides cash disbursements and related services at cost. The Company allocated $52 million, $63 million, and $64 million to TEPS for the years ended December 31, 2020, 2019, and 2018, respectively.

The Company has a Cash Disbursement and Reimbursement Agreement with TIAA-CREF Tuition Financing, Inc. (“TFI”), a subsidiary of the Company, whereby the Company provides cash disbursements and related services at cost. The Company allocated $83 million, $72 million, and $81 million to TFI for the years ended December 31, 2020, 2019, and 2018, respectively.

The Company has a Service Agreement with TIAA India, an indirect wholly-owned subsidiary of the Company, whereby TIAA India provides information technology and non-technology services for the Company and its affiliates. The Company paid $74 million, $68 million, and $56 million to TIAA India for the years ended December 31, 2020, 2019, and 2018, respectively.

Effective March 2018, the Company entered into a Technology Support and Services Agreement with MyVest Corporation (“MyVest”), a wholly-owned subsidiary of the Company, whereby MyVest provides project and program management services for the Company. The Company paid $30 million, $28 million, and $21 million to MyVest for the years ended December 31, 2020, 2019, and 2018, respectively. Effective December 2018, the Company agreed to provide MyVest administrative services for use in its day to day operations. MyVest reimbursed the Company for administrative services in the amount of $1 million for each of the years ended December 31, 2020 and 2019 and had no reimbursements for the year ended December 31, 2018.

The Bank provides Custody and Trustee Services for TIAA Institutional Retirement, Retiree Health and Retirement Choice Plus Plans as well as perform IRA Custodial services for an IRA and Investment Solutions IRA Agreements which is paid by bank fees. The Company paid $6 million, $5 million, and $5 million to the Bank for the years ended December 31, 2020, 2019, and 2018, respectively.

Effective January 1, 2021, the Company entered into a service and subcontracting agreement with TIAA Shared Services, LLC (“TSS”), a wholly-owned subsidiary of the Company. Under the agreement, TSS will serve as an internal administrative service provider for the Company as well as for CREF and the Company’s affiliates with existing administrative services agreements with the Company. The Company will pay to TSS compensation it receives (and TSS will reimburse the Company for disbursements it makes) relating to the provision of administrative services for the Company. The Company will also reimburse TSS at cost for administrative services provided in support of the Company’s insurance business and the fulfillment of its contractual obligation to provide such services to CREF and the Company’s affiliates. The Company will also provide to TSS any services necessary to conduct its operations, and TSS will reimburse the Company at cost for these services.

Note 16—federal income taxes

By charter, the Company is a stock life insurance company operating on a non-profit basis. However, the Company has been fully subject to federal income taxation as a stock life insurance company since January 1, 1998.

The application of SSAP No. 101 Income Taxes requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTA to an amount which is more likely than

147	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

not to be realized. Based on the weight of all available evidence, the Company has not recorded a valuation allowance on DTAs at December 31, 2020 or December 31, 2019.

Components of the net deferred tax asset/(liability) are as follows (in millions):

	12/31/2020			12/31/2019			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross deferred tax assets	$5,623	$596	$6,219	$6,009	$271	$6,280	$(386)	$325	$(61)
b) Statutory valuation allowance adjustments	—	—	—	—	—	—	—	—	—
c) Adjusted gross deferred tax assets (a–b)	5,623	596	6,219	6,009	271	6,280	(386)	325	(61)
d) Deferred tax assets non-admitted	2,767	131	2,898	2,847	—	2,847	(80)	131	51
e) Subtotal net admitted deferred tax asset (c-d)	2,856	465	3,321	3,162	271	3,433	(306)	194	(112)
f) Deferred tax liabilities	771	395	1,166	545	482	1,027	226	(87)	139
g) Net admitted deferred tax assets/(net deferred tax liability) (e–f)	$2,085	$70	$2,155	$2,617	$(211)	$2,406	$(532)	$281	$(251)

	12/31/2020			12/31/2019			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission calculation components SSAP No. 101
a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted gross dta expected to be realized (excluding the amount of DTA from (a) above after application of the threshold limitation. (the lesser of (b) 1 and (b) 2 below)	2,085	70	2,155	2,346	60	2,406	(261)	10	(251)
1. Adjusted gross DTA expected to be realized following the balance sheet date	2,085	70	2,155	2,346	60	2,406	(261)	10	(251)
2. Adjusted gross DTA allowed per limitation threshold	XXX	XXX	5,672	XXX	XXX	5,466	XXX	XXX	206
c) Adjusted gross DTA (excluding the amount of DTA from (a) and (b) above) offset by gross DTL	771	395	1,166	816	211	1,027	(45)	184	139
d) DTA admitted as the result of application of ssap no. 101. Total ((a)+(b)+(c))	$2,856	$465	$3,321	$3,162	$271	$3,433	$(306)	$194	$(112)

TIAA-CREF Investment Horizon Annuity Prospectus	148

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	2020	2019

Ratio Percentage Used to Determine Recovery Period and Threshold Limitation Amount	964%	930%

Amount Of Adjusted Capital And Surplus Used To Determine The Threshold Limitation In (b)2 Above (in millions)	$37,811	$36,441

	12/31/2020		12/31/2019		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital

Impact of Tax Planning Strategies: (in millions)

Determination of adjusted gross DTAs and net admitted DTAs, by tax character as a percentage

Adjusted gross DTAs amount from above	$5,623	$596	$6,009	$271	$(386)	$325

Percentage of adjusted Gross DTAs by tax character attributable to the impact of tax planning strategies	—%	—%	—%	—%	—%	—%

Net admitted adjusted gross DTAs amount from above	$2,856	$465	$3,162	$271	$(306)	$194

Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	14.70%	—%	10.34%	—%	4.36%	—%

The Company does not have tax planning strategies that include the use of reinsurance.

The Company has no temporary differences for which DTLs are not recognized.

Income taxes incurred consist of the following major components (in millions):

	2020	2019	2018

Current Income Tax:

Federal income tax expense (benefit)	$(352)	$(189)	$(330)

Foreign taxes	—	—	—

Subtotal	$(352)	$(189)	$(330)

Federal income taxes expense on net capital gains	439	204	431

Generation/(utilization) of loss carry-forwards	(87)	(15)	(101)

Intercompany tax sharing expense/(benefit)	(22)	(2)	(6)

Other	10	19	(17)

Federal and foreign income tax expense / (benefit)	$(12)	$17	$(23)

	12/31/2020	12/31/2019	Change

Deferred Tax Assets:

Ordinary:

Policyholder reserves	$595	$582	$13

Investments	463	608	(145)

Policyholder dividends accrual	383	397	(14)

Fixed assets	183	202	(19)

Compensation and benefits accrual	305	285	20

Net operating loss carry-forward	527	675	(148)

Other (including items < 5% of total ordinary tax assets)	622	551	71

Intangible assets-business in force and software	2,545	2,709	(164)

Subtotal	$5,623	$6,009	$(386)

Statutory valuation allowance adjustment	$—	$—	$—

Non-admitted	2,767	2,847	(80)

Admitted ordinary deferred tax assets	$2,856	$3,162	$(306)

149	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	12/31/2020	12/31/2019	Change

Capital:

Investments	$575	$251	$324

Real estate	21	20	1

Subtotal	$596	$271	$325

Statutory valuation allowance adjustment	—	—	—

Non-admitted	131	—	131

Admitted capital deferred tax assets	465	271	194

Admitted deferred tax assets	$3,321	$3,433	$(112)

Deferred Tax Liabilities:

Ordinary:

Investments	$513	$235	$278

Reserves transition adjustment	256	307	(51)

Other (including items < 5% of total ordinary tax liabilities)	2	3	(1)

Subtotal	$771	$545	$226

Capital:

Investments	395	482	(87)

Subtotal	$395	$482	$(87)

Deferred tax liabilities	$1,166	$1,027	$139

Net Deferred Tax:

Assets/Liabilities	$2,155	$2,406	$(251)

The provision for federal and foreign income taxes incurred differs from the amount obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2020 are as follows (in millions):

Description	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$477	21.00%
Dividends received deduction	(51)	(2.23)%
Amortization of interest maintenance reserve	(80)	(3.52)%
Statutory impairment of affiliated common stock	8	0.36%
Current year deferred only adjustments	(45)	(1.99)%
Tax effect of change in net unrealized capital gains & losses	(115)	(5.05)%
Other	(6)	(0.28)%
Total statutory income taxes	$188	8.29%

Federal and foreign income tax expense (benefit)—Ordinary	$(12)	(0.52)%
Federal and foreign income tax expense (benefit)—Capital	—	—%
Change in net deferred income tax charge (benefit)	200	8.81%
Total statutory income taxes	$188	8.29%

TIAA-CREF Investment Horizon Annuity Prospectus	150

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

As of December 31, 2020, the Company had the following net operating loss carry forwards (in millions):

Year Incurred	Net Operating Losses	Year of Expiration
2012	$1,021	2027
2014	357	2029
2015	859	2030
2017	274	2032
Total	$2,511

As of December 31, 2020, the Company has foreign tax credit carry forwards of $3 million generated in tax year 2015 and expiring in 2025.

As of December 31, 2020, the Company has no taxes available for recoupment in the event of future losses.

At December 31, 2020, and 2019, the Company has no capital loss carry forwards.

At December 31, 2020, the Company has general business credits of $33 million generated during the years 2004 to 2019 and expiring between 2024 to 2039.

The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Section 6603.

Beginning in 1998, the Company filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in tax-sharing agreements. Under the general agreement, which applies to all of the below listed entities except those denoted with an asterisk (*), current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

1)	730 Texas Forest Holdings, Inc.
2)	AMC Holding, Inc.
3)	Business Property Lending, Inc.
4)	CustomerOne Financial Network, Inc.
5)	Elite Lender Services, Inc.
6)	GreenWood Resources, Inc.
7)	MyVest Corporation
8)	ND Properties, Inc.
9)	NIS/R&T, Inc.*
10)	Nuveen Holdings, Inc.*
11)	Nuveen Holdings 1, Inc. *
12)	Nuveen Investments, Inc.*
13)	Nuveen Investments Holdings, Inc.*
14)	Nuveen Securities, LLC*
15)	Oleum Holding Company, Inc.
16)	T-C Europe Holding, Inc.
17)	T-C SP, Inc.
18)	Terra Land Company
19)	TIAA-CREF Life Insurance Company
20)	TIAA Board of Overseers

151	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

21)	TIAA-CREF Tuition Financing, Inc.
22)	TIAA Commercial Finance, Inc.
23)	TIAA FSB Holdings, Inc.
24)	TIAA, FSB
25)	Tygris Asset Finance, Inc.
26)	Tygris Commercial Finance Group, Inc.
27)	Westchester Group Asset Management, Inc.
28)	Westchester Group Farm Management, Inc.
29)	Westchester Group Investment Management Holding Company, Inc.
30)	Westchester Group Investment Management, Inc.
31)	Westchester Group Real Estate, Inc.

The companies denoted with an asterisk above (collectively, “Nuveen subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, Nuveen Holdings 1, Inc. makes payments to TIAA for amounts equal to the federal income payments that the Nuveen subgroup would be obliged to pay the federal government if the Nuveen subgroup had actually filed a separate consolidated tax return. Nuveen Holdings 1, Inc. is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the Nuveen subgroup could have carried back to a prior consolidated return year.

Amounts payable to the Company’s subsidiaries for federal income taxes are $27 million and $14 million at December 31, 2020 and 2019, respectively.

The Company’s tax years 2014 through 2016 are currently under examination by the Internal Revenue Service (“IRS”), and tax years 2017 through 2019 are open for examination.

Note 17—pension plan and post-retirement benefits

The Company maintains a qualified, non-contributory defined contribution money purchase plan covering substantially all employees, including employees of Nuveen Services, LLC and TIAA, FSB. All employee plan liabilities are fully funded through retirement annuity contracts. Contributions are made to each participant’s contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The statements of operations include contributions to the plan of approximately $57 million, $58 million and $53 million for the years ended December 31, 2020, 2019 and 2018, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

The Company previously provided pension benefits through an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees. The SERP provided an annual retirement benefit payable at normal retirement. The obligations of the Company under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets.

Contributions for a given period are equal to the benefit payments for that period. The benefit obligation and net periodic benefit cost of this plan for the years ended December 31, are as follows (in millions):

	SERP
	2020	2019	2018
Benefit obligation	$38	$38	$37
Net period benefit cost	$1	$2	$2

TIAA-CREF Investment Horizon Annuity Prospectus	152

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

In addition to the defined contribution plan and SERP, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The benefit obligation and net periodic benefit cost of this plan for the years ended December 31, are as follows (in millions):

	Post-retirement Benefits
	2020	2019	2018
Benefit obligation	$79	$75	$74
Net period benefit cost	$(1)	$(1)	$2

Note 18—repurchase and securities lending programs

Repurchase Program

The Company has a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. For repurchase agreements, the Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.

The Company has procedures in place to monitor the value of the collateral held and the fair value of the securities transferred under the agreements. If at any time the value of the collateral received from the counterparty falls below 95% of the fair value of the securities transferred, the Company is entitled to receive additional collateral from its counterparty. The Company monitors the estimated fair value of the securities sold under the agreements on a daily basis with additional collateral sent/obtained a necessary. If the counterparty were to default on its obligation to return the securities sold under the agreement on the repurchase date, the Company has the right to retain the collateral.

During the years ended December 31, 2020 and 2019, the Company engaged in certain repurchase transactions as cash taker. These transactions were “bilateral” in nature and the Company did not engage in any “Tri-party” repurchase transactions during the year. Additionally, there were no securities sold during the years ended December 31, 2020 and 2019 that resulted in default.

As of December 31, 2020 and 2019, the Company had no outstanding repurchase agreements.

Securities Lending Program

The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan; any additional collateral required due to changes in security values is delivered to the Company the next business day. Cash collateral received by the Company will generally be invested in high-quality short-term instruments or bank deposits.

As of December 31, 2020, the estimated fair value of the Company’s securities on loan under the program was $353 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2020, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $361 million included in “Payable for collateral for securities loaned”. This collateral received is cash and has not been sold or re-pledged as of December 31, 2020.

153	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Of the cash collateral received from the program, $361 million is held as cash as of December 31, 2020. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value

Open	$361	$361

Total collateral reinvested	$361	$361

As of December 31, 2019 the estimated fair value of the Company’s securities on loan under the program was $355 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2019, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $363 million included in “Payable for collateral for securities loaned.” This collateral received was cash and had not been sold or re-pledged as of December 31, 2019.

Of the cash collateral received from the program, $363 million was held as cash as of December 31, 2019. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value

Open	$363	$363

Total collateral reinvested	$363	$363

Note 19—Federal Home Loan Bank of New York membership and borrowings

The Company is a member of the FHLBNY. Through its membership, the Company has the ability to conduct business activity (“Advances”) with the FHLBNY. It is part of the Company’s strategy to utilize these funds to provide additional liquidity to supplement existing sources. The Company is required to pledge collateral to the FHLBNY in the form of eligible securities for all advances received. The Company considers the amount of collateral pledged to the FHLBNY as the amount encumbered by advances from the FHLBNY at a point in time. The Company has determined the estimated maximum borrowing capacity as about $16,315 million. The Company calculated this amount using 5% of total net admitted assets at the current reporting date

The following table shows the FHLBNY capital stock held in the general account as of December 31, (in millions):

	2020	2019
Membership stock—class A	$—	$—
Membership stock—class B	87	84
Activity stock	94	21
Excess stock	—	—
Total	$181	$105

There were no FHLBNY capital stock held in separate accounts as of December 31, 2020 and 2019.

Membership stock at December 31, 2020 and 2019, is not eligible for redemption.

The Company had $2,081 million and $460 million in funding agreements outstanding at December 31, 2020 and December 31, 2019 respectively.

TIAA-CREF Investment Horizon Annuity Prospectus	154

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The following table shows the maximum collateral pledged to FHLBNY in the general account during the year ending December 31, (in millions):

	2020			2019
	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral
Total	$4,460	$4,019	$4,124	$1,375	$1,333	$1,285

There was no collateral pledged to FHLBNY in the separate accounts during the years ended December 31, 2020 and 2019.

The following table shows the maximum borrowing from FHLBNY in the general account during the year ending December 31, (in millions):

	2020	2019

Debt	$2,114	$1,285

Funding agreements	2,010	—

Total	$4,124	$1,285

There were no borrowings from FHLBNY in the separate accounts during the year ended December 31, 2020 and 2019.

The following table shows the collateral pledged to FHLB in the general account as of December 31, 2020 and 2019 (in millions):

	2020			2019
	Fair Value	Carrying Value	Aggregate Total Borrowing	Fair Value	Carrying Value	Aggregate Total Borrowing
Total	$2,275	$1,990	$2,081	$492	$449	$460

There was no collateral pledged to FHLB in the separate account as of December 31, 2020 and 2019.

Note 20—capital and contingency reserves and shareholders’ dividends restrictions

The portion of contingency reserves increased or (reduced) by each item below for the years ended December 31 are as follows (in millions):

	2020	2019	2018

Net income	$604	$1,618	$1,453

Change in net unrealized capital gains (losses)	(678)	118	(359)

Change in asset valuation reserve	463	(1,063)	129

Change in net deferred income tax	(200)	(284)	(147)

Change in non-admitted assets	(301)	365	708

Change in post-retirement benefit liability	(8)	(8)	7

As of December 31, 2020 and 2019, the portion of contingency reserves represented by cumulative net unrealized gains was $1,938 million and $2,616 million, gross of deferred taxes, respectively.

155	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: On May 7, 2020, the Company issued surplus notes in an aggregate principal amount of $1,250 million. The notes bear interest at an annual rate of 3.300%, and have a maturity date of May 15, 2050. Proceeds from the issuance of the notes were $1,248 million, net of issuance discount. Interest on the notes is scheduled to be paid semiannually on May 15 and November 15 of each year through the maturity date.

The following table provides information related to the Company’s outstanding surplus notes as of December 31, 2020 (in millions):

Date Issued	Interest Rate	Original Issue Amount of Note	Carrying Value of Note Prior Year	Carrying Value of Note Current Year	Current Year Interest Expense Recognized	Life-To-Date Interest Expense Recognized	Life-To-Date Principal Paid	Date of Maturity

12/16/2009	6.850%	$2,000	$1,049	$1,049	$72	$791	$950	12/16/2039

09/18/2014	4.900%	1,650	1,649	1,649	81	484	—	09/15/2044

09/18/2014	4.375%*	350	349	349	15	92	—	09/15/2054

05/08/2017	4.270%	2,000	1,994	1,994	85	301	—	05/15/2047

05/07/2020	3.300%	1,250	—	1,249	22	22	—	05/15/2050

Total		$7,250	$5,041	$6,290	$275	$1,690	$950

*

The Company will bear interest at a fixed annual rate of 4.375% from and including September 18, 2014 to but excluding September 15, 2024 payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2015, then at an annual floating rate equal to Three-Month LIBOR plus 2.661% from and including September 15, 2024 to but excluding the date on which the Fixed-to-Floating Rate Notes are paid in full, payable quarterly, in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2024.

For the years ended December 31, 2020 and 2019, the Company did not have any related parties as holders of surplus notes or unapproved interest or principal. There were no amounts of current year interest offset or principal paid and the notes were not contractually linked. Surplus note payments are not subject to administrative offsetting and proceeds were not used to purchase assets directly from the holder of the note.

The instruments listed in the above table, are unsecured debt obligations of the type generally referred to as “surplus notes” and are issued in accordance with Section 1307 of the New York Insurance Law. The surplus notes are subordinated in right of payment to all present and future indebtedness, policy claims and other creditor claims of the Company and rank pari passu with any future surplus notes of the Company and with any other similarly subordinated obligations.

The notes were issued in transactions pursuant to Rule 144A under the Securities Act of 1933, as amended, and the notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company.

No subsidiary or affiliate of the Company is an obligor or guarantor of the notes, which are solely obligations of the Company. No affiliates of the Company hold any portion of the notes.

The notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the notes are not part of the legal liabilities of the Company. The notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s

TIAA-CREF Investment Horizon Annuity Prospectus	156

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus a pre-defined spread, plus in each case, accrued and unpaid interest payments on the notes to be redeemed to the redemption date.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company has not paid dividends to its shareholder.

Note 21—contingencies and guarantees

SUBSIDIARY AND AFFILIATE GUARANTEES:

At December 31, 2020, the Company has a financial support agreement with TIAA Life. Under this agreement, the Company will provide support so TIAA Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain TIAA Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA Life’s financial strength rating at least the same as the Company’s rating at all times. Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future. At December 31, 2020, the capital and surplus of TIAA Life was in excess of the minimum capital and surplus amount referenced, and its total adjusted capital was in excess of the referenced RBC-based amount calculated at December 31, 2020.

The Company has agreed that it will cause TIAA Life to be sufficiently funded at all times in order to meet all its contractual obligations on a timely basis including, but not limited to, obligations to pay policy benefits and to provide policyholder services. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA Life with recourse to or against any of the assets of the Company.

The Company has unconditionally guaranteed $1,000 million in 4.0% senior unsecured notes issued by Nuveen, LLC due in 2028. The Company agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Nuveen, LLC. The guarantee is made to/on behalf of a wholly-owned subsidiary, and as such the liability is excluded from recognition. The maximum potential amount of future payments the Company could be required to make under the guarantee as of December 31, 2020, is $1,320 million, which includes the future undiscounted interest payments. Should action under the guarantee be required, the Company would contribute cash to Nuveen, LLC, to fund the obligation, thereby increasing the Company’s investment in Nuveen, LLC, as reported in other invested assets. Based on Nuveen, LLC’s financial position and operations, the Company views the risk of performance under this guarantee as remote.

157	TIAA-CREF Investment Horizon Annuity Prospectus

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Additionally, the Company has the following agreements and lines of credit with subsidiaries, affiliates, and other related parties:

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA Life. $30 million of this facility is maintained on a committed basis with an expiration date of July 2, 2021. As of December 31, 2020, there were no balances outstanding.

The Company also provides a $1,000 million uncommitted line of credit to certain accounts of CREF and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. As of December 31, 2020, there were no balances outstanding. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1,000 million committed credit facility maintained with a group of banks.

The Company guarantees CREF transfers to the Company for the immediate purchase of lifetime payout annuities will produce guaranteed payments that will never be less than the amounts calculated at the stipulated interest rate and mortality defined in the applicable CREF contract.

The Company also provides a $300 million unsecured and uncommitted 364-day revolving line of credit arrangement with the Bank. This line has an expiration date of September 8, 2021. As of December 31, 2020, there were no balances outstanding.

The Company also provides a $100 million committed 364-day revolving line of credit arrangement with Nuveen, LLC. This line has an expiration date of December 23, 2021. As of December 31, 2020, there were no balances outstanding.

The Company also provides a $200 million unsecured revolving line of credit arrangement with TCMT II Originations TRS, LLC. This line has an expiration date of September 23, 2023. As of December 31, 2020, $74 million was outstanding.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at the accumulation unit value next determined after the transfer or withdrawal request is received in good order.

As of December 31, 2020, there are no outstanding liquidity units under the liquidity guarantee provided to REA by the Company.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees once VA-3 participants begin receiving lifetime annuity income benefits, monthly

TIAA-CREF Investment Horizon Annuity Prospectus	158

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

OTHER CONTINGENCIES:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas, examinations, or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; the SEC; federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”), seeking a broad range of information. The Company cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on the Company’s financial position.

Note 22—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 11, 2021, the date the financial statements were available to be issued.

159	TIAA-CREF Investment Horizon Annuity Prospectus

A15449 (5/21)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0.00
Printing and engraving	1,000.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	5,000.00
Miscellaneous	5,000.00

TOTAL EXPENSES	$16,000.00

*	Estimated.

Item 14. Indemnification of Directors and Officers.

The TIAA-CREF Life Insurance Company bylaws provide that the TIAA-CREF Life Insurance Company will indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the TIAA-CREF Life Insurance Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the TIAA-CREF Life Insurance Company, or is or was serving at the request of the TIAA-CREF Life Insurance Company as director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose that he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employee benefit plan or other enterprise, not opposed to, the best interests of the TIAA-CREF Life Insurance Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent the New York Department of Insurance not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Item 15. Recent Sales of Unregistered Securities

None.

TIAA-CREF Investment Horizon Annuity Prospectus

Item 16. Exhibits.

(1)	(A)	Principal Underwriter Distribution Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]
	(B)	Cash Disbursement and Reimbursement Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]
(2)		None
(3)	(A)	Charter of TIAA-CREF Life Insurance Company[9]
	(B)	Bylaws of TIAA-CREF Life Insurance Company [2]
(4)	(A)	TIAA-CREF Investment Horizon Annuity Contract[3]
	(B)	TIAA-CREF Investment Horizon Annuity Application[2]
	(C)	Endorsements to TIAA-CREF Investment Horizon Annuity Contract[7]
(5)		Legality Opinion and Consent of Ken Reitz, Esquire
(10)	(A)	Investment Management Agreement dated December 10, 1996, by and between Teachers Insurance and Annuity Association of America and TIAA Life Insurance Company[2]
	(B)	Amended and Restated Service Agreement by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 1, 1999[2]
	(C)	Financial Support Agreement between Teachers Insurance and Annuity Association of America on behalf of TIAA-CREF Life Insurance Company dated November 2, 1998[2]
	(D)	Tax Allocation Agreement dated January 1, 1998 by and among TIAA Board of Overseers, Teachers Insurance and Annuity Association of America and the direct and indirect subsidiaries of TIAA listed on Schedule A to the Agreement[2]
	(E)	Note Purchase Agreement dated as of April 2, 2001 by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company[7]
	(F)	Service Agreement dated as of December 11, 2001 by and between TIAA-CREF Tuition Financing, Inc. and TIAA-CREF Life Insurance Company[7]
	(G)	Distribution Agreement for TIAA-CREF Life Insurance Company Stable Value Separate Accounts dated as of May 10, 2012 by and between Teachers Personal Investors Services, Inc. and TIAA-CREF Life Insurance Company[7]
	(H)	Investment Management Agreement dated as of May 10, 2012 by and between Teachers Advisors, Inc. and TIAA-CREF Life Insurance[7]
	(I)	Master Independent Contractor Agreement between Teachers Insurance and Annuity Association of America and McCamish Systems, L.L.C. dated March 4, 2005[2]
	(J)	Service and Subcontracting agreement by and between Teachers Insurance and Annuity Association of America and TIAA Shared Services, LLC[12]
(14)		Code of Conduct of TIAA**
(21)		Subsidiaries of TIAA-CREF Life Insurance Company[4]
(23)		Consents of PricewaterhouseCoopers LLP**
(24)		Powers of Attorney[13]

*	To be filed by amendment
**	Filed Herewith

[1]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, filed December 9, 1998 (File No. 333-61761).

[2]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 13, 2008 (File No. 333-149714).

[3]	Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed July 18, 2008 (File No. 333-149714).

[4]	Incorporated by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed on April 26, 2010 (File No. 333-149714).

[5]	Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, filed on April 24, 2012 (File Nos. 333-145064 and 811-08963).

[6]	Incorporated by reference to the Registration Statement on Form N-6, filed on October 25, 2012 (File Nos. 333-183060 and 811-22659).

TIAA-CREF Investment Horizon Annuity Prospectus

[7]	Incorporated by reference to the Registration Statement on Form S-1, filed on March 23, 2016 (File No. 333-210342).

[8]	Incorporated by reference to the Post-Effective Amendment No. 14 to the Registration Statement on Form N-6, filed on April 27, 2017 (File Nos 333-128699 and 811-10393).

[9]	Incorporated by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed on April 27, 2018 (File No. 333-210342)

[10]	Incorporated by reference to the Registration Statement on Form N-6, filed on February 28, 2019 (File Nos. 333-229945 and 811-10393)

[11]	Incorporated by reference to the Post-Effective Amendment No. 15 to the Registration Statement on Form N-4, filed on April 29, 2019 (File Nos 333-145064 and 811-08963)

[12]	Incorporated by reference to the Post-Effective Amendment No. 16 to the Registration Statement on Form N-4, filed on April 27, 2021 (File Nos 333-145064 and 811-08963)

[13]	Incorporated by reference to the Post-Effective Amendment No. 16 to the Registration Statement on Form N-4, filed on April 27, 2021 (File Nos 333-145064 and 811-08963)

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

TIAA-CREF Investment Horizon Annuity Prospectus

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TIAA-CREF Investment Horizon Annuity Prospectus

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TIAA-CREF Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Charlotte, and State of North Carolina on the 27th day of April, 2021 .

TIAA-CREF LIFE INSURANCE COMPANY

By:	/S/ WILLIAM G. GREISSER
William G. Greisser
President and Chief Executive Officer

TIAA-CREF Investment Horizon Annuity Prospectus

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 27, 2021, in the capacities indicated.

* William G. Greisser	President and Chief Executive Officer

/S/ STACY EISENHAUER Stacy Eisenhauer	Chief Financial Officer (Principal Financial and Accounting Officer)

* William G. Greisser	Director

* Rashme Badwe	Director

* Christine E. Dugan	Director

* Bradley Finkle	Director

* Anne Dobkowski	Director

* Eric T. Jones	Director

* Oluseun Salami	Director

*	Signed by Kenneth W. Reitz, Esq. as attorney-in-fact pursuant to a Power of Attorney effective: March 30, 2020.

/S/ KENNETH W. REITZ
Kenneth W. Reitz, Esq. Attorney-in-fact

TIAA-CREF Investment Horizon Annuity Prospectus